AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR, DATED FEBRUARY 2, 2018

POGOTEC, INC.

4502 Starkey Road, Suite 109
Roanoke, Virginia 24018
844-704-0525
https://pogotec.com

$10,000,000 MINIMUM OFFERING AMOUNT (833,333 SHARES OF COMMON STOCK)

$32,000,000 MAXIMUM OFFERING AMOUNT (2,666,667 SHARES OF COMMON STOCK)

This is the initial public offering of securities of PogoTec, Inc., a Delaware corporation. We are offering a minimum of 833,333 and a maximum of 2,666,667 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price we expect to be between $11.00 and $13.00 per share (the “Offered Shares”). This offering will terminate on April 30, 2018, subject to extension for up to thirty (30) days with the mutual agreement of us and our Underwriter (as defined below); provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before April 30, 2018, or the end of the thirty (30) day extension, if exercised, then the Company will close on the minimum offering amount (the “Initial Closing”) and this offering will continue until the earlier of (i) the date which is sixty (60) days after the Initial Closing, or (ii) the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares, then we may hold one or more additional closings to sell additional Offered Shares (each, an “Additional Closing”), until the earlier of: (i) the sale of the maximum number of Offered Shares or (ii) the Termination Date.

Until we achieve the minimum offering amount, the proceeds for the offering will be kept in an escrow account. Upon achievement of the minimum offering amount and the closing on such amount, the proceeds from the minimum offering amount will be distributed to the Company and the associated Offered Shares will be issued to the investors in the Initial Closing. If the offering does not close for any reason, the proceeds for the offering will be promptly returned to investors, without deduction and generally without interest. Prime Trust, LLC will serve as the escrow agent (in such capacity, the “Escrow Agent”). The minimum purchase requirement per investor is 100 Offered Shares ($______); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

We have engaged W.R. Hambrecht + Co., LLC as the underwriter (the “Underwriter”) to offer the Offered Shares to prospective investors on a best efforts basis, and our Underwriter will have the right to engage such other Financial Industry Regulatory Authority, Inc. (“FINRA”) member firms as it determines to assist in the offering. We expect to commence the sale of the Offered Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”), is qualified by the United States Securities and Exchange Commission (the “SEC”). Prior to this offering, there has been no public market for our Common Stock. We have applied to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “POGO.” There is no assurance that this application will be approved. Our Common Stock will not commence trading on NASDAQ until (i) the minimum offering is closed, (ii) the offering is terminated, and (iii) we have filed a post-qualification amendment to the Offering Statement, and a registration statement on Form 8-A (“Form 8-A”) under the Exchange Act of 1934, as amended (the “Exchange Act”) and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective.

Effective January 22, 2018, pursuant to authority granted by our stockholders, we implemented a 1-for-2 reverse split of our issued and outstanding common stock and preferred stock (the “Reverse Stock Split”). The number of authorized shares remains unchanged. All share and per share information has been retroactively adjusted to reflect the Reverse Stock Split for all periods presented, unless otherwise indicated.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should carefully consider in connection with an investment in our Common Stock.

	Gross Proceeds	Underwriting Discount and Commissions(1)	Proceeds to Issuer(2)
Total Minimum	$10,000,000	$650,000	$9,350,000
Total Maximum	$32,000,000	$2,080,000	$29,920,000

(1)	We have agreed to reimburse certain expenses to our Underwriter. We have also agreed to issue warrants to our Underwriter, upon each closing of this offering, to purchase Common Stock equal to 3% of the total Common Stock sold in such offering. Please refer to the section entitled “Underwriting” in this Offering Circular for additional information regarding total Underwriter compensation.

(2)	Excludes estimated total offering expenses, which will be approximately $500,000.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ___________, 2018.

POGOCAM

Discover the world from your point of view.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company, including estimates and other statistical data, are based on information from various public sources. Although we believe that this data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involves a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “PogoTec”, “we”, the “Company”, “our” and “us” refer to PogoTec, Inc. References to the “board”, the “board of directors”, the “Board” or the “Board of Directors” means the board of directors of PogoTec, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some, but not all, cases, you can identify forward-looking statements by terms such as “anticipate”, “assume”, “believe”, “could”, “estimate”, “expect”, “intend”, “goal”, “may”, “might”, “objective”, “plan”, “possible”, “potential”, “project”, “should”, “strategy”, “will” and “would” or the negatives of these terms or other comparable terminology.

Our forward-looking statements may include, without limitation, statements with respect to:

●	future transactions;

●	future products;

●	the availability of, and terms and costs related to, future borrowing and financing;

●	estimates of future sale;

●	estimates regarding amount of funds we will need to fund our operations for specified periods;

●	estimates regarding potential cost savings and productivity; and

●	our listing, and the commencement of trading of our Common Stock, on the NASDAQ, and the timing thereof.

The cautionary statements set forth in this Offering Circular, including those set forth in the “Risk Factors” section and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, except as required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements. For the reasons set forth above, you should not place undue reliance on forward looking statements in this Offering Circular.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in our Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision.

Company Information

We were incorporated under the laws of the State of Delaware on November 3, 2014 as Photo Eyewear, Inc. We changed our name to PogoTec, Inc. on June 3, 2015. Our principal executive office is located at 4502 Starkey Road, Suite 109, Roanoke, Virginia 24018, and our telephone number is (844) 704-0525. We also have an office located at 2043 Westcliff Drive, Suite 303, Newport Beach, California 92660. Our website address is https://pogotec.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Our Business

We seek to transform the way consumers capture and share images and videos from their surroundings, by innovating interactive, sophisticated and accessible technology solutions that unobtrusively enhance consumers’ daily lives. As the smartphone and the selfie camera innovated photography, our first product, PogoCam, offers a new medium of photography with unique technological and design advantages. PogoCam is an ultra-compact, wearable camera that allows users to capture photos and high definition (HD) video (720p at 30 frames per second) with audio from their point of view without having to fumble for a phone or wear large, unsightly cameras attached to equally unsightly headgear. PogoCam allows consumers to experience the moment instead of missing out by staring at their screens.

Front view of PogoCam

PogoCam is always at the ready when a consumer wants to use it, but can be easily detached and stored for times when a camera is not needed or appropriate. PogoCam is attachable to virtually all eyewear via our PogoLoop or PogoTrack accessories. Unlike other wearable cameras, our product is designed to maintain personal preferences, allowing a consumer to choose virtually any fashion of eyewear that suits their own particular style. As such, PogoCam is well positioned to compete in today’s red-hot image capture market. InfoTrends estimates that 1.2 trillion digital photos will be taken worldwide in 2017, which is 100 billion more photos than were taken in 2016.

We have been able to secure a granted US patent relevant to our PogoTrack platform that allows PogoCam and over 100 other electronics devices to attach and detach magnetically to eyewear having a PogoTrack.  We have presently initially licensed PogoTrack to three global frame manufacturers, namely, ClearVision Optical, FGX International and Argus Vision. We anticipate licensing other frame manufacturers and device manufacturers in 2018 in order to develop PogoTrack as a proprietary platform on eyewear. We plan to leverage our PogoTrack platform for future product offerings, including a second generation PogoCam and a consumer focused augmented reality system that is under development.

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We believe that through this unique form of self-capture, point-of-view imagery, we will create an engaged and enthusiastic user base that will be interested in PogoCam and our future products. Even though PogoCam was just released on November 16, 2017, as of January 5, 2018, we had already garnered interest from over 232,000 organic followers on our social network pages and email database. We expect to convert some of these followers into customers for PogoCam and our future products. We have committed and continue to commit substantial resources to research, develop and protect the intellectual property for our innovations. Our future product focus is with augmented reality and wireless power. We have been granted three utility patents in the United States, four utility patents in Taiwan, 11 design patents in Australia, two design patents in the European Union, and one design patent in China. We have numerous other patent applications on file in the U.S. and around the world.

PogoCam has already received positive industry recognition. It won first place in the wearables category in the IHS Markit Innovation Awards at CES 2017 and was the subject of the 2017 Gold Stevie award for New Product or Service Introduction of the Year. PogoCam was featured on the NBC Today Show and recognized as one of five technology products to follow in 2017, and has been mentioned in articles appearing in dozens of global media publications. We first launched PogoCam on November 16, 2017. As of January 31, 2018, we had shipped approximately $814,000 worth of products, or sold over 6,000 units of PogoCam. Of the approximately 6,000 units of PogoCam shipped as of January 31, 2018, approximately 4,500 units were sold through our ecommerce site and Amazon.com, 1,360 units were shipped through our optical retail and eyecare professionals channel partner, ClearVision Optical, and 200 units were shipped to Ritz Camera, a big box and specialty retailer. In 2018, we anticipate further expanding the verticals through which PogoCam will be sold to include traditional brick and mortar retail locations, other big box retailers, and more optical shops and specialty stores in the U.S. We also anticipate selling PogoCam in Europe through our ecommerce site and at retail locations, and also selling PogoCam through Alibaba.com in China.

Recent Developments

We launched PogoCam on November 16, 2017. As of January 31, 2018, we had shipped approximately $814,000 worth of products, or sold over 6,000 units of PogoCam. In addition, during this time period, we added Amazon.com as sales channel for PogoCam and began selling PogoCam on Amazon.com. PogoCam’s manufacturing, distribution and supply chain proved its ability to keep up with sales demand and we successfully initiated our customer care department during the same period. Most recently, as of December 22, 2017, Apple approved our PogoCam iOS app, which is now available in the iTunes store. Thus, as of December 22, 2017, we began selling, for the first time, a fully-functional PogoCam product that works with an iOS or android app.

We raised $2,000,000 through a secured promissory note and warrant financing, which closed on November 2, 2017. The notes are secured by all of our intellectual property and accrue simple interest at a rate of 13% per annum. Principal and interest on the notes will become due and payable the earliest of (i) ten days after demand by the investor made after November 1, 2018; (ii) upon the consummation of a sale transaction; or (iii) a liquidation or dissolution of the Company. The warrants are exercisable for Common Stock, have a 7-year term, provide for net (or cashless) exercise, and have an exercise price of $5.09 per share (as adjusted to $10.18 per share to reflect the Reverse Stock Split). The warrant coverage amount is 20% of the original principal amount of each note purchased and the purchase price for each warrant is a hundredth of one percent (0.0001) of the principal underlying the corresponding note. In the event that the Company does not pay the then outstanding principal and accrued interest on the notes in full within ten days after demand is made by the investor after November 1, 2018, the warrant coverage will increase to 25%

On November 3, 2017, we repaid $293,050 of the short term loans provided by Ronald Blum and Brendan Sheil from the proceeds of the secured promissory note and warrant financing described above.

On December 5, 2017, Brendan Sheil loaned an additional $50,000 to the Company.

On December 20, 2017, Brendan Sheil loaned an additional $62,500 to the Company.

On January 31, 2018, we entered into an amended and restated promissory note with Brendan Sheil whereby, (i) the aggregate principal amounts on the outstanding notes were combined into a single promissory note of $260,550 and (ii) the maturity date of the promissory note was extended to March 31, 2018.

On January 31, 2018, we entered into an amended and restated promissory note with Ronald Blum whereby the maturity date of the $145,000 was extended to March 31, 2018.

On January 31, 2018, Ronald Blum loaned the Company $32,500.

On February 1, 2018, John McDougall loaned the Company $32,500.

On February 1, 2018, an investor loaned the Company $100,000.

In order to obtain additional working capital needed to finance the Company, in December 2017, our Board approved a financing of up to $4,000,000 through the issuance of “Simple Agreements for Future Equity” or “SAFE” agreements (the “SAFE Agreements”), pursuant to which investors will purchase the right to acquire the Company’s equity securities in the future upon the occurrence of certain events. The investment amount under the SAFE Agreements will automatically, upon qualification and approval of the Offering Statement, convert into our Common Stock at the lesser of 77% of the offered price hereunder or $7.50 (the “SAFE Shares”).  As of January 31, 2018, we had raised an amount of $405,000 pursuant to the SAFE Agreements.

Effective January 22, 2018, pursuant to authority granted by our stockholders, we implemented a 1-for-2 reverse split of our issued and outstanding common stock and preferred stock (the “Reverse Stock Split”). The number of authorized shares remains unchanged. All share and per share information has been retroactively adjusted to reflect the Reverse Stock Split for all periods presented, unless otherwise indicated.

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Risk Factors Summary

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this Offering Circular. You should carefully consider these risks before making an investment. Some of these risks include:

●	Because we have a limited operating history, have not generated significant revenue, and just launched our first product, our ability to fully and successfully develop our business and the market’s reception of our products is unknown;

●	We engage in related party transactions, which may result in conflicts of interest involving our management;

●	Our future success depends on our ability to build the value and reputation of our brand;

●	There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to service our existing debt obligations, implement our business plan and grow our business;

●	Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business. Additional capital may also dilute your ownership;

●	Our inability to protect our intellectual property rights could diminish the value of our products, weaken our competitive position and reduce our future revenue;

●	Our business may suffer if it is alleged or determined that our technology or another aspect of our business infringes the intellectual property rights of others;

●	To be competitive in our industry and stimulate customer demand, we must, in addition to successfully selling our PogoCam, successfully manage frequent product introductions and transitions;

●	If we fail to keep pace with changing technologies, our business and results of operations may be materially adversely affected;

●	Limited availability of the PogoCam smartphone application could affect PogoCam sales and our financial condition;

●	We expect that our products will likely experience rapidly declining unit prices and we may not be able to offset that decline with production cost decreases or higher unit sales;

●	Failure to adequately protect customer data could harm our brand and our reputation in the marketplace and expose us to lawsuits;

●	We will rely on third-party suppliers, some of which are sole-source suppliers, to provide components for our products;

●	The consumer electronics industry is subject to significant fluctuations in the availability of components. If we do not properly anticipate the need for critical components, we may be unable to meet the demands of our customers and end-users;

●	Our business may expose us to product liability claims for damages resulting from the design or manufacture of our products. Product liability claims, whether or not we are ultimately held liable for them, could have a material adverse effect on our business and results of operations;

●	A significant number of merchandise returns for both product satisfaction and warranty claims could harm our business, financial condition and results of operations;

●	Unavailability of our products or key product features during holiday seasons may negatively affect sales and our overall financial condition;

●	Our significant indebtedness could materially adversely affect our results of operations and financial condition;

●	We have, in the past, failed to maintain certain financial liquidity requirements under our revolving credit facility with Square 1 Bank (as defined herein), which constitutes an event of default under the revolving facility agreement. Square 1 Bank, as lender, has certain rights in the event of our default, the exercise of which could have a material adverse effect on our financial condition and ability to operate our business. Although the lender has waived our past defaults, there can be no assurance that they will continue do so in the event of future defaults;

●	Holders of our outstanding debt have broad remedies in the event of default;

●	Our credit facility with Square 1 Bank is supported by standby letters of credit and pledged accounts issued by certain stockholders of the Company. In connection therewith, we granted such stockholders a security interest in all of our intellectual property;

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●	We rely on highly skilled personnel and if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively;

●	Certain of our personnel may be subject to non-compete or confidentiality restrictions that may reduce their ability to provide services to us, which could limit our ability to innovate or may require that we enter into agreements with third parties with respect to the services provided by our personnel;

●	Most of our current officers and directors have little or no experience managing a public company, which may inhibit our ability to successfully implement our business plan;

●	There has been no public market for our Common Stock prior to this offering, and an active market in which investors can resell their shares of our Common Stock may not develop;

●	Investors in this offering will experience immediate and substantial dilution;

●	The market price of our Common Stock may fluctuate, and you could lose all or part of your investment;

●	There is no assurance that our application to list on NASDAQ will be approved and, if approved for listing, we may still experience a delay in the initial trading of our Common Stock on NASDAQ;

●	NASDAQ may delist our Common Stock from trading on its exchange, which could limit stockholders’ ability to trade our Common Stock;

●	We have never declared dividends, and we do not intend to declare or pay any dividends on our capital stock in the near future. As such, our stockholders will not be able to receive a return on their investment unless they sell their securities, which may not be on favorable terms or possible;

●	Because we do not currently have an audit committee, stockholders will have to rely on our board of directors, a majority of whom are not independent, to perform audit-related functions;

●	Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions;

●	Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter, publicly report on an ongoing basis as an “emerging growth company” under the Exchange Act rules. Should we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies;

●	The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate;

●	We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives;

●	If we fail to implement and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud and may fail to comply with SEC rules;

●	Future issuances of our Common Stock or securities convertible into our Common Stock, the exercise of existing or future options or warrants for Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding;

●	The rights of holders of Common Stock may be impaired by the possible future issuance of preferred stock;

●	Our management has broad discretion as to the use of certain of the net proceeds from this offering; and

●	If our Common Stock becomes subject to penny stock rules, it would become more difficult to trade our Common Stock.

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THE OFFERING

Issuer:	PogoTec, Inc.

Securities offered:	A minimum of 833,333 and a maximum of 2,666,667 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price of $12.00 per share which is the midpoint of the price range set forth on the cover page of this Offering Circular (the “Offered Shares”).

Common Stock outstanding before the offering(1)(2)(3):	7,824,246 shares as of January 29, 2018

Common Stock that will be outstanding after the offering(1):	_________ shares, if the minimum amount of Offered Shares are sold, and _________ shares, if the maximum amount of Offered Shares are sold

Price per share:	$12.00 (which is the midpoint of the price range set forth on the cover page of this Offering Circular)

Minimum offering amount:	833,333 shares at $12.00 per share (which is the midpoint of the price range set forth on the cover page of this Offering Circular), or $10,000,000

Maximum offering amount:	2,666,667 shares at $12.00 per share (which is the midpoint of the price range set forth on the cover page of this Offering Circular),, or $32,000,000

Proposed listing:	We have applied to list our Common Stock on the NASDAQ capital market (“NASDAQ”) under the symbol “POGO.” If our application to list on NASDAQ is approved, our Common Stock will not commence trading on NASDAQ until all of the following conditions are met: (i) the minimum offering amount is closed; (ii) the offering is terminated; and (iii) we have filed a post-qualification amendment to the Offering Statement, and the Form 8-A is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the offering in order that the Form 8-A may become effective as soon as practicable.

Use of proceeds:	If we sell all of the Offered Shares, our net proceeds (after underwriting discount and commissions and our estimated other offering expenses) will be $29,420,000. We will use these net proceeds for research and development, product manufacturing, marketing activities, repayment of certain of our short-term, non-interest bearing loans, all of which have been provided by related parties, and general corporate working capital. See “Use of Proceeds” on page 19.

Risk factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7.

(1)	The Common Stock is comprised of:

2,731,023 shares of outstanding Common Stock.

499,900 shares of Common Stock issuable upon conversion of our Series A Preferred Stock.

515,829 shares of Common Stock issuable upon conversion of our Series A-1 Preferred Stock.

573,760 shares of Common Stock issuable upon conversion of our Series B Preferred Stock.

1,938,363 shares of Common Stock issuable upon exercise of warrants to purchase our Common Stock and Preferred Stock held.

1,537,981 shares of Common Stock issuable upon exercise of options held and 27,390 shares of Common Stock reserved for issuance pursuant to our 2015 Plan (as defined herein).

(2)

The Common Stock does not include the SAFE Shares, shares issuable pursuant to the convertible promissory note dated July 8, 2016 or shares reserved for issuance pursuant to our 2018 Plan (as defined herein).

(3)	We executed the Reverse Stock Split on January 22, 2018. Unless otherwise stated all share prices and quantities are post-split.

●	Prior to the Initial Closing, we expect all shares of our current Preferred Stock to convert into shares of our Common Stock. The effects of such conversion are not reflected throughout this Offering Circular.

●

All of our outstanding warrants, except the Common Stock warrants with an exercise price of $5.09 (as adjusted to $10.18 per share to reflect the Reverse Stock Split) per share issued since November 1, 2017 which are exercisable for 502,255 shares in total (post the Reverse Stock Split), will be net exercised into shares of our Common Stock prior to the Initial Closing, pursuant to their terms. Three of our warrants issued in November 2017 are subject to variable warrant coverage amounts between 22% and 35% depending on the fair market value of our Common Stock on the date of exercise. We have included these warrants in the number above based on a 30% warrant coverage amount.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment.

Risks Relating to Our Business and Industry

Because we have a limited operating history, have not generated significant revenue and just launched our first product, our ability to fully and successfully develop our business and the market’s reception of our products is unknown.

We were incorporated on November 3, 2014, and have a limited operating history from which investors can evaluate our business. We launched our first product, PogoCam, on November 16, 2017, and, as of January 31, 2018, had shipped approximately $814,000 worth of products, or sold over 6,000 units of PogoCam. Given our limited operating history and recent product launch, our ability to successfully develop our business and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. We do not expect to generate significant revenue in the short-term, and the technology and products we have developed and continue to develop may not perform as designed. For us to achieve success, our products must receive broad market acceptance. We have completed significant market studies and analysis to determine the general acceptance of our products, however, since we have just recently launched our first product, we do not yet have enough information to accurately assess how consumers will react. Without broad market acceptance, we will not be able to generate sufficient revenue to continue our business operations. If our products are not widely accepted by the market, our business may fail.

We engage in related party transactions, which may result in conflicts of interest involving our management.

We have engaged in the past, and continue to engage, in related party transactions. We have relied on traditional equity and debt investments as well as short-term loans from related parties to fund our operations since inception, some of which have been paid back. In addition, related parties have provided letters of credit to facilitate our Square 1 Facility (as defined and described below). The related parties are, primarily, Ronald Blum, Brendan Sheil and Harry Edelson.

Ronald Blum is our founder, former Chief Executive Officer and current Chief Visionary Officer. He is also a member of our Board and a 5% or greater stockholder. Additionally, Ronald Blum is a member of Blum Family, LLC, an entity that is a 5% or greater stockholder. Brendan Sheil is our President and Chief Executive Officer. He is also a member of our Board and a 5% or greater stockholder. Additionally, Brendan Sheil is a member of Fly High Eyes, LLC, an entity that is a 5% or greater stockholder. Harry Edelson is the Chairman of our Board and a 5% or greater stockholder.

As of January 31, 2018, the above-mentioned related parties had invested approximately $6,892,282 in the Company since our incorporation. See the discussion under the heading “Certain Relationships and Related Party Transactions” for more details.

Related party transactions often present conflicts of interest, could result in disadvantages to the Company and may impair investor confidence, all of which could materially and adversely affect us. Related party transactions could also cause us to become materially dependent on the related parties in the ongoing conduct of our business, and related parties may be motivated by personal interests to pursue courses of action that are not necessarily in the best interests of the Company and our stockholders.

Our future success depends on our ability to build the value and reputation of our brand.

We believe that our future success depends on the value and reputation of our brand. Maintaining, promoting and positioning our brand will largely depend on the success of our marketing and merchandising efforts and our ability to provide consistent, high quality products. Since we have just recently launched our first product, we cannot, at this time, predict the outcome of our marketing and merchandising efforts or consumers’ reception to any product we launch in the future. If we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity, our brand, business and operating results could be adversely affected.

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There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to service our existing debt obligations, implement our business plan and grow our business.

We are an early stage company and are in the process of developing our products and services in addition to PogoCam. Our ability to continue as a going concern is contingent upon our ability to generate revenues, service our debt and raise additional capital as required. During the six months’ period ending June 30, 2017, the Company incurred operating losses of $7,130,071, and utilized $9,166,088 in operating cash flows. From inception through June 30, 2017, we have incurred operating losses of $15,245,529 and utilized $16,574,443 in operating cash flows. We have concluded that these conditions raise substantial doubt about our ability to continue as a going concern.

There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Our long-term future growth and success is dependent upon our ability to generate cash from operating activities and obtain additional financing, potentially beyond the proceeds of this offering. There is no assurance that we will be able to generate sufficient cash from operations, sell securities in addition to this offering or borrow additional funds on favorable terms or at all. Our inability to generate significant revenue or obtain additional financing could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business to a greater extent than we can with our existing financial resources.

Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business. Additional capital may also dilute your ownership.

We expect that we will need to raise additional capital in the immediate future to fund our operations. Currently, certain insiders of our company have loaned us funds to meet our short-term funding needs. We continue to seek capital from a variety of sources to meet our objectives, including selling PogoCam, developing and launching future products, increasing working capital and responding to competitive pressures; however, future capital may not be available on favorable terms or may not be available at all. Lack of sufficient capital resources could significantly limit our ability to take advantage of business and strategic opportunities. Any additional capital raised through the sale of equity or debt securities with an equity component will dilute the ownership of our stockholders. If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate, material parts of our business strategy, including launching our products or the development of new products.

Our inability to protect our intellectual property rights could diminish the value of our products, weaken our competitive position and reduce our future revenue.

We have sought patent protection for certain of our technologies and, as of January 5, 2018, we have filed 168 provisional patent applications that have now been collapsed into 52 (32 provisional and 20 pending non-provisional) pending United States utility patent applications (provisional and non-provisional) and 78 pending foreign utility patent applications. We have been granted three utility patents in the United States, four utility patents in Taiwan, 11 design patents in Australia, two design patents in the European Union, and one design patent in China. No design patents have been granted in the United States. We have 22 additional design patent applications that have been filed in countries around the world, including the United States. However, there can be no assurance that these patents will ultimately be granted. We are also pursuing the registration of our domain names, trademarks and service marks in the United States and in certain locations outside the United States. Effective trade secret, copyright, trademark, domain name and patent protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. We may be required to protect our intellectual property in an increasing number of jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every jurisdiction. We may, over time, increase our investment in protecting our intellectual property through additional patent filings that could be expensive and time-consuming.

Monitoring unauthorized use of our intellectual property is difficult and costly. Our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property. Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Our competitors may also independently develop similar technology. In addition, the laws of many countries do not protect our proprietary rights to as great an extent as the laws of the United States. Moreover, laws in the United States and elsewhere change rapidly, and any future changes could adversely affect us and our intellectual property. Our failure to meaningfully protect our intellectual property could result in competitors offering products that incorporate our most technologically advanced features, which could seriously reduce demand for our products.

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Our business may suffer if it is alleged or determined that our technology or another aspect of our business infringes the intellectual property rights of others.

The markets in which we expect to compete are characterized by the existence of a large number of patents and trade secrets and also by litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, in recent years, individuals and groups have purchased patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. Third parties may claim that we are infringing upon their intellectual property rights or offer licenses to us in respect of technology they own that may be infringed upon by our products. In addition, third parties may make infringement claims against us that relate to technology developed and owned by one of our suppliers for which our suppliers may or may not indemnify us. Even if we are indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations and determining the scope of these obligations could require additional litigation. Claims of intellectual property infringement against us or our suppliers might require us to redesign our products, rebrand our services, enter into costly settlement or license agreements, pay costly damage awards or face a temporary or permanent injunction prohibiting us from marketing or selling our products or services. If we cannot or do not license the infringed intellectual property on reasonable terms or at all, or substitute similar intellectual property from another source, our revenue and operating results could be adversely impacted. Additionally, our customers, distributors and retailers may not purchase our products if they are concerned that they may infringe third-party intellectual property rights. Responding to such claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management’s attention and resources, damage our reputation and brand and cause us to incur significant expenses. The occurrence of any of these events may have an adverse effect on our business, financial condition and operating results. Our failure to protect our intellectual property rights could diminish the value of our services, weaken our competitive position and reduce our revenue.

We regard the protection of our intellectual property, which includes trade secrets, domain names and patent applications, as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

To be competitive in our industry and stimulate customer demand, we must, in addition to successfully selling our PogoCam, successfully manage frequent product introductions and transitions.

In addition to being able to successfully sell our first product, PogoCam, we must continually develop and introduce new products, enhance any products we launch and effectively stimulate customer demand for new and upgraded products. Our research and development efforts are complex and require us to incur substantial research and development expense. Our research and development expenses were approximately $2.4 million and $1.7 million for 2016 and 2015, respectively, and we anticipate that research and development expense will increase in the future. Since we just recently launched our first product, we currently lack data on historical returns on our research and development. We may not be able to achieve an acceptable return, if any, on our research and development efforts. Further, any failure to complete product transitions effectively could harm our brand. The success of product introductions depends on a number of factors including, but not limited to, timely and successful research and development, market and customer acceptance, the effective forecasting and management of product demand, purchase commitments and inventory levels, the management of manufacturing and supply costs, and the risk that products may have quality or other defects in the early stages of introduction.

Assuming we are able to successfully sell PogoCam and successfully launch other products in the future, the introduction of subsequent new products or enhancements to PogoCam and other then existing products may shorten the life cycle of such existing products, or replace sales of some of such existing products, thereby offsetting the benefits of even a successful product introduction, and may cause customers to defer purchasing our existing products in anticipation of the new products and potentially lead to challenges in managing inventory of existing products. If we fail to effectively manage new product introductions, our revenue and profitability may be harmed.

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If we fail to keep pace with changing technologies, our business and results of operations may be materially adversely affected.

Rapidly changing customer requirements, introduction of competing products including products based on and aimed at improving upon existing products, and evolving technologies and industry standards characterize the consumer electronics and wearable electronics industries. To achieve our goals, we need to enhance our existing products and develop and market new products that keep pace with continuing changes in industry standards, requirements and customer preferences. If we cannot keep pace with these changes, our business could suffer.

Limited availability of the PogoCam smartphone application could affect PogoCam sales and our financial condition.

The value proposition of PogoCam is highly dependent on its integration with the PogoCam smartphone applications (“Apps”) provided on the Apple, Inc.’s App Store and the Google Play store. These digital distribution platforms are tightly controlled, and any restriction of the availability of the Apps could significantly affect the customer experience of PogoCam, PogoCam sales, and the brand generally. Additionally, the owners of such distribution platforms, Apple and Google, may develop products that directly compete with PogoCam. Google has already developed and introduced Google Glass, and although we do not currently view Google Glass as a direct competitor, Google may develop future products in the wearable electronics field that could compete directly with PogoCam. Any changes to the digital distribution platforms by the owners thereof that degrade the functionality of our Apps, or give preferential treatment to competitive products, could seriously affect the customer experience of PogoCam, PogoCam sales and our brand generally.

We expect that our products will likely experience rapidly declining unit prices and we may not be able to offset that decline with production cost decreases or higher unit sales.

In the markets in which we expect to compete, prices of established consumer wearable electronics tend to decline significantly over time. In order to maintain our profit margins over the long term, we believe that we will need to continuously develop product enhancements and new technologies that will either slow price declines of the products we launch or reduce the cost of producing and delivering such products. While we anticipate many opportunities to reduce production costs over time, we may not be able to reduce our component costs. We expect to attempt to offset the anticipated decrease in our average selling price by introducing new products, increasing our sales volumes or adjusting our product mix. If we fail to do so, our results of operations will be materially and adversely affected.

Failure to adequately protect customer data could harm our brand and our reputation in the marketplace and expose us to lawsuits.

Changing regulations and laws governing the Internet, data privacy, data protection and ecommerce transactions (including taxation, pricing and electronic communications) could impede the growth of our ecommerce business, increase our cost of doing business and limit our ability to collect and use information from our customers. Further, new regulations limiting our ability to collect, use and disclose customer data, or imposing additional requirements with respect to the retention and security of customer data, could limit our marketing activities and could adversely affect our business and financial condition. In our ecommerce services, we process, store and transmit customer data. We also collect customer data through certain marketing activities. Failure to prevent or mitigate data loss or other security breaches, including breaches of our vendors’ technology and systems, could expose us or our customers to a risk of loss or misuse of such information and adversely affect our operating results. Failure to prevent or mitigate data loss or other security breaches could also expose us to lawsuits. We are in the process of obtaining cyber risk insurance; however, it may not be available on favorable terms, or at all. If we obtain cyber risk insurance, there can be no assurance that such insurance will be sufficient to cover all of our losses from any breaches of our systems.

We will rely on third-party suppliers, some of which are sole-source suppliers, to provide components for our products.

All of the components that go into the manufacture of our cameras and accessories will be sourced from third-party suppliers, and some of these components will be provided by a single supplier or by a supplier that could potentially become a competitor. If we lose access to components from a particular supplier, or experience a significant disruption in the supply of products and components from an existing supplier, we may be unable to locate alternative suppliers of comparable quality at an acceptable price, or at all, and our business could be materially and adversely affected. In addition, if we experience a significant increase in demand for our products, our suppliers might not have the capacity or desire to meet our needs as they allocate components to other customers. Identifying a suitable supplier is a protracted qualification process that requires us to become satisfied with the supplier’s quality control and testing procedures, responsiveness and service, financial stability and labor and other ethical practices, and if we seek to source materials from new suppliers there can be no assurance that we could do so in a manner that does not disrupt the manufacture and sale of our products. Our reliance on a single supplier or a limited number of suppliers, involves a number of additional risks, including risks related to supplier capacity constraints, price increases, timely delivery, component quality and reliability testing, failure of a key supplier to remain in business and adjust to market conditions, delays in, or the inability to execute on, a supplier roadmap for components and technologies, and natural disasters, fire, acts of terrorism or other catastrophic events.

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The consumer electronics industry is subject to significant fluctuations in the availability of components. If we do not properly anticipate the need for critical components, we may be unable to meet the demands of our customers and end-users.

The availability of certain of the components that we require to produce our wearable products may decrease as critical component supply lead times are significantly increasing worldwide for consumer electronics product manufacturing. As the availability of components decreases, the cost of acquiring those components ordinarily increases. High growth product categories such as consumer electronics have experienced chronic shortages of components during periods of exceptionally high demand. If we do not properly anticipate the need for or procure critical components, we may pay higher prices for those components, our gross margins may decrease and we may be unable to meet the demands of our customers and end-users, which could reduce our competitiveness, cause a decline in our market share and have a material adverse effect on our results of operations.

Our business may expose us to product liability claims for damages resulting from the design or manufacture of our products. Product liability claims, whether or not we are ultimately held liable for them, could have a material adverse effect on our business and results of operations.

We may be subject to product liability claims if any of our products are alleged to be defective or cause harmful effects. Product liability claims or other claims related to our products, regardless of their outcome, could require us to spend significant time and money in litigation, divert management time and attention, require us to pay significant damages, harm our reputation or hinder acceptance of our products. Any successful product liability claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable or reasonable terms. An inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our products.

A significant number of merchandise returns for both product satisfaction and warranty claims could harm our business, financial condition and results of operations.

Our current return policy allows our customers to return items purchased directly from us within 30 days after the customer receives the product for a 100% refund of the merchandise price, not including shipping fees, or consistent with the return policies of third-party retailers. Our direct purchase return policy also includes a holiday returns period extension to January 31st for purchases made after the preceding November 15th. Further, our limited warranty for defective or malfunctioning equipment extends for one year from date of purchase. From November 16, 2017 through January 31, 2018, we have had 312 units returned. We do not yet have enough historical data on which to model expected returns, and product or product feature failures could lead to elevated returns. Our ability to handle a large volume of returns is unproven. If merchandise returns are significant, our business, financial condition and results of operations could be harmed.

Unavailability of our products or key product features during holiday seasons may negatively affect sales and our overall financial condition.

Our business is subject to seasonal fluctuations in demand due to changes in buying patterns by our customers. We believe there is opportunity for increased sales during holiday seasons. Unavailability of our products or any features of our products (such as our Apps) during a holiday season will likely have a negative effect on our sales and our overall financial condition.

Risks Related to our Debt

Our significant indebtedness could materially adversely affect our results of operations and financial condition.

We have and will continue to have a significant amount of debt and other obligations. Our substantial debt and other obligations could have important consequences. For example, it could (i) increase our vulnerability to general adverse economic and industry conditions; (ii) limit our ability to obtain additional financing for future working capital, capital expenditures, acquisitions and other general corporate requirements; (iii) require us to dedicate a substantial portion of our cash flows from operations to service debt and other obligations thereby reducing the availability of our cash flows from operations for other purposes; (iv) limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate; and (v) place us at a competitive disadvantage compared to our competitors that have less debt. If new debt is added to our current debt levels, these related risks could increase. Our ability to make payments on and to refinance our existing debt, as well as any future debt that we may incur, will depend on our ability to generate cash in the future from operations, financings or asset sales. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

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We have, in the past, failed to maintain certain financial liquidity requirements under our revolving credit facility with Square 1 Bank, which constitutes an event of default under the revolving facility agreement. Square 1 Bank, as lender, has certain rights in the event of our default, the exercise of which could have a material adverse effect on our financial condition and ability to operate our business. Although the lender has waived our past defaults, there can be no assurance that they will continue do so in the event of future defaults.

In June 2017, we entered into a credit agreement with Pacific Western Bank (doing business as Square 1 Bank) (“Square 1 Bank”) for a revolving credit facility of up to $20,000,000 (the “Square 1 Facility”). The terms of the Square 1 Facility agreement require us to maintain a Liquidity to Cash Burn Ratio of 1.00 to 1.00 (the “Liquidity Requirement”). Liquidity means the sum of cash and cash equivalents (“cash”) at Square 1 Bank, plus 75% of our net accounts receivable less than 90 days from invoice date, plus the amount of the revolving line under the Square 1 Facility less the aggregate outstanding principal amount of all amounts outstanding under such revolving line. Cash Burn means an amount equal to the preceding period’s cash minus the current period’s ending cash that has been adjusted for any changes resulting from (i) borrowings and repayments of borrowings, (ii) proceeds from the sale of equity, the exercise of stock options or warrants, paid-in-capital and minority interest, and (iii) a payment of $2,978,348 we made to Jabil Inc. in June 2017. Failure to maintain the Liquidity Requirement constitutes an event of default under the Square 1 Facility agreement. Square 1 Bank, as lender, has certain rights and remedies in the event of default, including the right to declare all our obligations under the Square 1 Facility immediately due and payable, and to cease advancing money or extending credit to us under the Square 1 Facility. On January 5, 2018, we entered into an amendment to the Square 1 Facility revising the Liquidity Requirement to be cash at bank plus revolver availability no less than $375,000 monitored at all times. We were in default of the Liquidity Requirement as at the end of August 2017, September 2017, November 2017 and January 5, 2018. Square 1 Bank has waived all of the aforementioned violations. Should we fail to maintain the Liquidity Requirement in the future, Square 1 Bank may exercise its above-described rights and remedies, which could result in a material adverse effect on our financial condition and our ability to operate our business. While Square 1 Bank has granted us waivers for violations of the Liquidity Requirement in the past, there can be no assurance that we will be able to obtain a waiver should we violate the Liquidity Requirement in the future, or that any waivers obtained will not come with conditions that would adversely affect our ability to operate.

Holders of our outstanding debt have broad remedies in the event of default.

As of January 31, 2018, we had approximately $17,128,903 in total indebtedness, consisting of 3 year non-callable loans which accrue interest and principal under or in connection with the Square 1 Facility, a $1,000,000 non-callable 3 year note on which interest and principal accrues and is due each month and of which $718,553 is outstanding, secured promissory non-callable notes for $1,999,800 which accrue both interest and principal and mature on November 11, 2018, and approximately $570,550 of short-term loans from related parties. Square 1 Bank has loaned us $9,940,000 under the Square 1 Facility. In connection with the Square 1 Facility, four additional investors loaned us $3,900,000, and additional investors provided $11,400,000 in letters of credit as part of a collateral loan program (the entirety of the foregoing transactions related to the Square 1 Facility are referred to throughout this Offering Circular as the “Square 1 Bank Transaction”). These loans and letters of credit issued in connection with the Square 1 Bank Transaction and the recently issued secured promissory notes are secured by all of our intellectual property. The $9,940,000 and $3,900,000 loans both mature on February 14, 2020. Interest accrues on both loans. Monthly interest payment is due on the $9,940,000 loan, but the principal on such loan is not due until its maturity date. No payments of interest or principal are due on the $3,900,000 loan prior to its maturity date. Unless there is an event of default with Square 1 Bank that we do not cure, the loans relating to the Square 1 Bank Transaction are not callable prior to their maturity date of February 14, 2020. We are also making monthly payments on a $1,000,000 note with a 12% interest rate and a maturity date of July 8, 2020. The $1,000,000 note is not callable prior to its maturity date. As of January 5, 2018, we had paid $281,447 in principal and $148,626 in interest, and $114,803 in debt discounts had been applied to the $1,000,000 note. If we experience flat or negative operating results, we may be unable to service our debt. If we default on our indebtedness, our creditors have broad remedies, the exercise of which would have a material adverse effect on our business and results of operations .

Our credit facility with Square 1 Bank is supported by standby letters of credit and pledged accounts issued by certain stockholders of the Company (the “Supporting Stockholders”). In connection therewith, we granted the Supporting Stockholders a security interest in all of our intellectual property.

Square 1 Bank’s loan to us is fully secured by the Supporting Stockholders who have provided standby letters of credit in favor of Square 1 Bank. In addition, certain Supporting Stockholders and additional short-term lenders (“Short-Term Lenders”) provided loans directly to us. As collateral, the Supporting Stockholders and Short-Term Lenders have received a first-position, priority, secured interest in and to all of our intellectual property (the “IP Collateral”).  The Supporting Stockholders and Short-Term Lenders have entered into an intercreditor agreement providing that although the Short-Term Lenders’ obligations mature on November 11, 2018, these Short-Term Lenders will forbear and not take any adverse action against the IP Collateral until after the Supporting Stockholders’ obligations mature on or about February 14, 2020. In the event we default with Square 1 Bank and Square 1 Bank draws down on all of the standby letters of credit securing Square 1 Bank’s loan, the Supporting Stockholders and Short-Term Lenders will have the right to foreclose on the IP Collateral.

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Risks Related to Management and Personnel

We rely on highly skilled personnel and if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of the Company. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements may not always be successful in attracting new employees and retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Certain of our personnel may be subject to non-compete or confidentiality restrictions that may reduce their ability to provide services to us, which could limit our ability to innovate or may require that we enter into agreements with third parties with respect to the services provided by our personnel.

Our employees and consultants have provided services to other technology companies in the past and, as a result of these services, may be under certain obligations to third parties that may limit their ability to provide services to us. Some employees, including key personnel, may be subject to non-competition clauses with third parties that develop electronic lenses and lens-based equipment, and have intellectual property on eyewear and other related items. Certain employees have received waivers with respect to certain non-competition clauses; however, such waivers may not be sufficient for our current business or future areas of business. We cannot guarantee that such non-competition clauses will not hamper our future plans.

Most of our current officers and directors have little or no experience managing a public company, which may inhibit our ability to successfully implement our business plan.

We have never operated as a public company and have no experience complying with certain rules and regulations which are required of public companies. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all applicable rules and regulations required for a public company that is a reporting company with the SEC. However, if we are unable to operate successfully as a public company, your investment may be materially adversely affected.

Risks Related to this Offering

There has been no public market for our Common Stock prior to this offering, and an active market in which investors can resell their shares of our Common Stock may not develop.

Prior to this offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this offering, or how the development of such a market might affect the market price of our Common Stock. The initial public offering price of our Common Stock in this offering will be agreed between us and the Underwriter based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our Common Stock will trade following the completion of this offering. Investors may not be able to resell their shares of our Common Stock at or above the initial public offering price.

Investors in this offering will experience immediate and substantial dilution.

If all of the Offered Shares are sold, investors in this offering will own less than 25.4% of our then outstanding Common Stock (based on 7,824,246 shares outstanding as of January 22, 2018), but will have paid over 76% of the total consideration for our outstanding shares. Please see the discussion under the heading “Dilution” for further detail.

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Some of our issued and outstanding securities contain conversion rights that enable such outstanding securities to be converted into our Common Stock upon the closing of this offering. In addition, given our plans and expectations that we may need additional capital and personnel, we may need to issue additional Common Stock or securities convertible or exercisable for Common Stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The initial public offering price for our Common Stock may not be indicative of prices that will prevail on NASDAQ or elsewhere following this offering. The price of our Common Stock may decline following this offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation and/or volatility, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect the price of our Common Stock or result in fluctuations in the price of our Common Stock include, but are not limited to:

●	actual or anticipated variations in our periodic operating results;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our ability to list our Common Stock on NASDAQ and our subsequent ability to maintain such listing.

There is no assurance that our application to list on NASDAQ will be approved and, if approved for listing, we may still experience a delay in the initial trading of our Common Stock on NASDAQ.

We have applied to list our Common Stock on NASDAQ and we expect trading to commence following the Termination Date, assuming we have sold more than the minimum amount of shares being offered and have thereby sold a sufficient number of shares to qualify to list on NASDAQ. However, there is no assurance that our application to list on NASDAQ will be approved. Further, in order to complete our listing, we are required to, among other things, file with the SEC, a post-qualification amendment to the Offering Statement, and then file an SEC Form 8-A in order to register our Common Stock under the Exchange Act. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified quickly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the initial trading of our Common Stock on NASDAQ.

NASDAQ may delist our Common Stock from trading on its exchange, which could limit stockholders’ ability to trade our Common Stock.

In the event we are able to list our Common Stock on NASDAQ, NASDAQ will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange (such as the NYSE or NYSE American), we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

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We have never declared dividends, and we do not intend to declare or pay any dividends on our capital stock in the near future. As such, our stockholders will not be able to receive a return on their investment unless they sell their securities, which may not be on favorable terms or possible.

We have never paid dividends and do not anticipate declaring or paying any dividends on our capital stock in the foreseeable future, as we intend to retain any future earnings to finance the development and expansion of our business. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their investment unless they sell their securities, and our stockholders may be unable to sell such securities on favorable terms or at all.

Because we do not currently have an audit committee, stockholders will have to rely on our board of directors, a majority of whom are not independent, to perform audit-related functions.

We do not currently have an audit committee comprised of independent directors. The board of directors performs these functions as a whole. Of the current members of our board of directors, only Alan Read Ziegler Jr. and Edward Greene are independent. Thus, there is a potential conflict in that board members who are also part of management and/or significant security holders will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

Our directors and named executive officers are the beneficial owners of approximately 50.09% of our outstanding voting securities as of January 22, 2018 and will be beneficial owners of approximately 37.4% of our outstanding voting securities after the offering, assuming all of the Common Stock in this offering are sold. This percentage ownership is calculated on the basis of ownership of 7,824,246 shares, which includes Common Stock and Preferred Stock outstanding as of January 22, 2018 and gives effect to the Reverse Stock Split, shares deemed to be beneficially owned as the result of warrants that will net exercise immediately prior to Initial Closing, and options for Common Stock, which are exercisable within 60 days of January 22, 2018. See the discussion under the heading “Principal Stockholders” for further detail. As a result of this ownership, they possess and will continue to possess significant influence and can elect and can continue to elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

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Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the Exchange Act rules. Should we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined under the Exchange Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We may remain an emerging growth company for up to five years or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of $1,070,000,000 or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale in this offering, or (iii) the date on which we are deemed to be a “large accelerated filer” (as defined in the Exchange Act) under the rules of the SEC.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our stockholders could receive less information than they might expect to receive from more mature public companies.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our Common Stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our financial statements and our business.

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We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the related rules and regulations of the SEC impose various requirements on public companies, including requiring changes in corporate governance practices. These requirements will be in addition to various other requirements, including corporate governance requirements, that we will have to comply with as a condition to continued listing on NASDAQ, assuming a successful initial listing. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. Compliance with Section 404 of Sarbanes-Oxley will also require that we incur substantial accounting expenses and expend significant management efforts.

If we fail to implement and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud and may fail to comply with SEC rules.

We must implement and maintain effective internal financial controls for us to provide reliable and accurate financial reports and effectively prevent fraud. Implementation and maintenance of effective internal financial controls will depend on the effectiveness of our financial reporting and data systems and controls. We expect these systems and controls to become increasingly complex if our business grows. To effectively manage such growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. We cannot be certain that these measures will ensure that we design, implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation or operation, could harm our operating results or cause us to fail to meet our financial reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the market price of our Common Stock and our access to capital.

Rules adopted by the SEC require an annual assessment of our internal control over financial reporting. Under the SEC rules currently in effect, the management assessment of our internal control over financial reporting will first apply to our annual report for the 2018 fiscal year. The standards governing management’s assessment of internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. If we cannot assess our internal control over financial reporting as effective, investors could lose confidence in our reported financial information, which could have a negative effect on the market price of our Common Stock and our access to capital. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or our disclosure of our management’s assessment of our internal controls over financial reporting may have a negative effect on the market price of our Common Stock and our access to capital.

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Future issuances of our Common Stock or securities convertible into our Common Stock, the exercise of existing or future options or warrants for Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, the exercise of currently outstanding or future options or warrants for Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of outstanding options for Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding.

In connection with this offering, the Company will enter into a lock-up agreement that prevents it, subject to certain exceptions, from offering additional Common Stock for up to 180 days after the date of this Offering Circular, as more particularly described under the heading “Underwriting.” Further, our principal stockholders have also agreed, subject to certain exceptions, not to sell any of our Common Stock that they own for up to 180 days after the date of this Offering Circular, as more particularly described under the heading “Underwriting”. If the restrictions under the lock-up agreements are waived, our Common Stock may become available for resale, including without notice, subject to applicable laws, which could reduce the market price for our Common Stock.

The rights of holders of Common Stock may be impaired by the possible future issuance of preferred stock.

Our existing organizational documents currently give our board of directors the right to issue preferred stock with voting, dividend, conversion, liquidation and other preferential rights, without stockholder approval. Such issuances could adversely affect the voting power and equity interest of the holders of our Common Stock. The preferred stock could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible negative impact on takeover attempts could adversely affect the price of our Common Stock. Although we have no present intention to issue any shares of preferred stock or to create any additional series of preferred stock, we may issue these shares in the future, subject to any applicable securities laws and the rules and regulations of any securities exchange we may list on, including NASDAQ.

Our management has broad discretion as to the use of certain of the net proceeds from this offering.

We intend to use the net proceeds from this offering (if we sell all of the Offered Shares) for sales and marketing, research and development, product manufacturing, repayment of certain of our short-term, non-interest bearing loans all of which have been provided by related parties (as more particularly described under the heading “Use of Proceeds”), and other general corporate purposes. However, our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this Offering Circular, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses specified above. Our management will have broad discretion in the application of the net proceeds designated for use as general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all on their investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please refer to the discussion under the heading “Certain Relationships and Related Party Transactions” for more information on our outstanding short-term loans provided by related parties and refer to the discussion under the heading “Use of Proceeds” for more information on the use of our proceeds from this offering.

If our Common Stock becomes subject to penny stock rules, it would become more difficult to trade our Common Stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges (including NASDAQ) or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on NASDAQ and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their Common Stock.

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USE OF PROCEEDS

If we sell all of the Common Stock being offered, our net proceeds (after underwriting discount and commissions of $2,080,000 and our estimated other offering expenses of $500,000) will be $29,920,000.

The following table sets forth a breakdown of our current estimated use of our net proceeds, assuming the sale of, respectively, 25%, 50%, 75% and 100% of the Offered Shares.

Principal Uses of Net Proceeds	$6,980,000	$14,460,000	$21,940,000	$29,920,000
Research and Development	$1,100,174	2,384,106	$3,668,038	$5,037,794

Sales and Marketing	$2,819,633	6,110,220	$9,400,807	$12,911,353

Product Manufacturing	$1,728,502	3,745,709	$5,762,917	$7,914,965

Repayment of Short-term Non-Interest Bearing Loans Provided by Certain Related Parties	$570,550	$570,550	$570,550	$570,550

General Corporate	$761,141	1,649,415	$2,537,688	$3,485,338

The short-term, non-interest bearing loans we expect to repay consist of (i) $148,050 owed to Brendan Sheil pursuant to the amended and restated promissory note we entered into with him on November 3, 2017, which matures on March 31, 2018, (ii) $145,000 owed to Ronald Blum pursuant to an amended and restated promissory note we entered into with him on November 3, 2017, which matures on March 31, 2018, (iii) $50,000 owed to Brendan Sheil pursuant to a promissory note we entered into with him on December 5, 2017, which matures on March 31, 2018, (iv) $62,500 owed to Brendan Sheil pursuant to a promissory note we entered into with him on December 20, 2017, which matures on March 31, 2018, (v) $32,500 owed to John McDougall pursuant to a promissory note we entered into with him on February 1, 2018, which matures on April 30, 2018, (vi) $32,500 owed to Ronald Blum pursuant to a promissory note we entered into with him on January 31, 2018, which matures on April 30, 2018, and (vii) $100,000 owed an investor pursuant to a promissory note we entered into with him on February 1, 2018, which matures on April 30, 2018. All of the aforementioned short-term loans were incurred within the past year and the proceeds from each of the aforementioned short-term loans were used for working capital. Please see the sub-heading “Debt Related Party Transactions” for more detail.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The precise amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the Common Stock being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The factors considered in determining the initial public offering price are discussed under the heading “Underwriting”.

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DILUTION

If you purchase Common Stock in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the initial public offering for each share of Common Stock in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of June 30, 2017 was negative $4,447,634 or negative $1.64 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting underwriting discount and commissions of $2,080,000, $1,560,000, $1,040,000 and $520,000, respectively, and our estimated other offering expenses of $500,000):

	100%	75%	50%	25%
Assumed initial public offering price per share(3)	$12.00	$12.00	$12.00	$12.00
Historical net tangible book value per share as of June 30, 2017(1)(4)	$(1.64)	$(1.64)	$(1.64)	$(1.64)
Increase in net tangible book value per share attributable to new investors in this offering(2)(4)	$6.28	$5.35	$4.12	$2.39
Net tangible book value per share, after this offering(4)	$4.64	$3.71	$2.48	$0.75
Dilution per share to new investors(4)	$7.36	$8.29	$9.52	$11.25

(1)	Based on net tangible book value as of June 30, 2017 of $(1.64) and 2,711,088 outstanding shares of Common Stock.

(2)	After deducting the underwriting discount and commissions of $2,080,000, $1,560,000, $1,040,000 and $520,000, respectively, and our estimated other offering expenses of $500,000.

(3)	$12.00 per share (which is the midpoint of the price range set forth on the cover page of this Offering Circular).

(4)	Does not assume the conversion of any of the Company’s issued and outstanding convertible securities

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UNDERWRITING

We have engaged the Underwriter with respect to the Offered Shares. We anticipate entering into an underwriting agreement setting forth the definitive terms and conditions of the sale of the Offered Shares on or immediately prior to the date on which the SEC initially qualifies the Offering Statement (the “Qualification Date”).

Subject to certain conditions, the Underwriter has agreed to use its best efforts to procure potential purchasers for the Offered Shares. This offering is being undertaken on a best efforts only basis. The Underwriter is not required to take or pay for any specific number or dollar amount of our Common Stock. The Underwriter will have the right to engage such other FINRA member firms as it determines to assist in this offering.

The Offered Shares will be issued in one or more closings. For the Initial Closing and each Additional Closing, all proceeds for such closing will be kept in an interest bearing escrow account maintained by the Escrow Agent for the benefit of the investors in accordance with Rule 15c2-4 under the Exchange Act. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Offered Shares for such closing will be issued to investors. The Underwriter and the participating broker-dealers must sell the minimum number of shares set forth in this Offering Circular (the “Minimum Offering”) if any shares are to be sold at all. The escrow account will be opened immediately prior to the Qualification Date and will remain open until the offering terminates without the Minimum Offering having been reached, or if the Initial Closing occurs, until the last Additional Closing date. All funds received into the escrow account will be held in an interest bearing account in accordance with Rule 15c2-4 under the Exchange Act. All funds will be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account maintained by the Escrow Agent per the instructions in the subscription agreement. The Escrow Agent may accept checks from investors if such investors meet certain eligibility requirements. The Underwriter will not accept or handle any funds. The subscription agreement will be available at www.wrhambrecht.com/Pogotec. The Escrow Agent will notify the Underwriter when the full amount necessary to purchase the Minimum Offering has been received. If, on the Termination Date, investor funds are not received in respect of the Minimum Offering, then all investor funds that were deposited into the escrow account will be returned promptly to investors and the offering will terminate. The Escrow Agent will retain up to $5,000 of interest accrued from funds deposited in the escrow account regardless of whether the offering closes as partial compensation for serving as the escrow agent.

The following table shows the per share and total underwriting commissions to be paid to the Underwriter.

	Per Share	Total
Price to public
Underwriting discount and commissions payable by us(1)
Proceeds, before expenses, to us

(1)	The underwriting discount and commissions do not include the expense reimbursement or Underwriter’s Warrants, as described below.

Offered Shares will initially be offered at the initial public offering price set forth on the cover of this Offering Circular to selected broker-dealers of the Underwriter’s selling group syndicate (each a “Dealer” and collectively the “Dealers”), who will then sell the Offered Shares to the public at the initial public offering price. Sales commissions will be paid to the Dealers by the Underwriter via wire after closing of the offering. We will not offer any discounts or pay any fees directly to the Dealers. After the initial offering of the shares, the offering price and other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right of the Company to reject any subscription in whole or in part, for any reason or no reason.

Technology and Escrow Services

We have engaged FundAmerica, LLC to provide certain technology services in connection with this offering. We have agreed to pay $500 per month to FundAmerica, LLC for the technology services provided by its affiliate in the offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

We have engaged Prime Trust, LLC to serve as escrow agent for the offering. Prime Trust, LLC is entitled to receive certain itemized administrative fees as follows: (i) an initial set-up fee of $500; (ii) $25 per month for maintaining the escrow bank account; (iii) fees for inbound transfer of funds of $1.00 for each ACH, $15.00 per wire transfer and a $5.00 per investor as one-time accounting fee upon receipt of the funds; (iv) fees for outbound transfer of funds of $15.00 per wire to the company upon a closing; and (v) fees for Anti-Money Laundering verification of $2.00 per domestic investor and $60.00 per international investor. As partial compensation for serving as escrow agent, Prime Trust, LLC is not participating as an underwriter of the offering and will not solicit any investment in us, has not investigated the desirability or advisability of investment in our securities, nor approved, endorsed or passed upon the merits of purchasing the Company’s securities, nor will it distribute the offering circular or other offering materials to investors. All inquiries regarding this offering or escrow should be made directly to us or the Underwriter.

Engagement Agreement with the Underwriter

We are currently party to an engagement agreement with the Underwriter. The term of the engagement agreement began on August 7, 2017 and will continue for one year, until August 7, 2018, unless one of the following events occurs prior to August 7, 2018, in which case the engagement agreement would be terminated early:

(i)	we and the Underwriter mutually agree to terminate the engagement agreement or either of us decides to terminate on 30 days’ prior written notice to the other;

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(ii)	we execute a definitive underwriting or placement agency agreement with the Underwriter;

(iii)	we terminate the engagement agreement for “Cause” (as defined in the engagement agreement); or

(iv)	we decide not to proceed with the offering or withdraw any offering statement filed with the SEC.

Offering Expenses. We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws and FINRA clearance (not to exceed $30,000 in the aggregate); and (v) our transportation, accommodation, and other roadshow expenses. To the extent that any of our fees and expenses are paid by the Underwriter with our approval, we will, upon request, reimburse the Underwriter for such fees and expenses.

Reimbursable Expenses in the Event of Termination. In the event the offering does not close or the engagement agreement is terminated for any reason (other than termination due to the Underwriter’s material failure to provide its services), we have agreed to reimburse the Underwriter for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Underwriter’s legal fees, up to $60,000.

Strategic Transaction Advisory Services. If, during the term of the engagement agreement and for one year following termination of the engagement agreement without consummation of this offering, we pursue a merger or sale of control or similar strategic transaction, we have agreed to retain the Underwriter, jointly with another firm, to provide customary advisory services in connection with such strategic transaction. Such engagement would be subject to a fee of 3.0% of the total consideration in the strategic transaction.

Underwriting Commission. We have agreed that the definitive underwriting agreement will provide for us to pay a commission of 6.5% of the gross offering proceeds to the Underwriter as compensation immediately upon consummation of the offering. Any financial advisory fees we have paid to the Underwriter will be deducted from the commission.

Underwriter’s Warrants

Upon each closing of this offering, we have agreed to issue warrants to the Underwriter (“Underwriter’s Warrants”) to purchase a number of shares of the Common Stock equal to 3.0% of the total shares of the Common Stock sold in such closing. The Underwriter’s Warrants are exercisable commencing on the Qualification Date, and will be exercisable for five years after the commencement date. The Underwriter’s Warrants are not redeemable by us. The exercise price for the Underwriter’s Warrants will be the amount that is 20% greater than the initial public offering price.

The Underwriter’s Warrants and the Common Stock underlying the Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The Underwriter, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Underwriter’s Warrants or the Common Stock underlying the Underwriter’s Warrants, nor will the Underwriter or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying Common Stock for a period of 180 days from the Qualification Date, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any underwriter or selected dealer participating in the offering and their officers or partners if the Underwriter’s Warrants or the underlying Common Stock so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Underwriter’s Warrants will provide for adjustment in the number and price of the Underwriter’s Warrants and the Common Stock underlying such Underwriter’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

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We and our principal stockholders have agreed, or will agree, with the Underwriter, subject to certain exceptions, that, without the prior written consent of the Underwriter, we and they will not, directly or indirectly, during the period ending 180 days after the date of the Offering Circular:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by us or each such principal stockholder or with respect to which us or each such principal stockholder has or hereafter acquires the power of disposition; or

●	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options, and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Exchange Listing

We have applied to NASDAQ to list our Common Stock under the symbol “POGO.” In order to meet one of the requirements for listing our Common Stock on NASDAQ, the Underwriter intends to sell lots of 100 or more shares to a minimum of 300 beneficial holders. Our Common Stock will not commence trading on NASDAQ until all of the following conditions are met: (i) the Minimum Offering is closed; (ii) the offering is terminated; and (iii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 8-A under the Exchange Act, and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of this offering in order that the Form 8-A may become effective as soon as practicable.

Pricing of the Offering

Prior to the offering, there has been no public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available to the Underwriter;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by the Underwriter and us.

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Indemnification and Control

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). If we are unable to provide this indemnification, we will contribute to the payments the Underwriter and its selling agents, affiliates and controlling persons may be required to make in respect of these liabilities.

The Underwriter and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses.

Our Relationship with the Underwriter

In the ordinary course of their various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of those years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Offered Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the Company or a manager or executive officer of the general partner of the Company;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

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(v)	You are a bank or a savings and loan association or other institution as each is defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined in the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), a business development company as defined in the Investment Company Act, a Small Business Investment Company licensed by the United States Small Business Administration under the Small Business Investment Act of 1958, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares;

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; or

(ix)	You are an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) if the investment decision is made by a plan fiduciary (as defined under ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if such employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

For the purposes of calculating your net worth under (ii) above, your net worth is defined as the difference between your total assets and total liabilities. The calculation must exclude the value of your primary residence as an asset and must include any indebtedness secured by your primary residence in excess of the estimated fair market value of the primary residence at the time you purchase the Offered Shares as a liability. In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

Offering Period and Expiration Date

This offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

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PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for Offered Shares in this offering, you should either:

A.	Go to www. .com, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by the Escrow Agent;

OR

B.	Submit an order through a member of the W.R. Hambrecht + Co. selling group syndicate broker-dealers.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Common Stock subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth. For the purposes of calculating your net worth, your net worth is defined as the difference between total assets and total liabilities. The calculation must exclude the value of your primary residence as an asset, and must include any indebtedness secured by your primary residence in excess of the estimated fair market value of the primary residence as a liability. In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, but actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Overview

We seek to transform the way consumers capture and share images and videos from their surroundings, by innovating interactive, sophisticated and accessible technology solutions that unobtrusively enhance consumers’ daily lives. As the smartphone and the selfie camera innovated photography, our first product, PogoCam, offers a new medium of photography with unique technological and design advantages. PogoCam is an ultra-compact, wearable camera that allows users to capture photos and high definition (HD) video (HD) video (720p at 30 frames per second) with audio from point of view without having to fumble for a phone or wear large, unsightly, cameras attached to equally unsightly headgear. PogoCam allows consumers to experience the moment instead of missing out by staring at their screens.

PogoCam is always at the ready when a consumer wants to use it, but can be easily detached and stored for times when a camera is not needed or appropriate. PogoCam is attachable to virtually all eyewear via our PogoLoop or PogoTrack accessories. Unlike other wearable cameras, our product is designed to maintain personal preferences, allowing a consumer to choose virtually any fashion of eyewear that suits their own particular style. As such, PogoCam is well positioned to compete in today’s red-hot image capture market. InfoTrends estimates that 1.2 trillion digital photos will be taken worldwide in 2017, which is 100 billion more photos than were taken in 2016.

We believe that through this unique form of self-capture, point-of-view imagery, we will create an engaged and enthusiastic user base that will be interested in our future products. Even though PogoCam was just released on November 16, 2017, as of January 5, 2018, we have already garnered interest from over 232,000 organic followers on our social network pages and email database. We expect to convert some of these followers into customers for PogoCam and our future products. We have committed and continue to commit substantial resources to research, and developing and protecting the intellectual property for our innovations.

Since our incorporation in 2014, we have focused most of our efforts on launching PogoCam. We launched PogoCam on November 16, 2017. In the future, we intend to focus on augmented reality and wireless power. Please see the discussion under the heading “Our Business” for more details.

Operations

We launched PogoCam, our ultra-compact wearable camera that will create a new interactive way for consumers to capture their point of view, on November 16, 2017. As this was the launch of our first product, we have not yet generated significant revenue. As of January 31, 2018, we had shipped approximately $814,000 worth of products, or sold over 6,000 units of PogoCam.

Since PogoCam is the first product we have launched, there is no assurance that we will be able to successfully design, develop, manufacture, or sell any other commercial products in the future.

Our product development programs involve ongoing research and development and product development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried out by our Chief Visionary Officer.

Our plan is to market PogoCam technology products through diversified sales channels that will include eye care professionals, distributors, retailers, and multiple ecommerce platforms, including PogoCam.com. We believe this approach could provide immediate access to pre-existing distribution channels, thereby potentially increasing market penetration and commercial acceptance of our products and enabling us to avoid expending significant funds for development of a large sales and marketing organization.

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While we currently estimate that we will need between $10,000,000 and $15,000,000 before turning profitable in the second half of 2018, we cannot accurately predict the amount of funding or the time required to successfully commercialize PogoCam or any other products we launch in the future. The actual cost and time required to commercialize our products may vary significantly depending on, among other things, the results of our research and development efforts, the cost of developing, acquiring, or licensing various enabling technologies, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing claims with respect to patents, the regulatory approval process and manufacturing, marketing and other costs associated with commercialization of these technologies. Because of this uncertainty, even if financing is available to us, we may not have sufficient funds to effectuate our business plan.

Significant Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our financial statements and the notes related thereto appearing elsewhere in this Offering Circular. The preparation of such statements in accordance with generally accepted accounting principles requires management to make estimates, assumptions and judgments that affect the amounts reported and disclosed in our financial statements and the notes related thereto. Although we believe our estimates, and the underlying assumptions and judgments, are reasonable, actual results could differ from such estimates. Such differences could be material to the financial statements. Our accounting policies are more fully described in the notes to our financial statements. The accounting policies, estimates and judgments that we believe have the most significant effect on our financial statements are:

●	Use of estimates;

●	Cash;

●	Valuation of inventory;

●	Property and equipment;

●	Intangible Assets;

●	Valuation of long-lived assets;

●	Fair value of financial instruments;

●	Research and development;

●	Advertising;

●	Preferred stock; and

●	Convertible instruments.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and accompanying notes. Actual results could differ from those estimates. Our significant estimates include the valuation of our Common Stock, assumptions made in valuing stock instruments issued for services, debt discounts, and the valuation of the valuation allowance associated with our deferred tax asset.

Cash

Our cash represents deposit accounts with financial institutions and may, at times, exceed federally insured limits.

Valuation of Inventory

Inventory consists of finished goods and component parts, which are purchased from contract manufacturers and component suppliers. Inventory is stated at the lower of cost or market on a first-in, first-out basis. We assess the valuation of inventory and periodically write down the value for estimated excess and obsolete inventory based upon estimates of future demand and market conditions.

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Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Cost of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.

Intangible Assets

Intangible assets consist of website development costs and brand development. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. We capitalize website development costs incurred in accordance with ASC 350-40, “Internal Use Software.” All of our intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit, ranging from 3 to 15 years. This useful life is consistent with the time period over which we believe we will obtain economic benefit for these assets.

Valuation of Long-Lived Assets

We evaluate our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amounts to the expected future undiscounted cash flows attributable to these assets. If it is determined that an asset is not recoverable, an impairment loss is recorded in the amount by which the carrying amount of the assets exceeds the expected discounted future cash flows arising from those assets. No impairment charges were recorded during the years ended December 31, 2016 and 2015, or the six months period ended June 30, 2017.

Fair Value of Financial Instruments

Financial assets and liabilities measured at fair value are grouped in three levels. The levels prioritize the inputs used to measure the fair value of these assets or liabilities. These levels are:

Level 1 — Quoted prices in active markets for identical assets or liabilities. We have no assets or liabilities with Level 1 inputs.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. We have no assets or liabilities with Level 2 inputs.

Level 3 — Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability. We have no assets or liabilities with Level 3 inputs.

Our other financial instruments include cash which we believe approximates fair value due to the short-term nature of these instruments. Our trade payables and notes payable for which the carrying value approximates fair value, as the notes bear terms and conditions comparable to market for obligations with similar terms and maturities.

Research and Development

Research and development expenses consist primarily of personnel-related expenses, consulting and contractor expenses and tooling and prototype materials. Substantially all our research and development expenses are related to developing new products and services and improving PogoCam and its accessories. Research and development costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred and included in selling and marketing expenses.

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Preferred Stock

We apply the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of our preferred stock. Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, preferred shares are classified as stockholders’ equity.

Convertible Instruments

We apply the accounting standards for derivatives and hedging and for distinguishing liabilities from equity when accounting for hybrid contracts that feature conversion options. The accounting standards require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

Results of Operations

Comparison of Fiscal Years Ended December 31, 2016 and December 31, 2015

Research and Development. Our research and development expenses in 2016 increased to $2,418,451 versus $1,730,765 in 2015, an increase of $687,686. This increase was due to costs related to the development of our PogoCam.

Selling and Marketing. Our selling and marketing expenses in 2016 increased to $934,599 versus $254,790 in 2015, an increase of $679,809. This increase was due to increased expenses related to brand awareness activities, including building our ecommerce website and increasing our social media presence.

General and Administrative. Our general and administrative expenses increased to $1,653,096 in 2016 versus $1,046,510 in 2015, an increase of $606,586. The higher general and administrative costs were related to an increase in personnel expenses as we had several part-time employees in 2015 that became full-time during 2016, as well as added employee benefits. We also increased our legal expenses for intellectual property related to conversion of provisional patent applications into utility patent applications, and the filing of design patent applications in the United States and in several foreign countries.

Interest Expense. Interest expense in 2016 was $126,672 versus $693 in 2015. This change was due to four promissory notes taken on in December 2015 and an unsecured loan taken on during 2016.

Net Loss. Our net loss was $5,132,818 in 2016 compared to a net loss of $3,030,134 in 2015. The increase in net loss from 2016 over 2015 was directly related to the increase in research and development expenses, selling and marketing expenses and general and administrative expenses.

Comparison of Six Months ended June 30, 2017 and June 30, 2016

Research and Development. Our research and development expenses for the six months ended June 30, 2017 increased to $3,059,132 from $890,308 during the six months ended June 30, 2016, an increase of $2,168,824. This increase was due to costs related to the development of our PogoCam.

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Selling and Marketing. Our selling and marketing expenses increased to $2,595,491 for the six months ended June 30, 2017 from $179,854 for the six months ended June 30, 2016, an increase of $2,415,637. This increase was due to increased expenses related to brand awareness activities, including building our ecommerce website and increasing our social media presence.

General and Administrative. Our general and administrative expenses increased to $1,475,448 for the six months ended June 30, 2017 from $692,439 for the six months ended June 30, 2016, an increase of $783,009. The higher general and administrative costs were related to an increase in personnel expenses, including additional employee benefits, as we increased our number of employees during 2017. Part of the increase was also due to outsourced services in connection with our preparation for the launch of PogoCam. We also incurred increases in our legal expenses for intellectual property related to conversion of provisional patent applications into utility patent applications, and the filing of design patent applications in the United States and in several foreign countries.

Interest Expense. Interest expense was $227,833 for the six months ended June 30, 2017 versus $7,842 for the six months ended June 30, 2016. This increase in interest expense was due to issuance of a new credit facility during the six months ended June 30, 2017.

Net Loss. Our net loss for the first half of 2017 was $7,357,904 compared to a net loss of $1,770,443 for the same period in 2016. The increase in net loss from the first half of 2017 over the same period in 2016 was directly related to the increase in research and development expenses, selling and marketing expenses and general and administrative expenses, largely in preparation for the commercial launch of PogoCam on November 16, 2017.

Liquidity and Capital Resources

In 2015, we raised aggregate proceeds of $999,800 through the sale of our Series A Preferred Stock at a price of $1.00 per share (as adjusted to $2.00 per share to reflect the Reverse Stock Split), followed by the sale of our Series A-1 Preferred Stock in beginning in 2015 at a price of $2.64 per share (as adjusted to $5.28 per share to reflect the Reverse Stock Split) for aggregate proceeds to date of $2,723,569. Beginning in 2016, we sold our Series B Preferred Stock at a price of $5.24 per share (as adjusted to $10.48 per share to reflect the Reverse Stock Split) for aggregate proceeds to date of $6,013,041. In addition to the sale of our Preferred Stock, we have raised approximately $19,512,054 through short-term and long-term debt instruments, including $13,065,000 in connection with the Square 1 Bank Transaction, $1,999,800 in our recent secured promissory note and warrant financing, and approximately $4,447,254 in other short-term and long-term debt instruments from insiders, some of which have been paid back. As of January 31, 2018, we had approximately $17,128,903 in total indebtedness.

In June 2017, we entered into the Square 1 Facility, of which we have drawn down $9,940,000 as of January 31, 2018. Only interest on the loan is due monthly, with all outstanding principal plus interest due at maturity. We have the option to repay borrowings under the Square 1 Facility agreement without penalty prior to maturity. Under the terms of the Square 1 Facility agreement, the Square 1 Facility will terminate in February 2020. The interest rate on borrowings under the Square 1 Facility is based on prime plus margin based upon the number of banks issuing letters of credit.

We estimate that we will need between $10 million and $15 million to fund our operations for the next 12 months. If we cannot raise additional funds, we would have to scale back operations or seek a partnership with another company. The primary source of our current working capital needs has been short-term loans from certain of our insiders. See the discussion under the heading “Certain Relationships and Related Party Transactions” for more details. In the event that we are unable to draw down additional amounts from the Square 1 Facility or receive additional short-term loans from insiders, our plan of operations, including the launch of PogoCam could be adversely affected.

As of June 30, 2017, we had a cash balance of $1,192,813, an increase of $1,187,396 from $5,417 as of June 30, 2016. The increase was due to borrowing and proceeds from issuance of stock. As of September 30, 2017, we had a cash balance of $14,524. Since inception, we have financed our operations through proceeds from the issuance of stock and debt.

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At June 30, 2017, we had current liabilities of $5,865,225, compared to current assets of $4,675,174, resulting in a negative working capital position of $1,190,051. As at December 31, 2016, we had current liabilities of $972,992, compared to current assets of $464,399, resulting in a negative working capital position of $508,593. The change in working capital was driven mainly by current borrowings on our revolving credit facility and an increase in accounts payable related to the timing of payments to vendors partially offset by prepayments for inventory components as we ramp up for the production and launch of our first product, PogoCam, and an increase in cash resulting from our borrowings on our line of credit.

Due to the “start-up” nature of our business, we expect to incur losses in the short-term. Our continuation as a going concern is dependent on our ability to establish ourselves as a profitable business. To date, our cash flow requirements have been met by debt and equity financings. We will need to raise additional capital in order to meet our obligations and execute our business plan. There is no assurance that additional equity or debt financing will be available when needed or that our management will be able to obtain such financing on terms acceptable to us or that the we will become profitable and generate positive cash flow in the future. If we are unable to raise sufficient additional funds, we will have to develop and implement a plan to extend payables, reduce overhead or scale back our business plan until sufficient capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Subsequent Developments

Subsequent to June 30, 2017, we raised $7,195,350 in additional funds through the issuance of debt. Square 1 Bank has loaned us an additional $4,290,000 with a maturity date of February 14, 2020. In connection with the Square 1 Bank Transaction, two additional investors loaned us $500,000, which debt also matures on February 14, 2020. Interest accrues and no payments of interest or principal are due on this debt prior to the maturity date. We raised $2,000,000 pursuant to a convertible note and warrant financing, which closed November 2, 2017. Promissory notes with a principal amount of $1,999,800 were issued, which mature on November 11, 2018. Additionally, as of January 5, 2018, we had received $698,600 in short-term loans from related parties, of which $293,050 has been repaid.

In order to obtain additional working capital needed to finance the Company, in December 2017, the Board approved a financing of up to $4,000,000 through the issuance of the SAFE Agreements, pursuant to which investors will purchase the right to acquire our equity securities in the future upon the occurrence of certain events. The investment amount under the SAFE Agreements will automatically, upon qualification and approval of this offering, convert into our Common Stock at the lesser of 77% of the offered price hereunder or $7.50. As of January 31, 2018 we had raised an amount of $405,000 pursuant to the SAFE Agreements.

We executed the Reverse Stock Split on January 22, 2018. Unless otherwise stated all share prices and quantities are post-split. The financial statements contained herein have been adjusted to reflect post-split quantities of shares outstanding and exercise prices of convertible securities.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements during the periods presented, and we do not currently have any off-balance sheet arrangements, except that we have a first right of refusal to acquire a company involved in augmented reality.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Relaxed Ongoing Reporting Requirements

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Exchange Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We may remain an emerging growth company for up to five years or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of $1,070,000,000 or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale in this offering, or (iii) the date on which we are deemed to be a “large accelerated filer” (as defined under the Exchange Act) under the rules of the SEC.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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OUR BUSINESS

Company Information

We were incorporated under the laws of the State of Delaware on November 3, 2014 as Photo Eyewear, Inc. We changed our name to PogoTec, Inc. on June 3, 2015. Our principal executive office is located at 4502 Starkey Road, Suite 109, Roanoke, Virginia 24018 and our telephone number is (844) 704-0525. We also have an office located at 2043 Westcliff Drive, Suite 303, Newport Beach, California 92660. Our website address is https://pogotec.com. Information on or accessible through our website is not incorporated into this Offering Circular and should not be considered a part hereof.

Our Business

We seek to transform the way consumers capture and share images and videos from their surroundings, by innovating interactive, sophisticated and accessible technology solutions that unobtrusively enhance consumers’ daily lives. As the smartphone and the selfie camera innovated photography, our first product, PogoCam, offers a new medium of photography with unique technological and design advantages. PogoCam is an ultra-compact, wearable camera that allows users to capture photos and HD video (720p at 30 frames per second) with audio from point of view without having to fumble for a phone or wear large, unsightly, cameras attached to equally unsightly headgear. PogoCam allows consumers to experience the moment instead of missing out by staring at their screens.

PogoCam is always at the ready when a consumer wants to use it, but can be easily detached and stored for times when a camera is not needed or appropriate. PogoCam is attachable to virtually all eyewear via our PogoLoop or PogoTrack accessories. Unlike other wearable cameras, our product is designed to maintain personal preferences, allowing a consumer to choose virtually any fashion of eyewear that suits their own particular style. As such, PogoCam is well positioned to compete in today’s red-hot image capture market. InfoTrends estimates that 1.2 trillion digital photos will be taken worldwide in 2017, which is 100 billion more photos than were taken in 2016.

We have been able to secure a granted US patent relevant to our PogoTrack platform that allows PogoCam and over 100 other electronics devices to attach and detach magnetically to eyewear having a PogoTrack.  We have presently initially licensed PogoTrack to three global frame manufacturers, namely, ClearVision Optical, FGX International and Argus Vision. We anticipate licensing other frame manufacturers and device manufacturers in 2018 in order to develop PogoTrack as a proprietary platform on eyewear. We plan to leverage our PogoTrack platform for future product offerings, including a second generation PogoCam and a consumer focused augmented reality system that is under development.

We believe that through this unique form of self-capture, point-of-view imagery, we will create an engaged and enthusiastic user base that will be interested in our future products. Even though PogoCam was just released on November 16, 2017, as of January 5, 2018, we have already garnered interest from over 232,000 organic followers on our social network pages and email database. We expect to convert some of these followers into customers for PogoCam and our future products. We have committed and continue to commit substantial resources to research, develop and protect the intellectual property for our innovations. We spent an aggregate of approximately $4,149,216 on research and development for fiscal years 2016 and 2015. Our future product focus is with augmented reality and wireless power. We have been granted three utility patents in the United States, four utility patents in Taiwan, 11 design patents in Australia, two design patents in the European Union, and one design patent in China. We have numerous other patent applications on file in the U.S. and around the world.

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PogoCam has already received positive industry recognition. It won first place in the wearables category in the IHS Markit Innovation Awards at CES 2017 and was the subject of the 2017 Gold Stevie award for New Product or Service Introduction of the Year. PogoCam was featured on the NBC Today Show and recognized as one of five technology products to follow in 2017, and has been mentioned in articles appearing in dozens of global media publications. We first launched PogoCam on November 16, 2017. As of January 31, 2018, we had shipped approximately $814,000 worth of products, or sold over 6,000 units of PogoCam. Of the approximately 6,000 units of PogoCam shipped as of January 31, 2018, approximately 4,500 units were sold through our ecommerce site and Amazon.com, 1,360 units were shipped through our optical retail and eyecare professionals channel partner, ClearVision Optical, and 200 units were shipped to Ritz Camera, a big box and specialty retailer. In 2018, we anticipate further expanding the verticals through which PogoCam will be sold to include traditional brick and mortar retail locations, other big box retailers, and more optical shops and specialty stores in the U.S. We also anticipate selling PogoCam in Europe through our ecommerce site and at retail locations, and also selling PogoCam through Alibaba.com in China.

Our business focus

The core of our business is a belief that wearable technology must be fashionable and complement a consumer’s lifestyle. Our current hardware and software solutions allow customers to document and share their daily lives with friends and family.

Wearable

We believe technology is most useful when it is readily accessible. Recent technological advances in sensors, lower power components, and longer-life batteries, combined with the introduction of wireless standards, such as Bluetooth Low Energy, have enabled the emergence of connected devices that are smaller, more power-efficient, track a broader range of biometric data, and fit a wide range of consumer preferences. PogoCam mounts discreetly to almost any eyewear frames where it is readily accessible and with a simple touch users can instantly capture images and HD video (720p at 30 frames per second) with audio and subsequently share them. With PogoCam, users will be able to quickly and intuitively capture what their eyes see to preserve life’s moments.

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Fashionable

We believe that eyewear is an ideal location for wearable technology and every wearer of eyewear, including prescription and nonprescription eyeglasses and sunglasses, represents a potential customer for our products. In designing PogoCam, we recognized that consumers have a broad variety of personal style preferences and with the existing market for eyeglass frames, there is a wide range of products from which they can choose to complement their style. For this reason, PogoCam has been designed to maintain the fashion look of the eyewear to which it is attached and to be easily/instantly removed whenever desired by the user.

In The Moment

We believe that technology should not distract from the consumer’s experience. Often the spontaneity, beauty and uniqueness of experiences are compromised while trying to capture them with traditional handheld cameras or smartphones. PogoCam allows users to seamlessly capture their point of view while also being fully present and engaged in the experiences that matter most. With PogoCam, you do not have to break from the moment in order to preserve it.

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Versatile

We believe that everyone’s lifestyle is different, so we seek to create versatile products that can be used for everyday moments and a variety of occasions and activities. Yet, even the best technologies may not be welcome in all situations. PogoCam is readily accessible when a consumer wants to use it, but can be easily detached and stored for times when a camera is not needed or desired and then reattached. It was specifically designed to be small, lightweight and easily removable and reattachable for this purpose.

Community

We believe community results in a self-reinforcing consumer acquisition model that will fuel our growth. Sharing of pictures and videos with friends and family allows our consumers to share their experiences and perspective with those that matter most to them. With PogoCam, it is easy to let others experience our users’ point of view - what our users see through their own eyes can be easily captured so they can share their story with everyone in the world. Content from our technologies can be shared through social network and content platforms, including Facebook, Instagram, SnapChat, Twitter, Vimeo and YouTube, allowing our consumers to share user-generated content.

Customer Engagement

We believe our success is dependent on engaging with consumers to build a community of enthusiasts. As of January 5, 2018, we had over 160,000 subscribers to our email lists and cumulatively over 72,000 following us on Facebook, Twitter and Instagram. We want to engage with our consumers on an emotional level by building a brand that is inclusive, community-oriented, aspirational, inspirational, complements various lifestyles and addresses the needs of consumers.

The PogoTec Opportunity – Industry Overview and Competitive Environment

Our initial product overlaps with three global multi-billion dollar growing markets – wearable devices, digital photography and eyewear. Consumers are taking more pictures every year and are increasingly turning to mobile devices and wearable cameras to take pictures and video. InfoTrends predicts that there will be 1.2 trillion digital images captured this year. We believe that eyewear is the new medium for wearable electronic devices because it offers users the hands-free ability to share what their eyes see. We are well positioned to impact the huge market this represents with our innovative products.

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The wearable device market is experiencing explosive growth and is projected to grow from $30.0 billion in 2016 to $150.0 billion by 2027, according to new research from IDTechEx (Wearable Technology 2017-2027: Markets, Players, Forecasts, April 2017). According to data from the International Data Corporation (IDC) Worldwide Quarterly Wearable Device Tracker, vendors will ship a total of 125.5 million wearable devices in 2017, marking a 20.3% increase from the 104.3 million units shipped in 2016. From there, the wearables market is predicted to nearly double before reaching a total of 240.1 million units shipped in 2021, resulting in a five-year compound annual growth rate (CAGR) of 18.2%. Of these wearable devices shipped, wearable cameras are expected to increase from 7.4 million units shipped in 2015 to 24.0 million units shipped annually in 2021 (Tractica Report August 2016).

Wearable cameras fall into three major categories: action cameras, body cameras and cameras embedded permanently into eyewear. Action cameras are dominated by GoPro models that can be strapped to the body or head with well-developed mounts or accessories. GoPro cameras can be worn, but are large and are mainly used to capture adventure sports. Body cameras are frequently used by police and security forces and often require an external battery pack. The most well-known eyeglass camera was Google Glass introduced in 2013 with significant fanfare, but low social acceptance. More recently, Snap Spectacles – sunglasses with an embedded video camera – launched initially from difficult-to-find vending machines and pop-up stores. A search of eBay listings yields other built-in camera options, often in the form spyglasses containing hidden cameras in black thick frames with widely varying prices.

We believe photography is more popular than it has ever been and that people are increasingly documenting every part of their lives and using social networks to share their experiences in real time. Platforms such as Facebook, Instagram and Snapchat are built around this trend and allow users to share photos and videos documenting every facet of their lives. According to estimates by InfoTrends, a total of 1.2 trillion digital photos will be taken worldwide in 2017, which is roughly 160 pictures for each of the roughly 7.5 billion people inhabiting planet Earth, and 100 billion more photos than were taken in 2016. Although recently digital camera sales have been dominated by smartphones (the 2016 Camera & Imaging Products Association reports that 98.4% of the consumer cameras sold in 2016 were built into smartphones), we believe that wearable cameras, like PogoCam, will become the new trend for consumers to self-capture events from their point of view.

The global eyewear market is expected to witness significant growth and is projected to exceed $180.0 billion by 2024. The non- prescription sunglass market alone is expected to surpass 450 million units by 2024 (Global Market Insights July 2017).

Eyeglasses are the oldest wearable technology dating back over 700 years and have several unique advantages as a medium for wearable cameras and devices. First, glasses are socially accepted with an estimated four billion people wearing prescription eyeglasses worldwide and an estimated 227.3 million pairs of reading glasses, prescription glasses and sunglasses are sold in the United States each year. Second, there is a huge variety of eyewear choices available for today’s consumers. Third, eyewear places the wearable device close to vision, hearing and speech with head movement carefully controlled with fine motor control of head and neck muscles. This means a user can potentially interact with eyewear technology in ways that go beyond the experience of hand-held devices. By attaching a camera to eyewear, the camera is in line with the user’s line of sight, offering a unique perspective for image-capture. We believe that attaching our products to such a widely accepted and proven global platform will allow our Company to grow rapidly and profitably.

Competition

Presently with PogoCam, our closest product competitors are Snap with Spectacles, Google with Google Glass and GoPro’s series of Hero cameras. The myriad of camera glasses sold on websites, such as eBay, present themselves as additional competing products as well as a new wearable camera startup Opkix, which claims it will launch its OpkixOne in the spring of 2018. We believe we compete favorably with these products because our platform is agnostic (PogoCam attaches to virtually all eyewear), our camera is small, lightweight, hands-free, captures both photos and HD video with audio from our users’ individual viewpoint with the click of a button and will be competitively priced.

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Embedding camera and electronics permanently into eyewear frames creates three significant problems: it drives up the cost of eyewear, creates frames that are thicker and unfashionable and decreases the choice of frame styles and colors for consumers. For instance, Snap Spectacles have a thicker frame to contain the camera and electronics and are only available in one style, one size and just three colors. In selecting eyewear, we believe that fashion almost always trumps function, which is why we are focused on creating wearable technologies that attach to virtually all eyewear allowing each user to choose whatever fashion of eyewear suits their own personal style.

Google Glass failed as a consumer product largely due to its cosmetics; however, Google is a huge, diversified company with strong worldwide brand recognition and significant financial and marketing, research and development and other resources. Google is currently making Glass 2.0: Enterprise Edition for business applications, primarily for factories and warehouses, that will have augmented reality features to allow the glasses to be used as a tool rather than for personal entertainment. Although we currently do not see Google Glass as a competitor in the business to consumer space given the present aesthetic design and target, Google’s future products in the wearable electronics field could compete directly in our category.

GoPro has built its business on manufacturing extreme-sport camera devices. These cameras are part of their Hero series. Although GoPro has built a large following and engaged consumer base, we believe their brand has become too focused on “Be a Hero” such that individuals who do not participate in action or extreme sports have sought alternative products. PogoCam is targeted for the market that is looking for creative solutions for everyday experiences and moments, with no need for extreme use case demands. PogoCam is targeting the mass market. Further, GoPro’s products are often bulky and heavy and not easily wearable or fashionable like PogoCam.

Opkix states that it will launch its Opkix-One in the spring of 2018. There is little known about Opkix other than what can be found on its website.

Although smartphones and tablets have significantly displaced traditional camera sales, we believe PogoCam enables differentiated use cases from mobile devices. In particular, PogoCam allows users to seamlessly capture experiences from their point of view while also being fully present and engaged in the moments whereas mobile devices distract from such moments and require hands-on operation. However, it is possible that in the future the manufacturers of smartphones and tablets may design hands-free, discreet alternatives to compete with wearable electronics. In addition, new companies may emerge and offer competitive products directly in our category.

By design, PogoCam has significant advantages compared to other wearable cameras. In addition to being small, lightweight, hands-free and easy to use, it has the ability to easily attach, detach and reattach to virtually all eyewear preserving the user’s personal style. This places PogoCam in a unique class of cameras that provide consumers with the flexibility of use without requiring camera-embedded eyewear. PogoCam’s lens system and easy user interface permit the user to simply point their head where they want to capture a photo or video and perform all camera operations without the need of a viewfinder. This allows consumers to do something not possible with a handheld smartphone camera. They can participate in an event while photographing it.

Our Strategy

We intend to develop our business and innovate our products by adding new hardware and software functionality that provides increased value to our customers. This will introduce new revenue streams and further differentiate us from competitors. Key components of our strategy include the following:

Continue to enhance capture devices and introduce innovative products

We are focused on advancing our proprietary products by developing innovative devices that complement consumer lifestyles and serve unmet consumer needs. Our target customers already own cameras and devices to capture, preserve, and share images and video content. We plan to differentiate PogoCam from other wearable cameras based on its size, convenience, location, fashion-conscious design and price point.

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We intend to enhance PogoCam with new functionality and leverage our existing intellectual property to enter new markets. For PogoCam, we are developing custom hardware, firmware and software solutions and enhancing product robustness while maintaining miniaturized form factor. With regard to our future product pipeline, we are developing a proprietary augmented reality system that will allow consumers to discover their point of view in a unique way and a wireless power technology to allow consumers to charge compatible electronic devices conveniently on the go.

Build and scale as a lifestyle brand

We believe that everyone’s lifestyle is different, so we seek to create versatile products that can be used for everyday moments and a variety of occasions and activities. We are creating our own marketing content and we plan to aggregate and redistribute our customer’s content to create an engaged and enthusiastic customer base.

Grow internationally

We believe that international markets represent a significant growth opportunity for us. Having launched PogoCam in the U.S., we anticipate launching it into international markets in 2018. We plan to capitalize on the strength of our strategic partnerships to increase our presence worldwide through additional retailers and strategic distribution partnerships.

Extend strategic marketing relationships

We intend to form relationships with marketing partners that will use our products and services to promote their own brands and properties. Such strategic relationships include a leader in optical retail with the world’s largest network of optical retail stores for optical retail distribution, and FGX International (FGXI) (the world’s leading designer and marketer of non-prescription reading glasses, optical frames and sunglasses in the world), ClearVision Optical (CVO) (one of the leading family-owned eyewear distribution companies in North America) and Argus Vision as PogoTrack-licensed frame manufacturers for distribution within their specific channels, the largest global search platform for digital marketing and internet optimization strategy and the world’s largest online retailer for online sales and fulfillment services. We expect to benefit from the expanded brand awareness that traditionally comes with such marketing partnerships and plan to continue developing and leveraging strategic relationships to increase brand awareness for our products.

Products

We believe that everyone’s lifestyle is different, so we seek to create versatile products that can be used for everyday moments and a variety of occasions and activities.

PogoCam

PogoCam is our first consumer product, a self-capture, ultra-compact, wearable camera that can be unobtrusively attached and reattached magnetically to virtually all eyewear so consumers can capture and share the world from their point of view.

When attached to eyewear, PogoCam’s proprietary tiny camera does not alter the fashion look of the eyewear. Also, because it attaches and detaches to and from eyewear, PogoCam does not limit the availability of eyewear styles, colors, or sizes. PogoCam is smaller than a tube of ChapStick® and weighs a minimal 5.5 grams, which is less than two dimes allowing it to be worn comfortably attached to eyewear. The base of PogoCam has a high strength magnet that keeps it firmly attached to eyewear via PogoLoop or PogoTrack. PogoCam helps turn everyday moments into lasting memories (photos, HD video with audio). Just look and shoot! Given that PogoCam captures what our users’ eyes see when looking straight ahead, PogoCam captures a user’s unique perspective.

The first generation of PogoCam has a 5-megapixel sensor and can capture up to 100 photos or six 30-second HD videos (720p at 30 frames per second) with audio before needing to be recharged. Photos can be transferred via Bluetooth to any device with our mobile app and videos are transferred to a computer or laptop via an included USB cable. PogoCam is intended to complement, rather than detract from, a person’s lifestyle and provide a differentiated experience than that of traditional cameras, action sport cameras and smartphones because it is hands-free and discreet.

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Market research performed by the Vantedge Group, LLC has shown strong consumer interest and purchase intent for PogoCam with consumers universally agreeing that PogoCam’s best features are that it is lightweight, small in size, hands-free and fully detachable when a camera is not needed or appropriate.

PogoCam Smart Case

Included with PogoCam is a portable smart case. The smart case will recharge PogoCam three times on the go and holds 16,000 photos or 180 30-second videos. The smart case weighs 1.2 ounces and is small enough to fit easily in one’s pocket. Images are transferred from PogoCam to the smart case. The PogoCam smart case can then transfer photos wirelessly via Bluetooth to any Bluetooth compatible mobile device or tablet with the PogoCam mobile app.

PogoLoop

PogoLoop is a proprietary connector that allows PogoCam to attach magnetically to virtually all eyewear. PogoLoop is less than half the area of a U.S. dime and weighs less than one gram. Each PogoCam retail package includes PogoLoop in three different sizes so consumers can quickly attach PogoLoop to their current glasses and immediately use PogoCam.

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PogoTrack

PogoTrack’s proprietary design is an elegant solution that is incorporated in the temple design in modern eyewear to allow PogoCam and other wearable devices to attach and detach magnetically to PogoTrack frames. Eyewear sold with PogoTrack can be marketed as being either camera ready, or electronic wearable device ready, or technology ready eyewear. PogoTrack eyewear has a built-in metal track in each temple that is part of the design of the glasses. PogoTrack complements the eyewear so when an electronic device is not attached to PogoTrack, it looks like a standard set of frames. We have licensed PogoTrack to FGXI, CVO and Argus Vision. These partners will manufacture and distribute their PogoTrack eyewear collections through their existing distribution channels and pay us a royalty on units sold. For CVO, we expect such royalty payments to commence in 2019.

PogoCam App

The PogoCam app allows users to manage and share their PogoCam images and smart case using a smartphone or tablet. Features include storage and remaining battery life for PogoCam and smart case, Bluetooth transfer of photo images, content editing and sharing to social networks. The PogoCam app provides our team the opportunity to have continuous communication and engagement with our users.  As of January 5, 2018, PogoCam’s app was publicly available in the Google Play store and the iTunes Store.

Research and development / Product Pipeline

Our intellectual property portfolio includes various proprietary solutions that our team has researched and sought patent protection by filing patent applications globally. Our team believes that through innovation, research and development and intellectual property protection, we will be a leader in lifestyle technology solutions enhancing people’s lives while preserving consumer style preferences.

Augmented Reality - PogoAR

Augmented reality is technology that superimposes a computer-generated image or information within the user’s view of the real world, such as a heads-up display. The augmented reality market is expected to grow from $3.33 billion in 2015 to $133.78 billion in 2021, which represents a CAGR of 85.2% through 2021 (Source Zion Market Research November 2016).

Unlike most augmented reality systems, we are developing an easy to use, economical and consumer-focused augmented reality system. One that can be attached to most eyewear frame styles.  PogoAR is being designed to work with eyeglasses having clear prescription lenses as well as non-prescription sunglasses.  Additionally, once fully developed and commercialized, PogoAR should be lightweight, of a small form factor, energy efficient, and connectable to the cloud. PogoAR may have an innovative optical system, signal processing and artificial intelligence core. We expect the product to provide augmented reality functionality as well as capture photos and HD video with audio.

Without PogoAR	With PogoAR

The above images show the current form factor of PogoAR. As with all research and development this form factor may change as the development of PogoAR matures. Multiple patent applications have been filed protecting PogoAR.

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Wireless Power – PogoPower

The wireless power market is predicted to grow rapidly from $1.87 billion annual sales in 2014 to $22.25 billion annual sales by 2022 (Grand View Research 2016).

We are developing a proprietary energy transfer system that provides wireless power to compatible electronic devices with distance separation and orientation freedom via a small, portable device. The ultra-compact receiving components in PogoPower would allow for smaller wearable devices that do not rely solely on embedded batteries and for longer overall use before next charge. In addition to charging PogoCam and future wearable electronics, PogoPower also has the potential to eliminate hearing aid batteries by providing a wireless charging solution. We have developed a working PogoPower prototype and have demonstrated it to leading global technologies companies.

Manufacturing, logistics and fulfillment

We outsource our manufacturing, assembly and supply chain services to enable greater scalable opportunities for our products. PogoCam is manufactured and assembled by Jabil, Inc. (“Jabil”), the 4th largest contract electronics manufacturer in the world based on sales, providing comprehensive electronics design, production and product management services to global electronics and technology companies from facilities in 28 countries around the globe. We have selected Jabil’s high-volume production facility in Huangpu, China for the PogoCam product set (PogoCam + smart case) to optimize scale and growth of PogoCam volume in order to meet anticipated consumer demand. Jabil Huangpu is noted for expertise in camera optics, high-speed assembly and electrical design engineering. PogoCam products undergo CE industry standard quality assurance and quality control testing with daily oversight from PogoTec’s Senior Vice President of Engineering and Manufacturing alongside the Jabil Huangpu teams to deliver a reliable and high-quality product. Our operations, engineering and manufacturing teams will regularly assess manufacturing options in the future for PogoCam and our future products.

We have teamed with proven high-volume freight forwarding leaders to transport our finished goods from Jabil Huangpu by airfreight into the U.S. in order to populate product inventory into our fulfillment centers as quickly as possible. Upon U.S. customs clearance, our finished goods are then transported to multiple warehouse locations operated by proven third party fulfillment partners where those partners then pack and ship our PogoCam product daily to consumers as orders are placed. We will utilize leading fulfillment partners for business to consumer (B2C) sales from the PogoTec.com website and other online marketplaces. A third distribution and logistics partner will fulfill orders to our business to business (B2B) retail partners and offer reverse logistics services and the receipt and handling of product returns, including for our 30-day money back guarantee and any consumer warranty claims. As we continue to scale domestically and internationally, our operations and logistics teams will explore additional fulfillment solutions to optimize expansion capabilities, reduce costs and improve inventory management.

Sales channels and distribution

Our commercial strategy is made up of three pillars – ecommerce, optical retail including eye care professionals, and traditional retail. We believe we have talent with past experience and success in managing each of these channels.

eCommerce channel

We are building a scalable ecommerce platform and digital ecosystem to sell directly to consumers on our website, PogoTec.com. We are creating a destination and one-stop shop for customers where they can find ample product information to make their buying decision, receive customer support, and explore feature articles through our blog. We are focused on a digital marketing and internet optimization strategy that focuses on direct response tactics to drive sales and measure the success of our campaigns. Through a combination of online and offline marketing and advertising, we plan to drive awareness and enhance our brand credibility with consumers. In addition to building a direct purchasing channel, our ecommerce strategy includes selling through existing marketplaces and social platforms to reach customers where they are already shopping. Currently, PogoCam is sold through our ecommerce site, on Amazon.com, and at traditional brick and mortar retail locations in the U.S. We anticipate selling PogoCam on Alibaba.com in China in 2018, and expanding to other global online marketplaces in the future, as appropriate, to expand our reach.

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Optical Retail / Eye Care Professionals

The optical retail and independent eye care professionals channel is comprised of over 40,000 optometrists in the U.S. from which consumers can obtain eye exams, contact lenses and eyeglass frames and lenses. We will initially target this channel of distribution because PogoCam and in the future PogoAR, can attach to virtually all eyewear. The optical retail and eye care professionals channel allows us to engage and educate consumers, who are already shopping for related products, about the benefits of our technology solutions and how they can enhance the functionality of everyday eyewear.

Through our relationship with ClearVision Optical (CVO), we plan to launch PogoTrack in the United States with CVO’s Ocean Pacific brand. CVO is one of the leading family-owned eyewear distribution companies in North America. CVO distributes optical frames and sunglasses in the United States and internationally to eye care professionals, opticians, and optical retailers. CVO’s brands include Ocean Pacific, Revo, Steve Madden, Izod, BCBGMAXAZRIA, and Mark Ecko Cut & Sew. CVO distributes prescription eyewear and sunglasses through optical channels using a direct sales staff inside the U.S. and distributors outside of the country. CVO has 80 salespeople in the U.S. These representatives plan to support our team in selling PogoCam and PogoTrack eyewear.

We have fostered a relationship with a global leader in optical retail with thousands of locations around the world. This retailer seeks to become the innovation leader in global optical retail by offering consumers the most up-to-date product portfolio. Subject to a positive internal employee test, a PogoCam pilot program will be activated in France and Germany in thousands of locations. Assuming a successful pilot, PogoCam is expected to be rolled out to their total global retail network. This partnership will provide an opportunity to significantly enhance PogoCam sales based on an ecommerce referral model whereby customers will be referred to the PogoTec website.

Traditional Retail - Big-Box and Specialty Retail – Direct and Distribution

In addition to the optical retail and independent eye care professionals channel, we believe there are at least 70,000 merchandise chains, drug store chains, and variety store chains that sell eyewear in the U.S. and Canada.

We have built a team of four independent sales representatives with consumer electronics experience to sell our products to big box and mid-market retailers (online and offline), specialty retail and TV retail starting in the first quarter of 2018 across the United States. Our retail strategy is to work with leading, consumer electronic-specific accounts that are well known to help generate brand and product awareness, educate consumers and create sales through advertising and marketing programs within each retailer’s locations. Having a brick and mortar base of retail stores will give PogoCam the platform that it needs for consumers to be able to see, feel, demonstrate, and ask questions about its unique technology and features. Our sales and marketing team is currently working on point of purchase displays and end cap designs to be leveraged by the multiple key accounts with whom we are currently in discussions.

We have secured the opportunity to launch our PogoTrack and PogoCam offerings with FGXI’s Foster Grant brand. FGXI, an Essilor company, is the world’s leading designer and marketer of non-prescription reading glasses, optical frames and sunglasses in the world and no company sells more sunglasses and reading glasses in the U.S. than Foster Grant. FGXI’s collection of well-recognized established brands includes Foster Grant, Gargoyles, Ironman, and Magnivision. FGXI’s eyewear is sold in over 70,000 retail locations worldwide. Each year, FGXI supplies more than 125 million pairs of reading glasses and sunglasses to more than 100,000 points of sale worldwide.

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Foster Grant is currently sold at competitive prices through many mass-market outlets in the United States, including Target and Walmart. PogoTec and FGXI plan to market test Foster Grant Sunglasses with PogoTrack initially in over 100 locations across the United States in 2018. Foster Grant plans to launch six of their best-selling styles (three male and three female) with two color options for each style. At each location, Foster Grant proposes to supply a 36-piece spinning retail display with exclusive PogoTrack sunglass frames and branding. Foster Grant expects to display custom signage that highlights the PogoTrack and PogoCam technology.

Marketing and Advertising

Company Launch

We are building a brand that is inclusive, modern and relatable. We launched PogoCam on November 16, 2017 to coincide with the 2017 holiday season. This was the first time we formally unveiled our brand to the world. Our holiday launch plan included a unified strategy across messaging, visuals, advertising, press releases, media response, social media, retail and educational materials. This unified approach has been and will continue to be the building blocks of our brand voice to the globe.

Through our launch theme “What’s your POV”, we have been engaging the social community around our products to create dialog. The conversations between us and the community will evolve and change, but will be ongoing and based on our users’ interests that inspire and intrigue people.

We are working with our public relations agency, Access Brand Communications, a Ketchum-owned company, to develop and execute a comprehensive media launch plan. We were featured in various gift guides throughout the 2017 holiday season, which helped to create buzz around product availability with a “just in time for the holidays” message to drive online sales.

Long Term Strategies

Our marketing and advertising programs are focused on engaging consumers, building brand awareness, and driving an increase in sales. Our marketing team’s objective is to leverage traditional and digital marketing and advertising, public relations, strategic relationships and channel marketing. As a consumer lifestyle brand, social media plays a critical role in our marketing and advertising strategy. We have garnered interest from a sizeable number of organic followers on our social network pages and email database. We hope and expect to convert some of these followers into customers for PogoCam and our future products who will also generate word-of-mouth advertising for our products.

Creating an inclusive community is an integral part of our brand initiative. Our plan is to create a social influencer network across our vertical categories of technology, travel, family, lifestyle and pets. The network will start domestically and expand into international markets. We anticipate social influencers will be one of our most cost-effective and most impactful marketing tactics at this stage of our business. It will allow us to immediately integrate into subset interest groups, through these influencers. Additionally, this will be a program that goes on throughout the year, thereby enabling us to have a continuous dialog with our consumers.

At this early stage of our business, while we build our brand, we will be highly selective in the events and tradeshows in which we participate. Our current plan is to only attend Consumer Electric Show (CES) as an exhibitor during new product launch cycles, when there is significant launch information to share with the media and potential consumers. Other industry specific tradeshows, such as the International Vision Expo will be leveraged with our optical partners. SXSW and other consumer electronic events offer a platform to demonstrate our products and engage our existing community and attract new consumers.

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Intellectual Property

We believe that strong intellectual property protection for our existing and future products is important to our overall success. We have focused on developing our intellectual property assets, principally patents and patent applications, since our formation. As of January 5, 2018, we have filed 168 provisional patent applications that have now been collapsed into 52 (32 provisional and 20 pending non-provisional) pending United States utility patent applications (provisional and non-provisional) and 78 pending foreign utility patent applications. We have been granted three utility patents in the United States, four utility patents in Taiwan, 11 design patents in Australia, two design patents in the European Union, and one design patent in China. No design patents have been granted in the United States. We have 22 additional design patent applications that have been filed in countries around the world, including the United States.  PogoTec directly owns all of the patents and patent applications described in this Offering Circular. For our United States utility patents, if a patent is issued, the patent duration is 20 years from filing, unless otherwise adjusted by the United States Patent and Trademark Office (USPTO). Two of the three utility patents we have been granted in the United States were filed in August of 2015, and the third was filed in December of 2015. Our Taiwan utility patents have a term of 20 years from the filing date. Three of the four Taiwan utility patents were filed in 2015, and the fourth was filed in 2016. Assuming timely renewal where applicable, our foreign design patents have the following terms from their filing dates: Australia (10 years), China (10 years), and European Union (25 years). All our design patents granted in Australia, China, and the European Union were filed in 2016.

Our patent portfolio gives us a significant technological and competitive advantage over actual and potential competitors and potential copycats. By controlling more eyewear ‘real estate’ we can ensure that any entity that wants to incorporate devices or modularities to glasses would need to leverage our Company. We plan on enforcing our patents as needed to protect our intellectual property rights.

“We have also filed numerous trademark applications related to our Company and products, including “POGOTEC”, “POGO-POWER”, “POGOTEC POGO-CAM”, “POGO-TRACK”, “POGOLOOP”, “PogoAR” and “POGOCAM”.

Our research and development team works closely with our legal team to assess when new developments are patentable. In addition to formal intellectual property protections, we control access to and use of our proprietary and other confidential information through contractual protections with employees and commercial partners.

Employees

We have been fortunate to recruit talent with experience in consumer electronics sales and marketing, manufacturing and engineering. Our employee base has experience working at top companies such as GoPro, Snap, Motorola, Dell, Bosch, Memsic, Johnson and Johnson, Bausch and Lomb and Safilo. As of September 1, 2014, 2015 and 2016 we had four, seven and eight employees, respectively, of which one, two and five, respectively, were full-time and three, five and three, respectively, were part-time.

As of January 5, 2018, we had a total of 23 employees. Two of our employees are in research and development, nine in sales and marketing, six in manufacturing/logistics/fulfillment/customer service, four in finance, and two in general and administrative.

DESCRIPTION OF PROPERTY

Our principal office is located at 4502 Starkey Road, Suite 109, Roanoke, Virginia 24018. We also have an office located at 2043 Westcliff Drive, Suite 303, Newport Beach, California 92660. We lease our office in Roanoke, Virginia, under a three-year lease term ending on December 31, 2019. The current base rent on our Roanoke office is $4,506 per month. The base rent will be approximately $4,641 per month for the calendar year 2018 and $4,780 per month for the calendar year 2019. We also lease our office in Newport Beach for a base rent of $8,014 per month under a lease term of two years and two months ending on August 31, 2019.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

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DIRECTORS, OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

The following table sets forth information regarding our executive officers, directors and certain significant employees, including their ages as of January 5, 2018. The names, locations of residence, ages of, and offices and positions held by, the directors and executive officers have been furnished by each of them and is current as of January 5, 2018.

Name	Age	Position(s)
Brendan Sheil	49	President & Chief Executive Officer and Member of the Board of Directors

Ronald Blum	71	Founder, Chief Visionary Officer, Former Chief Executive Officer, Member of the Board of Directors

Harry Edelson	84	Chairman of the Board of Directors

Edward Greene	74	Member of the Board of Directors

Alan Read Ziegler Jr.	52	Member of the Board of Directors

Diane Munn	55	Chief Financial Officer

Timothy Haley	62	Chief Operating Officer

Joshua Schoenbart	23	Chief Commercial Officer

William Kokonaski	55	Chief Technical Officer

Executive Biographies

Brendan B. Sheil has served as our President and Chief Executive Officer since August 2017 and as a member of our board of directors since December 14, 2016. Until his appointment as our President and Chief Executive, Mr. Sheil was the President of Synergy Ophthalmic Solutions, a medical device, pharmaceutical and consulting firm from November 2009 to August 2017, where he, among other responsibilities, oversaw the operation, growth and maintenance of a multi-state product distribution for surgeons. Mr. Sheil has 25 years of industry experience and a proven record of sound fiscal and strategic planning that provides companies with opportunities to succeed. Mr. Sheil spent more than a decade at Bausch & Lomb as a member of the Sr. Executive Team both while Bausch & Lomb was a public company as well as serving through the transition back to a private entity. Mr. Sheil received a Bachelor of Science in Business from Iowa State University in 1990. Mr. Sheil resides in Kansas City, Missouri. Mr. Sheil’s executive and business experience in our industry qualifies him to serve on our board of directors.

Ronald Blum, O.D., is the founder of PogoTec and served as our President and Chief Executive Officer from November 2014 to August 2017. Dr. Blum has served on our board of directors since November 2014, and is also currently our Chief Visionary Officer, a position he has held since August 2017. Dr. Blum is also the founder and President of BeautiEyes LLC. Dr. Blum has considerable experience founding and leading companies. These include Vision Care Inventing, LLC, where he served as President and Chief Executive Officer from January 2014 to December 2016, Encore Health, LLC, which Dr. Blum founded in 2001, and Encore Vision, Inc., which he founded in 2007. Encore Health, LLC and Encore Vision, Inc. were merged and subsequently sold to Novartis International AG in 2017 for total upfront consideration, as publicly reported by Novartis International AG, of $385 million plus a contingent consideration having a net present value of $90 million. Prior to that, Dr. Blum founded The Egg Factory, LLC, where he served as President and Chief Executive Officer from April 1999 to December 2014. Dr. Blum continues to serve as a member of the board of directors of The Egg Factory, LLC. Dr. Blum was also the founder of PixelOptics, Inc., an electronic eyewear company which pioneered the development of electronic, auto-focusing eyewear, and served as PixelOptics. Inc.’s President from June 2005 to November 2011. Dr. Blum also founded Innotech, Inc., where he served as Chief Executive Officer from June 1992 until the sale of Innotech, Inc. to Johnson and Johnson in 1997 for approximately $135 million.  Dr. Blum was Chief Executive Officer when Innotech was taken public on the NASDAQ in 1995. In addition to his considerable experience and demonstrable success in founding and leading companies, Dr. Blum has developed extensive experience and achieved considerable success in building diverse management teams needed to develop products and executing business strategies, including leading and managing the team that invented and developed the Definity Lens (Progressive Addition Lens). The Definity Lens was acquired in 2005 by Essilor. Dr. Blum is an inventor, visionary, innovator and businessman with a track record of success in commercial innovation. Dr. Blum is named as the inventor or co-inventor on over 500 patents and patent applications worldwide, and nine different innovations or IP portfolios of which Dr. Blum is named as the sole inventor or a co-inventor have been licensed, or sold to seven different global companies. Dr. Blum received his Doctor of Optometry degree from the Southern College of Optometry in 1972. Dr. Blum resides in Roanoke, Virginia. Dr. Blum’s expertise and experience in the optical industry, in addition to his experience as PogoTec’s founder and the founder and or principal executive officer and board member of numerous other companies, qualifies him to serve on PogoTec’s board of directors.

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Harry Edelson has served as the Chairman and a member of our board of directors since August 2016. Mr. Edelson founded Edelson Technology, Inc., an investment company, in 1984 and has served as its President since its inception. Mr. Edelson has considerable experience, having served as a director of more than 100 companies, including China Gerui Advanced Materials Group Ltd., a public company on whose board he previously served from 2010 to 2015. Mr. Edelson has also served as a director of Blackboard, Websense and Chinadotcom. Mr. Edelson is a Chartered Financial Analyst and has served as a consultant and advisor to numerous major corporations. Mr. Edelson was an Institutional Investor All-Star Technology Analyst while working for three of the six leading investment banks on Wall Street. Mr. Edelson received a Bachelor of Science in Physics from Brooklyn College in 1962, a Master of Business Administration (Management) from New York University in 1965, and a Certificate in Telecommunication Engineering from the Cornell University Graduate School of Electrical Engineering in 1966. Mr. Edelson lives in New Jersey. Mr. Edelson’s experience in serving on the board of directors of companies and experience in the technology industry qualifies him to serve on our board of directors.

Alan Read Ziegler Jr. has served on our board of directors since January 12, 2015. Mr. Ziegler is the President of Vantedge Group, LLC, a market research and data analytics firm, a position he has occupied since 2006. Mr. Ziegler has 25 years of experience building and growing companies in the technology and communications industries, with particular expertise in sales, marketing strategy, brand development and customer engagement, and over 14 years’ experience as an entrepreneur and business leader focused on launching and building small to mid-sized technology and marketing businesses. Mr. Ziegler received a Bachelor of Arts degree in Economics from Kenyon College in 1987 and lives in Atlanta, Georgia. Mr. Ziegler’s expertise in emerging companies in particular and entrepreneurship in general, qualifies him to serve as a member of our board of directors.

Edward Greene has served as a member of our board of directors since December 2014. A former officer in the United States Army and a veteran of Vietnam War, Mr. Greene has over 40 years of experience in the optical industry. From September 2006 until his retirement in October 2014, Mr. Greene was the Chief Executive Officer of The Vision Council, a non-profit trade association with over 750 members representing manufacturers and suppliers in the optical industry. From 1995 to 2005, Mr. Greene was the President and Chief Executive Officer of Carl Zeiss Optical, Inc. From 1989 to 1995, Mr. Greene was the President and Chief Executive Officer of Titmus Optical, Inc. From July 2015 to January 2017, Mr. Greene served on the board of directors of PFO Global. Mr. Greene previously served as Chairman of Prevent Blindness America and currently serves on the board of directors of Conexus, a non-profit focused on child vision, and Universal Photonics. Mr. Greene holds a Bachelor of Science and a Master of Science in Ceramic Engineering, from Alfred University and SUNY College of Ceramic, New York, respectively.  Mr. Greene lives in Midlothian, Virginia. Mr. Greene’s considerable executive experience in the optical industry qualifies him to serve on our board of directors.

Timothy Haley has served as our Chief Operating Officer since November 2016. Prior to joining us, Mr. Haley was a managing partner of Heartland Networks from November 2015 to November 2016, a role he had previously occupied from September 2010 to December 2014. From January 2015 to November 2015, Mr. Haley was the Chief Executive Officer of Maritime Broadband, Inc. a satellite antenna equipment manufacturing company and broadband service provider. Mr. Haley has more than 30 years of executive experience in private equity and/or venture capital-backed high-tech product and services companies and has served as a Chief Executive Officer or Senior Operating Manager in five separate growth ventures with a successful exit for investors. Mr. Haley previously served in senior management capacities with Southwestern Bell, Nextel, CommSite International, LifeMinders, Metromedia Telecom, DisCom and American Cellular, among other companies. Mr. Haley attended Indiana State University and Purdue University to study Business Administration.

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William Kokonaski has served as our Chief Technical Officer since March 2015. Mr. Kokonaski was the Chief Technical Officer of Laforge Optical from October 2014 to October 2016. From October 2013 to October 2016, Mr. Kokonaski consulted for various start-up companies and Research and Development groups. From 2005 to 2013, Mr. Kokonaski served as the Chief Technology Officer of PixelOptics, Inc. Mr. Kokonaski has significant experience inventing, developing and commercializing technology products and close to 20 years’ experience as a senior technology executive. Mr. Kokonaski’s range of expertise include managing multi-disciplinary product-development teams, raising venture capital and conducting international and multi-cultural business and technology development. Mr. Kokonaski has previously taken products from the idea stage through development into manufacturing and has been a technology leader in a wide range of industries for over 25 years. Such industries include electronics, optics, acoustic and material development. Mr. Kokonaski received a Bachelor of Arts in Mathematics from Saint Vincent College in 1985, a Bachelor of Science in Electrical Engineering from Penn State University in 1985, and a Master of Science in Applied Physics from the University of Washington in 1989. Mr. Kokonaski is a named inventor on over 100 issued patents in the United States and worldwide.

Diane Munn has served as our Chief Financial Officer since June 2016. Ms. Munn has significant experience in all aspects of finance and accounting, including international accounting and taxation. Prior to joining PogoTec, Ms. Munn served as the Senior Vice President, Finance, of Triple Canopy, Inc. (a global security provider) from 2006 to 2014. Prior to that, Ms. Munn served in senior financial roles with several companies, including as Vice President and Controller of Pearson Government Solutions, Inc. from 2004 to 2006, Chief Financial Officer of InfoPro Incorporated from 2002 to 2003, and as Director of Accounting of Boeing-Autometric, Inc. from 1994 to 2002. Prior to moving to corporate accounting roles, Ms. Munn worked in public accounting with Price Waterhouse. Ms. Munn received a Bachelor of Arts in Accounting from Lynchburg College in 1989 and an Executive Master of Business Administration from George Mason University in 2004. Ms. Munn is a licensed Certified Public Accountant in Virginia.

Joshua Schoenbart has served as our Chief Commercial Officer since September 2017. From January 2017 to September 2017, Mr. Schoenbart served as our Vice President of Corporate Development. From July 2016 to January 2017, he served as our Director of Business Development and from June 2015 to June 2016, he served on the senior management team of our founding team overseeing business development. Prior to joining us, Mr. Schoenbart founded, and served as the Chief Executive Officer of, The EyeBook, a comprehensive database of eye care professionals in the optometric industry, from August 2011 to June 2016. In 2014, Mr. Schoenbart served as one of six entrepreneurs to represent the United States at the G20 Young Entrepreneurs’ Alliance in Sydney, Australia, and was selected to serve as a delegate for United States at the World Entrepreneurship Forum in Lyon, France. Mr. Schoenbart is a recipient of the Future Global Leader Award from Web Summit 2014. Mr. Schoenbart graduated with a Modified Major in Sociology from Dartmouth College in 2016.

Family Relationships

There are no family relationships between any of our executive officers and directors.

Involvement in certain legal proceedings.

None of the following events has occurred during the past ten years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

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(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any federal or state securities or commodities law or regulation; or

(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition

Our board of directors currently consists of five members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

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We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Director Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

We currently have two independent directors. We have a compensation committee but our compensation committee may not currently meet the heightened independence standards required by NASDAQ for compensation committees of listed companies. Our board of directors will re-organize our compensation committee and establish additional committees, to be in effect prior to one year from the date of listing. We intend to add independent directors and adopt the policies and procedures set forth below in order to meet listing requirements of NASDAQ, in accordance with the phase-in provisions of NASDAQ Rule 5615(b). In making determinations concerning independence of members of our board and the committees thereof, our board will consider the relationships that each such person has with our Company and all the other facts and circumstances our board deems relevant in determining independence, including the beneficial ownership of our capital stock by each such person.

Board Committees

Prior to one year from the date of listing, our board will establish two standing committees (an audit committee, and a nominating and corporate governance committee), in addition to reorganizing our compensation committee. Each of our audit, compensation, and nominating and corporate governance committees will operate under a charter that has been approved by our board. We intend to appoint persons to the board of directors and committees of the board of directors as required to comply with the corporate governance requirements of NASDAQ, in accordance with the phase-in provisions of NASDAQ Rule 5615(b). We also intend to appoint such directors in the future that will enable us have a board consisting of a majority of independent directors.

Audit Committee

Prior to the first anniversary of our date of listing, we will appoint three members of our board of directors to the audit committee, one of whom will qualify as an audit committee financial expert within the meaning of SEC regulations and the NASDAQ rules and regulations. In making a determination on which member will qualify as a financial expert, our board expects to consider the formal education and the nature and scope of such member’s previous experience. As described above, we expect to rely on the phase-in provisions of NASDAQ Rule 5615(b) such that at least one member of the audit committee will be independent upon listing, at least two members of the audit committee will be independent within 90 days after listing and the entire audit committee will be independent within one year following listing.

Our audit committee will assist our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee’s responsibilities will include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

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●	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	overseeing our internal accounting function;

●	discussing our risk management policies;

●	establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

●	meeting independently with our internal accounting staff, registered public accounting firm and management;

●	reviewing and approving or ratifying related party transactions; and

●	preparing the audit committee reports required by SEC rules.

Compensation Committee

As previously mentioned, although we currently have a compensation committee, our compensation committee may not currently satisfy the heightened independence requirements of NASDAQ. Prior to the first anniversary of our date of listing, we will reorganize the compensation committee to meet NASDAQ listing standards. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Following this offering, we expect that the compensation committee’s responsibilities will include:

●	reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;

●	making recommendations to our board with respect to the compensation of our Chief Executive Officer and our other executive officers;

●	overseeing evaluations of our senior executives;

●	review and assess the independence of compensation advisers;

●	overseeing and administering our equity incentive plans;

●	reviewing and making recommendations to our board with respect to director compensation;

●	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and

●	preparing the compensation committee reports required by SEC rules.

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Nominating and Corporate Governance Committee

Prior to the first anniversary of our date of listing, we will appoint at least two members of our board of directors to the nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities will include:

●	identifying individuals qualified to become board members;

●	recommending to our board the persons to be nominated for election as directors and to be appointed to each committee of our board of directors;

●	reviewing and making recommendations to the board with respect to management succession planning;

●	developing and recommending corporate governance principles to the board; and

●	overseeing periodic evaluations of board members.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to the first anniversary of our date of listing, we will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or NASDAQ rules concerning any amendments to, or waivers from, any provision of the code.

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EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our executive officers as of December 31, 2017:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Options Awards ($)	All Other Compensation ($)	Total ($)
Brendan Sheil(1)	2017	-	3,790,124	97,292	3,887,416
President & CEO	2016	-	2,477	-	2,477
	2015	-	-	-	-

Ronald Blum(2)	2017	168,031	-	65,479	233,510
Chief Visionary Officer and former CEO	2016	229,680	-	-	229,680
	2015	240,250	-	-	240,250

Diane Munn	2017	167,687	-		167,687
Chief Financial Officer	2016	107,501	44,980	-	152,481
	2015	14,962	8,320	-	23,282

William Kokonaski	2017	207,551	229,079		436,630
Chief Technical Officer	2016	145,958		-	145,958
	2015	100,000	10,000	-	110,000

Timothy Haley(3)	2017	248,156	375,034		623,190
Chief Operating Officer	2016	4,432	-	-	4,432
	2015	-	-	-	-

(1)	On August 1, 2017, Brendan Sheil was appointed to serve as our Chief Executive Officer. Mr. Sheil was not an executive officer of our Company before his appointment. The compensation set forth in this table for 2016 relates to option awards granted to Mr. Sheil for advisory services provided. Includes $97,292 of deferred compensation that Brendan Sheil elected to defer until 2018.

(2)	On August 1, 2017, Brendan Sheil replaced Ronald Blum as Chief Executive Officer and Dr. Blum was appointed to serve as our Chief Visionary Officer. For fiscal years 2015 and 2016, the compensation set forth in this table relates to compensation paid to Dr. Blum for his service as our Chief Executive Officer. Includes $65,479 of deferred compensation that Dr. Blum elected to defer until 2018.

(3)	Effective November 29, 2016, Timothy Haley became our Chief Operating Officer. The compensation set forth in this table relates to compensation paid to Mr. Haley from his appointment date in 2016.

Employment Agreements/Arrangements

Brendan Sheil

On August 1, 2017, Mr. Sheil was appointed to serve as our Chief Executive Officer. We do not currently have a formal employment agreement with Mr. Sheil. On November 1, 2017, our Board approved new employment terms for Mr. Sheil. Under the approved terms, Mr. Sheil will receive an annual base salary of $250,000 (of which $16,500 will be paid and $233,500 will accrue until the Company secures another $10 million in capital) and will be eligible for a performance bonus (with a target of 50% of annual base salary) with the structure and metrics to be determined by the Board. Prior to the closing of this offering, we anticipate entering into an employment agreement with Mr. Sheil upon these terms. Until we enter into an employment agreement with Mr. Sheil, we will pay Mr. Sheil the Missouri minimum wage of $7.70 an hour. Mr. Sheil received an option grant for shares of our Common Stock equal to 5% of our fully-diluted capitalization as of November 1, 2017, half of which was fully vested as of November 1, 2017, and the other half of which will vest in accordance with the Company’s standard employee option grants. Finally, Mr. Sheil will be entitled to 12 months severance for termination without cause or for the Company’s material breach.

Mr. Sheil will become subject to certain restrictive covenants pursuant to certain ancillary agreements we will enter into with him contemporaneously with the execution of his employment agreement.

Ronald Blum

On November 3, 2014, we entered into an employment agreement with Ronald Blum providing for his continued service as our President and Chief Executive Officer. Under the agreement, Dr. Blum was entitled to an annual base salary of $240,000, provided however, that 50% of his base salary would accrue until we raised at least $1,000,000 in capital financing, at which time Dr. Blum’s accrued base salary would be paid to him. Dr. Blum began receiving his salary in July 2015. The base salary was subject to annual review and could be increased from time to time to reflect cost of living increases and other increases awarded in the ordinary course of business to our other key executives. No increases have been awarded under the agreement. Under the agreement, so long as Dr. Blum remained an employee of the Company, he was also eligible to receive an annual performance bonus, which was to be based on a percentage of the base salary as mutually agreed between us and Dr. Blum, should the Company achieve certain performance goals as mutually agreed between us and Dr. Blum. No performance bonuses have been awarded under the agreement.

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The employment agreement also required us to reimburse Dr. Blum for expenses he reasonably incurred in connection with the performance of his duties, in accordance with our policies with respect to such expenses as then in effect. Dr. Blum was also eligible to participate in such benefit plans and programs as we may from time to time offer or provide to our employees. Dr. Blum’s employment was “at-will” and was to continue until terminated in accordance with the provisions of the agreement. Pursuant to the terms of the agreement, if we terminated Dr. Blum without cause, or if Dr. Blum terminated his employment due to our material breach of the employment agreement (as defined in the agreement), Dr. Blum would be entitled to receive a lump sum severance payment, payable within 30 days after such termination, of his base salary through the date of termination, his health insurance for 12 months and a pro-rata portion of any performance bonus accrued on or prior to such termination. Upon such termination, Dr. Blum would also be entitled to receive continuing payments of his base salary for 12 months and any non-compete provisions that Dr. Blum was subject to would terminate. Additionally, upon such termination, all stock options granted to Dr. Blum under any of our plans, except where expressly exempted under the terms of any particular stock option granted subsequent to the date of the employment agreement, would immediately vest and become exercisable as of the date of the termination.

If Dr. Blum terminated his employment agreement without cause, or if we terminated Dr. Blum’s employment for cause, Dr. Blum would be entitled to no further compensation or other benefits except as to any unpaid base salary or other benefits accrued and earned by him up to and including the effective date of such termination. Dr. Blum would not be entitled to any bonus except bonuses earned by him but not yet paid in respect of any prior fiscal years.

Under Dr. Blum’s employment agreement, should he incur excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) for any “excess parachute payments” (as defined under the Code) from us, we are required to pay Dr. Blum such additional amounts as are necessary to place him in the same after-tax financial position as he would have been had he not incurred such tax liability, except we are not required to pay any such amount that is in excess of two times his then base salary.

On August 1, 2017, Brendan Sheil replaced Dr. Blum as our President and Chief Executive Officer and Dr. Blum was appointed our Chief Visionary Officer. We entered into new employment terms with Dr. Blum, effective October 31, 2017, for his services as our Chief Visionary Officer. Under the new employment terms, Dr. Blum’s role as Chief Visionary Officer will be accompanied by a 12-month budget approved by our board of directors, which budget shall be instituted within sixty (60) days after we have secured $10 million in investment capital (the “Investment Threshold”). Dr. Blum is entitled to an annual salary of $240,000 under the new terms, provided however, that effective September 18, 2017 until such time as we have achieved the Investment Threshold, only installments totalling $15,000 shall be paid to Dr. Blum and the remainder of his base salary shall accrue. Upon our achievement of the Investment Threshold, all of Dr. Blum’s then accrued base salary shall be paid in a lump sum on our next payroll date, and regular payment of his base salary shall resume. Until September 1, 2018, Dr. Blum has the option of converting his employment to a consulting relationship with us by providing notice in accordance with the terms of his agreement. Such consulting period shall have a term of no less than 12 months from the date the option is exercised. If the consulting option is exercised, the position shall be a full time consulting position and the fees therefor shall be at the same annual dollar rate as Dr. Blum is then being paid. Such consulting shall be limited to Dr. Blum assisting with our intellectual property. Should Dr. Blum elect to exercise the consulting option, the consulting agreement shall be Dr. Blum’s sole severance package unless the contract is renewed by mutual agreement. All other non-conflicting provisions of Dr. Blum’s original employment contract remain in place.

Mr. Blum is subject to certain restrictive covenants pursuant to certain ancillary agreements we entered into with him contemporaneously with the execution of his employment agreement.

Diane Munn

On February 1, 2017, we entered into an employment agreement with Diane Munn providing for her service as our Chief Financial Officer. Under the agreement, Ms. Munn is entitled to a base annual salary of $200,000.

Under the agreement, so long as Ms. Munn remains an employee of the Company, she is entitled to receive an annual performance bonus upon our achievement of certain performance goals, with the amount of such bonus to be based on such percentage of Ms. Munn’s base salary as is mutually agreed by us and Ms. Munn and approved by our board of directors.

Ms. Munn’s agreement requires us to reimburse her for expenses she reasonably incurs in connection with the performance of her duties, in accordance with our policies with respect to such expenses as then in effect. Ms. Munn is also entitled to participate in such benefit plans and programs as we may from time to time offer or provide to our employees.

Ms. Munn’s employment is “at-will” and will continue until terminated. Pursuant to the terms of the agreement, if we terminate Ms. Munn without cause (as defined in the agreement), or if Ms. Munn terminates her employment due to our material breach of the employment agreement (as defined in the agreement), Ms. Munn will be entitled to receive a lump sum severance payment, payable within 30 days after such termination, of her base salary through the date of termination, and a pro-rata portion of any performance bonuses accrued on or prior to the date of such termination. Additionally, upon such termination, Ms. Munn will also be entitled to receive continuing payments of her base salary for 12 months, and all stock options granted to Ms. Munn under any of our plans, except where expressly exempted under the terms of any particular stock option granted subsequent to the date of the employment agreement, will immediately vest and become exercisable as of the date of the termination.

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If we terminate Ms. Munn for cause, or if Ms. Munn terminates her employment without cause, Ms. Munn will be entitled to no further compensation or other benefits except as to any unpaid base salary or other benefits accrued and earned by her up to and including the effective date of such termination. Upon such termination, Ms. Munn will not be entitled to any bonuses except performance bonuses earned by her but not yet paid in respect of any prior period, and such other benefits, if any, as are in accordance with the terms of the applicable plan or plans and our policies.

Under Ms. Munn’s employment agreement, if a change in control (as defined in our 2015 Equity Incentive Plan) of the Company occurs while Ms. Munn is still employed by us, 100% of her then-unvested shares subject to the vesting provisions of applicable stock option agreements shall automatically vest and become exercisable immediately prior to the effective date of such change in control.

Ms. Munn is subject to certain restrictive covenants under her employment agreement and pursuant to certain ancillary agreements we entered into with her contemporaneously with the execution of her employment agreement.

William Kokonaski

On October 1, 2016, we entered into an employment agreement with William Kokonaski providing for his service as our Chief Technology Officer. Under the agreement, Mr. Kokonaski is entitled to a base annual salary of $230,000. Mr. Kokonaski was also entitled to a signing bonus of $20,000.

Under the agreement, so long as Mr. Kokonaski remains an employee of the Company, he is entitled to receive an annual performance bonus upon our achievement of certain performance goals, as mutually agreed by us and Mr. Kokonaski and approved by our board of directors. The agreement also required us to grant Mr. Kokonaski a stock option, which together with his prior grants, would constitute a total of 2.5% of our Common Stock outstanding as of the date of such grant, at a strike price to be determined by our board of directors. Mr. Kokonaski was granted the aforementioned stock option on March 15, 2017 at a strike price of $1.10 per share (as adjusted to $2.20 per share to reflect the Reverse Stock Split). The options vest monthly in equal installments over three years, starting from October 1, 2016.

Mr. Kokonaski’s agreement requires us to reimburse him for expenses he reasonably incurs in connection with the performance of his duties, in accordance with our policies with respect to such expenses as then in effect. Mr. Kokonaski is also entitled to participate in such benefit plans and programs as we may from time to time offer or provide to our employees.

Mr. Kokonaski’s employment is “at-will” and will continue until terminated. Pursuant to the terms of the agreement, if we terminate Mr. Kokonaski without cause, or if Mr. Kokonaski terminates his employment due to our material breach of the employment agreement (as defined in the agreement), Mr. Kokonaski will be entitled to receive a lump sum severance payment, payable within 30 days after such termination, of his base salary through the date of termination, and a pro-rata portion of any bonuses accrued on or prior to the date of such termination. Upon such termination, Mr. Kokonaski will also be entitled to receive continuing payments of his base salary for 12 months, and all stock options granted to Mr. Kokonaski under any of our plans, except where expressly exempted under the terms of any particular stock option granted subsequent to the date of the employment agreement, will immediately vest and become exercisable as of the date of the termination.

If we terminate Mr. Kokonaski for cause, or if Mr. Kokonaski terminates his employment without cause, Mr. Kokonaski will be entitled to no further compensation or other benefits except as to any unpaid base salary or other benefits accrued and earned by him up to and including the effective date of such termination. Upon such termination, Mr. Kokonaski will not be entitled to any bonuses except bonuses earned by him but not yet paid in respect of any prior period.

Under Mr. Kokonaski’s employment agreement, should he incur excise tax under Section 4999 of the Code for any “excess parachute payments” (as defined under the Code) from us, we are required to pay Mr. Kokonaski such additional amounts as are necessary to place him in the same after-tax financial position as he would have been had he not incurred such tax liability, except we are not required to pay any such amount that is in excess of two times his then base salary.

Mr. Kokonaski is subject to certain restrictive covenants under his employment agreement and pursuant to certain ancillary agreements we entered into with him contemporaneously with the execution of his employment agreement.

Timothy Haley

On November 16, 2016, we entered into an employment agreement with Timothy Haley, effective November 29, 2016, providing for his service as our Chief Operating Officer. Under the agreement, for the period commencing on November 29, 2016 until the time we raised at least $9,000,000 in incremental capital financing (irrespective of the form of such capital financing) or such lesser amount as determined by our board of directors in their sole discretion (such period, the “Transition Employment Period”), Mr. Haley was entitled to an annual base salary of $90,000. Upon the satisfaction of the $9,000,000 financing threshold or our board’s earlier approval, Mr. Haley’s annual base salary was to be increased to $240,000. The financing threshold was satisfied on June 14, 2017, and on June 19, 2017, we increased Mr. Haley’s annual salary to $240,000. Having met the financing threshold, Mr. Haley, under his employment agreement, is entitled to a cash bonus (the “Financing Bonus”) equal to the number of months, including pro rata months, that Mr. Haley provided services to us from November 29, 2016 through the date the financing threshold was satisfied, multiplied by $12,500.

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Under the agreement, Mr. Haley is also eligible for an incentive bonus opportunity for each calendar year beginning January 1, 2017 (the “Performance Bonus”). The Performance Bonus, if any, will be awarded based on criteria established by our Chief Executive Officer and approved by our board of directors. Such Performance Bonus shall not exceed 50% of Mr. Haley’s annual base salary then in effect. During the Transition Employment Period, the employment agreement required us to grant Mr. Haley a stock option to purchase 28,560 shares of our Common Stock which was to vest in 12 equal monthly instalments, beginning on November 29, 2016 and continuing until June 14, 2017. This option has an exercise price of $1.10 per share (as adjusted to $2.20 per share to reflect the Reverse Stock Split), and vesting is contingent on Mr. Haley’s continued service to the Company. 14,280 shares of our Common Stock (as adjusted to 7,140 shares of Common Stock to reflect the Reverse Stock Split) vested pursuant to the requirement described in this paragraph and the remaining grant was terminated.

The employment agreement also required us to grant Mr. Haley, no later than March 15, 2017, an option to purchase 312,379 shares of our Common Stock (as adjusted to 156,190 shares to reflect the Reverse Stock Split), representing approximately 3% of our fully diluted capitalization as of November 29, 2016, at an exercise price equal to the fair market value per share of our Common Stock on the date of the applicable grant. Such grant was to vest in 36 equal monthly increments over three years beginning from November 29, 2016. In the event of a change of control of the Company while Mr. Haley is employed by us, all unvested shares granted as part of the option described in this paragraph shall automatically vest and become exercisable immediately prior to the effective date of such change of control.

Mr. Haley’s employment agreement also grants him tag along rights in the event any of our stockholders decides to sell, in one or more transactions, their holdings of our stock constituting more than 50% of our then outstanding common stock on a fully-diluted basis to a third party before our initial public offering, such that, Mr. Haley would be entitled to participate in such a transaction on a pro rata basis for the same consideration per share and on the same terms as the stockholder or stockholders selling such holdings.

Mr. Haley’s agreement requires us to reimburse him for expenses he reasonably incurs in connection with the performance of his duties, in accordance with our policies with respect to such expenses as then in effect. Additionally, until the date the financing threshold was satisfied, we were required to pay Mr. Haley’s reasonable interim housing expenses in Roanoke, Virginia, as well as his reasonable interim travel expenses between his home at the time and Roanoke, Virginia. Mr. Haley is eligible to participate in such benefit plans and programs as we may from time to time offer or provide to our employees.

Mr. Haley’s employment is “at-will” and will continue until terminated. Pursuant to the terms of the agreement, if we terminate Mr. Haley without cause, Mr. Haley, upon executing a mutually-acceptable general release of claim against us and our affiliates, would be entitled to receive his base salary through the date of termination, continuing payments of his base salary for six months following such termination, any amounts and benefits generally available under our employee benefit plans that he has accrued to the date of termination, a pro rata portion of any Performance Bonus accrued on or prior to the date of termination, and a pro-rata portion of any unpaid Financing Bonus based on the number of months that Mr. Haley provided services to us.

If Mr. Haley terminates his employment without cause, or if we terminate him for cause, Mr. Haley will be entitled to no further compensation or other benefits except as to any unpaid base salary or other benefits accrued and earned by him up to and including the effective date of such termination. Upon such termination, Mr. Haley would not be entitled to any bonuses except bonuses earned by him but not yet paid in respect of any prior period.

Mr. Haley is subject to certain restrictive covenants pursuant to certain ancillary agreements we entered into with him contemporaneously with the execution of his employment agreement.

2015 Equity Incentive Plan, as Amended

Our 2015 Equity Incentive Plan (the “2015 Plan”) was originally adopted by our board of directors and approved by our stockholders in January 2015. Our board of directors adopted the most recent amendment to our 2015 Plan in November 2017 and we will seek stockholder approval within the required 12-month period. An aggregate of 3,150,000 (as adjusted to 1,575,000 shares to reflect the Reverse Stock Split) shares of our Common Stock are reserved for issuance under the 2015 Plan. Our board of directors has determined that, upon the Initial Closing, no further awards will be granted under our 2015 Plan. However, all equity awards granted under our 2015 Plan will continue to be governed by the terms of our 2015 Plan. The purposes of the 2015 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our service providers and to promote the success of the Company’s business.

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Shares Available for Awards.    As of January 22, 2018, after the Reverse Stock Split, we had not issued any shares of our Common Stock pursuant to awards granted under the 2015 Plan, 1,537,981 shares of Common Stock remained subject to outstanding awards under the 2015 Plan and 27,390 shares of Common Stock remained available for issuance under the 2015 Plan. Our board of directors has determined that, upon the Initial Closing, no further awards will be granted under our 2015 Plan. We intend to grant all future equity awards under the 2018 Plan, which is described in more detail under the heading “2018 Stock and Incentive Plan.”

Eligibility.  The persons eligible to receive awards under our 2015 Plan are our employees, directors and consultants.

However, only employees are eligible to receive awards of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”).

Administration.  Our 2015 Plan provides that it shall be administered by our board of directors or, if so delegated, a committee appointed by our board of directors. The party administering our 2015 Plan, whether it is our board of directors or a committee appointed by our board of directors, is referred to under the 2015 Plan as the “administrator”. Subject to the terms of our 2015 Plan, the administrator is authorized to (i) determine the fair market value of our common stock, (ii) select eligible persons to receive awards, (iii) determine the number of shares of our common stock to which awards will relate, (iv) approve forms of award agreement for use under the 2015 Plan, (v) determine the terms and conditions of awards, including exercise price, time or timing of award exercisability, or any vesting acceleration or waiver of forfeiture restrictions, (vi) determine whether to institute and determine the conditions of an award exchange program, (vii) construe the terms of the 2015 Plan and awards granted thereunder, (viii) prescribe, amend and rescind rules and regulations relating to the 2015 Plan (including any foreign sub-plans), (ix) modify or amend any award, including discretion to extend the post-termination exercisability period or maximum term of an option, (x) determine how participants may satisfy tax withholding obligations and the acceptable form of consideration for exercising an option, (xi) authorize any person to execute any award agreement previously granted by the administrator, (xii) allow a participant to defer the receipt of the payment of cash or receipt of common shares that otherwise would be due to such participant and (xiii) make all other determinations deemed necessary or advisable for administering the 2015 Plan.

Stock Options.  Incentive and nonstatutory stock options are granted pursuant to stock option agreements adopted by the administrator. The term of an option will be no more than ten years, and no more than five years with respect to any ISO granted to a participant who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary (a “10% Stockholder”). Generally, the exercise price for an incentive stock option or a nonstatutory stock option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. However, any ISO granted to a 10% Stockholder may not have an exercise price per share less than 110% of the fair market value per share on the date of grant. Notwithstanding the above, options may be granted with a per share exercise price of less than 100% of fair market value per share on the date of grant pursuant to certain transactions and in a manner consistent with Section 424(a) of the Code. A stock option agreement may provide for early exercise prior to vesting and the administrator may at any time offer to buy out any option previously granted.

For purposes of the 2015 Plan, “fair market value” means (i) if our common stock is listed on an established stock exchange, the closing sales price on such exchange on the date of determination, or if no closing bid was reported for such date, the next earliest date or (ii) if our common stock is not listed on an established stock exchange, the value determined in good faith by the administrator. At the time of grant, the administrator shall determine the acceptable form of consideration for exercising an option, which may consist of cash, check, promissory note (to the extent permitted by law), other shares of our common stock, consideration received by the Company through a cashless exercise program, by net exercise or by any other consideration or method of payment. Options will be exercisable as provided under the terms of the 2015 Plan and at such times set forth in the applicable award agreement. An option will be deemed exercised when the Company receives (i) written or electronic notice of exercise, (ii) full payment for the exercised shares (including any applicable tax withholding) and (iii) such representations and documents deemed necessary or advisable by the administrator.

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If an optionee ceases to be a service provider, other than upon termination due to death or disability, the optionee may exercise his or her option within 30 days of termination, or such longer period of time specified in the award agreement (but in no case after the expiration date of the option), to the extent such option is vested on the date of termination. If an optionee ceases to be a service provider due to death or disability, the optionee or his or her beneficiary, may exercise any vested options up to six months following termination (but in no case after the expiration date of the option). Any shares covered by any unvested portion of the option which is forfeited will revert to the 2015 Plan and again be available for grant. The option agreement may provide for early exercise prior to vesting or a right of repurchase.

Limitations.    The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options.

Stock appreciation rights.    Our 2015 Plan also permits the issuance of stock appreciation rights that provide for a payment in cash or shares of our common stock (at the discretion of the administrator), to the holder based upon the increase in the fair market value of our common stock on the date of exercise from the stated exercise price (subject to any maximum number of shares as may be specified in the applicable award agreement). Stock appreciation rights expire under the same rules that apply to stock options.

Restricted stock.    Our 2015 Plan also permits the issuance of restricted stock. Restricted stock represents the purchase of our common stock that is subject to restrictions with respect to sale and transferability of such shares until the stock vests pursuant to the terms of the award agreement.

Restricted stock units.    Our 2015 Plan also permits the issuance of restricted stock units, or RSUs, to our service providers. RSUs granted under our 2015 Plan represent the right to receive shares of our common stock or a cash payment at a specified future date or event and may be subject to vesting requirements.

Transferability.    Unless the administrator permits otherwise, awards may not be transferred, except by will, by the laws of descent or distribution or as permitted by Rule 701 of the Securities Act.

Adjustments. In the event of an equity restructuring as defined in the 2015 Plan, such as a stock split, stock dividend, merger or other recapitalization, the 2015 Plan provides for the proportional adjustment of the number of shares reserved under the 2015 Plan and the number of shares and exercise or purchase price, if applicable, of all outstanding stock awards.

Merger or Change in Control. Unless otherwise provided in the award agreement, in the event of certain corporate transactions, any or all outstanding stock awards under the 2015 Plan may be treated as the administrator determines absent participant consent: that the awards will (i) be assumed or substituted for by any successor corporation, (ii) terminate upon or immediately prior to any such transaction, (iii) vest and become exercisable or payable in whole or in part upon the effectiveness of such transaction, (iv) be terminated in exchange or in replacement for cash or property that would have been realized upon the exercise or realization of such award, or (v) be handled in any combination of the above. If the successor corporation elects not to assume or substitute for such awards, the vesting of such stock awards will accelerate and all restrictions shall lapse. In the event of our dissolution or liquidation, all outstanding options and stock appreciation rights under the 2015 Plan will terminate immediately prior to such event.

Amendment and Termination. Our board of directors has the authority to amend, alter, suspend or terminate the 2015 Plan. However, no amendment or termination of the plan may adversely affect any rights under awards already granted to a participant without the affected participant’s consent.

2018 Stock and Incentive Plan

We intend to adopt our 2018 Stock and Incentive Plan (the “2018 Plan”) before the completion of this offering, under which we may grant equity incentive awards to eligible service providers in order to attract, motivate, and retain the talent for which we compete. The material terms of the 2018 Plan, as it is currently contemplated, are summarized below. Our board of directors is still in the process of developing, approving, and implementing the 2018 Plan and, accordingly, this summary is subject to change.

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All equity awards granted under our 2015 Plan will continue to be governed by the terms of our 2015 Plan. The purposes of the 2018 Plan are to attract personnel capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company and to compensate such persons with opportunities for stock ownership, aligning the interests of such persons with the Company’s stockholders. The main features of the 2018 Plan are summarized below. This summary is qualified by reference to the text of the 2018 Plan, which is filed as an exhibit to the registration statement of which this Offering Circular is a part.

Shares Available for Awards.   The maximum number of shares of our common stock that may be issued under the 2018 Plan is 3,000,000 plus (i) any reserved shares not issued or subject to outstanding grants under the 2015 Plan on the effective date, (ii) shares that are subject to awards granted under the 2015 Plan that cease to be subject to such awards by forfeiture or otherwise after the effective date, (iii) shares issued under the 2015 Plan before or after the effective date pursuant to the exercise of stock options that are, after the effective date, forfeited, (iv) shares issued under the 2015 Plan that are repurchased by the Company at the original issue price, and (v) shares that are subject to stock options or other awards under the 2015 Plan that are withheld to satisfy the tax withholding obligations related to any award.

Eligibility.  The persons eligible to receive awards under our 2018 Plan are our employees, directors and consultants. However, only employees are eligible to receive awards of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”).

Administration.  Our 2018 Plan provides that it shall be administered by the compensation committee of the board of directors. Subject to the terms of our 2018 Plan, the committee is authorized to (i) designate plan participants (ii) determine the types of awards to be granted, (iii) determine the number of shares to be covered by each award, (iv) determine the terms and conditions of any award, (v) amend the terms of any award, subject to specific plan limitations, (vi) accelerate the vesting of any award, (vii) determine the consideration for which awards may be exercised, (viii) determine any permissible deferral features for awards, (ix) interpret and administer the plan and any award agreement, (x) establish, amend, suspend or waive any plan rules and regulations, (xi) make any other determination and take any other action that the committee deems necessary or desirable, and (xii) adopt any subplan, modification or rules as necessary or desirable to comply with non-U.S. jurisdictions. Unless otherwise expressly provided, all designations and determinations made by the committee shall be final, conclusive and binding on any participant.

Stock Options.  Incentive and nonstatutory stock options are granted pursuant to stock option agreements adopted by the administrator. The term of an option will be no more than ten years, and no more than five years with respect to any ISO granted to a participant who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary (a “10% Stockholder”). Generally, the exercise price for an incentive stock option or a nonstatutory stock option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. However, any ISO granted to a 10% Stockholder may not have an exercise price per share less than 110% of the fair market value per share on the date of grant. Notwithstanding the above, options may be granted with a per share exercise price of less than 100% of fair market value per share on the date of grant pursuant to certain transactions and in a manner consistent with Section 424(a) of the Code. A stock option agreement may provide for early exercise prior to vesting and the administrator may at any time offer to buy out any option previously granted.

For purposes of the 2018 Plan, “fair market value” means (i) if our common stock is listed on an established stock exchange, the closing sales price on such exchange on the date of determination, or if no closing bid was reported for such date, the next earliest date, (ii) if our common stock is not listed on any established stock exchange, (x) the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes for our common stock or (y) the value determined by the board of directors, or any authorized committee of the board. At the time of grant, the administrator shall determine the acceptable form of consideration for exercising an option, which may consist of cash, check, other shares of our common stock, by net exercise or by any other consideration or method of payment (aside from a promissory note). Options will be exercisable as provided under the terms of the 2018 Plan and at such times set forth in the applicable award agreement. An option will be deemed exercised when the Company receives (i) written or electronic notice of exercise, (ii) full payment for the exercised shares (including any applicable tax withholding) and (iii) such representations and documents deemed necessary or advisable by the administrator.

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If an optionee ceases to be a service provider, other than upon termination due to death or disability, the optionee may exercise his or her option within 30 days of termination, or such longer period of time specified in the award agreement (but in no case after the expiration date of the option), to the extent such option is vested on the date of termination. If an optionee ceases to be a service provider due to death or disability, the optionee or his or her beneficiary, may exercise any vested options up to six months following termination (but in no case after the expiration date of the option). Any shares covered by any unvested portion of the option which is forfeited will revert to the 2018 Plan and again be available for grant.

Limitations.  The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options.

As of the date hereof, no shares of our common stock have been issued under the 2018 Plan. No non-employee director may be granted any award or awards denominated in shares that exceed $150,000 in the aggregate (based on grant date value) in any calendar year. This limit does not apply to any award made pursuant to any election by the director to receive an award in lieu of all or a portion of annual and committee retainers and meeting fees.

Stock appreciation rights.  Our 2018 Plan also permits the issuance of stock appreciation rights that provide for a payment in cash or shares of our common stock (at the discretion of the administrator), to the holder based upon the increase in the fair market value of our common stock on the date of exercise from the stated exercise price (subject to any maximum number of shares as may be specified in the applicable award agreement). Stock appreciation rights expire under the same rules that apply to stock options.

Restricted stock.  Our 2018 Plan also permits the issuance of restricted stock. Restricted stock represents the purchase of our common stock that is subject to restrictions with respect to sale and transferability of such shares until the stock vests pursuant to the terms of the award agreement.

Restricted stock units.  Our 2018 Plan also permits the issuance of restricted stock units, or RSUs, to our service providers. RSUs granted under our 2018 Plan represent the right to receive shares of our common stock or a cash payment at a specified future date or event and may be subject to vesting requirements.

Performance awards.  The 2018 Plan permits the grant of performance stock awards and performance cash awards where our committee can structure such awards so that stock will be issued or cash paid pursuant to such awards only upon the achievement of certain pre-established performance goals during a designated performance period.

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Transferability.  Aside from awards of fully vested and unrestricted shares, unless the administrator permits otherwise, awards may not be transferred, except by will, by the laws of descent or distribution or if permitted by the committee, for no value and in accordance with the rules of Form S-8.

Adjustments.  In the event of an equity restructuring as defined in the 2018 Plan, such as a stock split, stock dividend, merger or other recapitalization, the 2018 Plan provides for the proportional adjustment of the number of shares reserved under the 2018 Plan and the number of shares and exercise or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions.  Unless otherwise provided in the award agreement, in the event of certain corporate transactions, any or all outstanding stock awards under the 2018 Plan may be treated as the administrator determines absent participant consent: that the awards will (i) be terminated in exchange for property (to the extent that an amount would have been attained upon exercise or realization of rights under any such award) or replaced with other rights or property, (ii) assumed or substituted for by any successor corporation, (iii) vest and become exercisable or payable in whole or in part upon the effectiveness of such transaction, (iv) be terminated in exchange or in replacement for cash or property that would have been realized upon the exercise or realization of such award, or (v) be handled in any combination of the above. If the successor corporation elects not to assume or substitute for such awards, the vesting of such stock awards will accelerate and all restrictions shall lapse. In the event of our dissolution or liquidation, all outstanding options and stock appreciation rights under the 2018 Plan will terminate immediately prior to such event.

Amendment and Termination.  Our board of directors has the authority to amend, alter, suspend or terminate the 2018 Plan. However, no amendment or termination of the plan may adversely affect any rights under awards already granted to a participant without the affected participant’s consent.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides a summary of the securities authorized for issuance under our equity compensation plans as of December 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2015 Plan	552,505	$0.50	342,623
Equity compensation plans not approved by security holders	-	-	-
Total	552,505	$0.50	342,623

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Outstanding Equity Awards at 2017 Fiscal Year-End

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Options Exercise Price Per Share	Option Expiration Date
Brendan Sheil	11/1/2017	182,972	182,972	$10.18	10/31/2027
	3/15/2017	23,211	6,250	$2.20	3/14/2027
	6/27/2016	4,764	-	$0.52	6/26/2026
William Kokonaski	3/15/2017	40,494	63,633	$2.20	3/14/2027
	6/1/2015	22,917	2,083	$0.40	5/31/2025
Diane Munn	12/15/2015	12,000	4,000	$0.52	12/15/2018
	6/27/2016	22,500	18,000	$0.52	4/1/2019
	6/27/2016	23,000	23,000	$0.52	6/1/2019

Compensation of Directors

The following table sets forth information concerning the compensation for the fiscal year ended December 31, 2016 of our directors who are not also named executive officers.

DIRECTOR COMPENSATION - YEAR ENDED DECEMBER 31, 2016

Name	Fees earned or paid in cash ($)(4)	Stock Awards ($)	Option awards ($)(1)(2)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Harry Edelson(3)	-	-	-	-	-	-
Edward Greene	-	-	$2,600	-	-	-	$2,600
Alan Read Ziegler Jr.	-	-	$2,600	-	-	-	$2,600
David Milne(5)	-	-	$6,500	-	-	-	$6,500
William C. Pate(5)	-	-	$2,600	-	-	-	$2,600
Richard Russo(5)	-	-	$2,600	-	-	-	$2,600
Richard Lindstrom(5)	-	-	$2,600	-	-	-	$2,600

(1)	The amounts reported represent the aggregate grant-date fair value of the stock options granted to the directors in 2016, calculated in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited financial statements included in this Offering Circular. Other than as set forth in the section titled Certain Relationships and Related Party Transactions, our non-employee directors did not hold any equity awards as of December 31, 2016.

(2)	All options were granted under our 2015 Plan. A summary of our 2015 Plan is set forth under the heading “2015 Equity Incentive Plan, as Amended.”

(3)	Harry Edelson joined our board subsequent to the date options were granted to our directors.

(4)	During 2016, no cash director fees were earned by or paid to any non-management member of the board of directors but each of our nonemployee directors was reimbursed for ordinary expenses incurred in connection with attendance at meetings of the board of directors. In the future, to recruit and maintain qualified directors we believe that we will likely have to begin paying annual retainers, board committee membership and board meeting fees. It is not expected that such fees will be paid to any directors who are also our employees.

(5)	Resigned as of December 14, 2016.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since our incorporation in 2014, we have entered into the following transactions in which our directors, executive officers or holders of more than 5% of our capital stock had or will have a direct or indirect material interest. The following transactions do not include compensation, termination and change-in-control arrangements, which are described under “Management.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would have been paid or received, as applicable, in arm’s-length transactions. Except as described below, we are not aware, after enquiring with each of our directors, officers, and principal stockholders, of any material interest, direct or indirect, of any our directors, executive officers, principal stockholders, or any associate or affiliate thereof, in any transaction within the last three years, or in any proposed transaction, that has materially affected or will materially affect our company.

Debt Related Party Transactions

On December 31, 2014, we entered into a promissory note whereby Ronald Blum, who is a member of our board, our Chief Visionary Officer, former Chief Executive Officer and founder, and a 5% or greater stockholder, loaned the Company $51,154 at an interest rate of 4%. This loan was repaid in full on April 13, 2015.

On December 22, 2015, we entered into a convertible promissory note whereby John McDougall, a 5% or greater stockholder, loaned the Company $75,000, at an original interest rate of 5% and with a maturity date of February 28, 2016 in exchange for a warrant to purchase 2,839 shares (as adjusted to 1,420 shares to reflect the Reverse Stock Split) of our Series A-1 Preferred Stock. The interest rate was increased to 12% effective from July 1, 2016, the maturity date was extended to December 31, 2016 and a warrant to purchase 11,362 shares (as adjusted to 5,682 shares to reflect the Reverse Stock Split) of our Series A-1 Preferred Stock was issued. This loan was repaid in full on December 31, 2016.

On December 23, 2015, we entered into a convertible promissory note whereby Richard Russo, a former member of our board of directors, loaned the Company $50,000 at an original interest rate of 5% and with a maturity date of February 28, 2016 in exchange for a warrant to purchase 1,893 shares (as adjusted to 947 shares to reflect the Reverse Stock Split) of Series A-1 Preferred Stock. The interest rate was increased to 12% effective July 1, 2016, the maturity date was extended to December 31, 2016, and a warrant to purchase 7,575 shares (as adjusted to 3,788 shares to reflect the Reverse Stock Split) of Series A-1 Preferred Stock was issued. Mr. Russo used a portion of the loan repayment proceeds to acquire 10,000 shares (as adjusted to 5,000 shares to reflect the Reverse Stock Split) of Series B Preferred Stock with the remainder repaid in full on December 31, 2016.

On December 24, 2015, we entered into a convertible promissory note whereby Diane Munn, our Chief Financial Officer, loaned the Company $100,000 at an original interest rate of 5% with a maturity date of February 28, 2016 in exchange for a warrant to purchase 3,787 shares (as adjusted to 1,894 shares to reflect the Reverse Stock Split) of our Series A-1 Preferred Stock. The interest rate was increased to 12% effective July 1, 2016, the maturity date was extended to December 31, 2016, and a warrant to purchase 15,151 shares (as adjusted to 7,576 shares to reflect the Reverse Stock Split) of our Series A-1 Preferred Stock was issued. This loan was repaid in full on December 31, 2016.

On July 8, 2016, we entered into a convertible promissory note whereby Harry Edelson, the Chairman of our board of directors and a 5% or greater stockholder, loaned the Company $1,000,000 at an interest rate of $12%. As of November 1, 2017, we had paid back $225,317 in principal, and $117,012 in interest on the note leaving $774,683 in principal outstanding on the note which has a maturity date of July 8, 2020.

On February 6, 2017, we entered into a promissory note whereby Ronald Blum loaned $35,000 to the Company as a short-term non-interest bearing loan. We repaid this loan in full on March 6, 2017.

On March 29, 2017, we entered into a note and warrant purchase agreement, and a secured negotiable promissory note, whereby Ronald Blum loaned the Company $1,000,000 at an interest rate of 10%. This loan was later consolidated into the Square 1 Bank Transaction and was secured by the Company’s intellectual property. We repaid this note in full on June 14, 2017 in the amount of $1,017,534.25.

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On April 24, 2017, we entered into a note and warrant purchase agreement, and a secured negotiable promissory note, whereby John McDougall loaned the Company $1,000,000 at an interest rate of 10%. This loan was later consolidated into the Square 1 Bank Transaction and was secured by the Company’s intellectual property. We repaid this note in full on June 14, 2017 in the amount of $1,011,232.88.

On May 17, 2017, we entered into a promissory note whereby Ronald Blum loaned the Company $400,000 at an interest rate of 6%. We repaid this note in full on June 14, 2017 in the amount of $401,249.31.

On June 1, 2017, we entered into a promissory note whereby Ronald Blum loaned the Company $75,000 at an interest rate of 6%. We repaid this note in full on June 14, 2017 in the amount of $75,049.32.

On June 14, 2017, we entered into a credit agreement with Square 1 Bank for the Square 1 Facility.  The agreement provides that Square 1 Bank may loan up to $20,000,000 to us, if Square 1 Bank is fully secured by investors’ collateral in the form of standby letters of credit or pledged accounts.  The maturity date of the Square 1 Facility is February 14, 2020.  As of January 5, 2018, 17 investors have provided standby letters of credit collateral securing $11,150,000, which includes letters of credit for $1,000,000 each from each of Ronald Blum, John McDougall and Richard Lindstrom, a former member of our board.  In addition, as part of the Square 1 Bank Transaction, four additional investors have entered into promissory notes loaning the Company a total amount of $3,900,000.  On September 22, 2017, Fly High Eyes, LLC, a limited liability company that is managed by Brendan Sheil, loaned the Company $200,000 pursuant to a promissory note in connection with the Square 1 Bank Transaction.  Four of the investors (two of whom provided standby letters of credit and two of whom loaned the Company money pursuant to promissory notes, but not Fly High Eyes, LLC) did so in consideration of obtaining a warrant to purchase shares of our Common Stock issued in the name of Fly High Eyes, LLC.  Fly High Eyes, LLC is a 5% or greater stockholder.  Brendan Sheil is our Chief Executive Officer and President, and a member of our board of directors.  The letters of credit and separate promissory notes totaling $15,050,000 are secured by all of our intellectual property.  The standby letters of credit and the promissory notes have an interest rate of 13%. No payments of interest or principal are due on the $3,900,000 in notes prior to their maturity date.

On August 1, 2017, we entered into a standby letter of credit for $1,000,000 with Pacific Western Bank, for the benefit of Jabil Circuit, Inc., the company that manufactures our products. As of January 5, 2018, it has not been drawn down. The standby letter of credit has a maturity date of July 21, 2018.

On October 6, 2017, we entered into a promissory note pursuant to which Ronald Blum made a short-term, non-interest bearing loan to the Company of $290,000. On November 3, 2017, we repaid $145,000 of this note. On January 31, 2018, we entered into an amended and restated promissory note for the remaining $145,000, which has a maturity date of March 31, 2018.

On October 6, 2017, we entered into a promissory note pursuant to which Brendan Sheil made a short-term, non-interest bearing loan to the Company of $296,100. On November 3, 2017, we repaid $148,050 of this note.

On January 31, 2018 we entered into an amended and restated promissory note for $260,550 (which is the aggregate amount owed to Brendan Sheil on separate promissory notes), which has a maturity date of March 31, 2018.

On January 31, 2018, we entered into a promissory note pursuant to which Ronald Blum made a short-term, non-interest bearing loan to the Company of $32,500 with a maturity date of April 30, 2018.

On February 1, 2018, we entered into a promissory note pursuant to which John McDougall made a short-term, non-interest bearing loan to the Company of $32,500 with a maturity date of April 30, 2018.

On February 1, 2018, we entered into a promissory note pursuant to which Kurt Weir of Fly High Eyes, LLC made a short-term, non-interest bearing loan to the Company of $100,000 with a maturity date of April 30, 2018.

Equity Related Party Transactions

Common Stock and Options to Purchase Common Stock

On January 12, 2015, Ronald Blum was issued 3,275,000 shares of our Common Stock (as adjusted to 1,637,500 shares of Common Stock to reflect the Reverse Stock Split) for a total purchase price of $327.50. On May 26, 2015, he transferred 6,000 shares of Common Stock (as adjusted to 3,000 shares of Common Stock to reflect the Reverse Stock Split) to each of Richard Lindstrom, a former member of our board of directors, and Edward Greene and Alan Read Ziegler Jr., both current members of our board of directors. On July 26, 2016 and September 20, 2016, Dr. Blum transferred 47,348 shares of Common Stock (as adjusted to 23,674 shares of Common Stock to reflect the Reverse Stock Split) and 17,046 shares of Common Stock (as adjusted to 8,523 shares of Common Stock to reflect the Reverse Stock Split), respectively, to Pogo, LLC, which is owned by John McDougall and others. On February 14, 2017, Dr. Blum transferred 47,348 shares of Common Stock (as adjusted to 23,674 shares of Common Stock to reflect the Reverse Stock Split) to Fly High Eyes, LLC and on July 25, 2017, he transferred his remaining shares of Common Stock to Blum Family, LLC. On July 25, 2017, each of Bradley J. Blum and Melissa B. Johnson transferred 250,000 shares of Common Stock (as adjusted to 125,000 shares of Common Stock to reflect the Reverse Stock Split) to Blum Family, LLC. On December 14, 2017, Blum Family, LLC transferred 47,348 shares of Common Stock (as adjusted to 23,674 shares of Common Stock to reflect the Reverse Stock Split) to Fly High Eyes, LLC and the entity now holds 1,685,629 shares after transfers and Reverse Stock Split.

On January 12, 2015, Vantedge Group, LLC, which is owned by Alan Read Ziegler Jr., was issued 250,000 shares of our Common Stock (as adjusted to 125,000 shares of Common Stock to reflect the Reverse Stock Split) for a total purchase price of $25.00. This stock was transferred to Alan Read Ziegler Jr. on November 17, 2015 and is now 125,000 shares of Common Stock after the Reverse Stock Split.

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On July 26, 2016, Harry Edelson was issued 922,176 shares of our Common Stock for a total purchase price of $9,221.76, which is now 461,088 shares of Common Stock after the Reverse Stock Split.

On each of June 1, 2015, June 27, 2016 and November 1, 2017, Edward Greene was awarded an option to purchase 25,000, 10,000 and 10,000 shares of our Common Stock, respectively, which are now options to purchase 12,500, 5,000 and 5,000 shares of our Common Stock, respectively, after the Reverse Stock Split.

On each of June 1, 2015, June 27, 2016 and November 1, 2017, Alan Read Ziegler Jr. was awarded an option to purchase 25,000, 10,000 and 10,000 shares of our Common Stock, respectively, which are now options to purchase 12,500, 5,000 and 5,000 shares of our Common Stock, respectively, after the Reverse Stock Split.

On each of June 1, 2015, June 27, 2016 and March 15, 2017, Richard Lindstrom was awarded an option to purchase 25,000, 10,000 and 10,000 shares of our Common Stock, respectively, which are now options to purchase 12,500, 5,000 and 5,000 shares of our Common Stock, respectively, after the Reverse Stock Split.

On each of June 1, 2015, June 27, 2016 and March 15, 2017, Richard Russo was awarded an option to purchase 25,000, 10,000 and 10,000 shares of our Common Stock, respectively, which are now options to purchase 12,500, 5,000 and 5,000 shares of our Common Stock, respectively, after the Reverse Stock Split.

On each of June 1, 2015 and March 15, 2017, William Kokonaski, our Chief Technical Officer, was awarded an option to purchase 50,000 and 208,253 shares of our Common Stock, respectively, which are now options to purchase 25,000 and 104,127 shares of our Common Stock, respectively, after the Reverse Stock Split.

On each of December 17, 2015, June 27, 2016 and March 15, 2017, William Pate, a former member of our board, was awarded an option to purchase 25,000, 10,000 and 10,000 shares of our Common Stock, respectively, which are now options to purchase 12,500, 5,000 and 5,000 shares of our Common Stock, respectively, after the Reverse Stock Split.

On each of December 17, 2015 and June 27, 2016, Diane Munn, our Chief Financial Officer, was awarded an option to purchase 32,000 and 173,000 shares of our Common Stock, respectively, which are now options to purchase 16,000 and 86,500 shares of our Common Stock, respectively, after the Reverse Stock Split.

On each of December 17, 2015 and March 15, 2017, Joshua Schoenbart, our Chief Commercial Officer, was awarded an option to purchase 32,000 and 48,000 shares of our Common Stock, respectively, which are now options to purchase 16,000 and 24,000 shares of our Common Stock, respectively, after the Reverse Stock Split.

On each of March 4, 2016 and March 15, 2017, David Milne was awarded an option to purchase 25,000 and 10,000, respectively, shares of our Common Stock, which are now options to purchase 12,500 and 5,000 shares of our Common Stock, respectively, after the Reverse Stock Split.

On each of March 4, 2016, June 27, 2016 and May 24, 2017, John McDougall was awarded an option to purchase 313,998, 51,136, 22,900 shares of our Common Stock, respectively, which are now options to purchase 156,999, 25,568 and 11,450 shares of our Common Stock, respectively, after the Reverse Stock Split.

On each of June 27, 2016, March 15, 2017 and November 1, 2017, Brendan Sheil was awarded options to purchase 9,528, 58,921 and 731,886 shares of our Common Stock, respectively, which are now options to purchase 4,764, 29,461 and 365,944 shares of our Common Stock, respectively, after the Reverse Stock Split.

On March 15, 2017, Timothy Haley, our Chief Operating Officer, was granted three options to purchase a total of 340,939 shares of our Common Stock, which are now options to purchase 170,470 shares of our Common Stock, respectively, after the Reverse Stock Split.

On November 1, 2017, Harry Edelson was granted options to purchase 40,000 shares of our Common Stock, which are now options to purchase 20,000 shares of our Common Stock, respectively, after the Reverse Stock Split.

Preferred Stock

On March 12, 2015, we entered into a Series A Preferred Stock Purchase Agreement with Lindstrom Family Limited Partnership #2, an entity related to Richard Lindstrom, pursuant to which it invested $50,000 in the Company in exchange for shares of our Series A Preferred Stock at $1.00 per share (as adjusted to $2.00 to refect the Reverse Split).

On March 12, 2015, we entered into a Series A Preferred Stock Purchase Agreement with J. McDougall IRA Holdings, LLC, an entity related to John McDougall, pursuant to which it made investments of $249,800 in the Company in exchange for shares of our Series A Preferred Stock at $1.00 per share (as adjusted to $2.00 to reflect the Reverse Split) and warrants to purchase 49,960 shares (as adjusted to 24,980 shares to reflect the Reverse Stock Split) of our Series A Preferred Stock.

On May 5, 2015, we entered into a Series A Preferred Stock Purchase Agreement with Edward Greene pursuant to which he invested $50,000 in the Company in exchange for shares of our Series A Preferred Stock at $1.00 per share (as adjusted to $2.00 to reflect the Reverse Split).

On May 28, 2015, we entered into a Series A Preferred Stock Purchase Agreement with Richard Russo pursuant to which he invested $50,000 in the Company in exchange for shares of our Series A Preferred Stock at $1.00 per share (as adjusted to $2.00 to reflect the Reverse Split).

On July 20, 2015, we entered into a Series A-1 Preferred Stock Purchase Agreement with William Pate pursuant to which he invested $160,000 in the Company in exchange for shares of our Series A-1 Preferred Stock at $2.64 per share (as adjusted to $5.28 to reflect the Reverse Split).

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On July 27, 2015, we entered into a Series A-1 Preferred Stock Purchase Agreement with J. McDougall IRA Holdings, LLC pursuant to which it invested $119,996 in the Company in exchange for shares of our Series A-1 Preferred Stock at $2.64 per share (as adjusted to $5.28 to reflect the Reverse Split) and a warrant to purchase 9,090 (as adjusted to 4,545 shares to reflect the Reverse Stock Split) shares of Series A-1 Preferred Stock.

On August 18, 2015, we entered into a Series A-1 Preferred Stock Purchase Agreement with JMC Investments, LLC, an entity related to John McDougall, pursuant to which it made investments of $129,994 in the Company in exchange for shares of our Series A-1 Preferred Stock at $2.64 per share (as adjusted to $5.28 to reflect the Reverse Split) and a warrant to purchase 9,848 shares (as adjusted to 4,924 shares to reflect the Reverse Stock Split) of Series A-1 Preferred Stock.

On March 23, 2016, we entered into a Series A-1 Preferred Stock Purchase Agreement with David Milne, a former member of our board of directors, pursuant to which he invested $50,000 in the Company in exchange for shares of our Series A-1 Preferred Stock at $2.64 per share (as adjusted to $5.28 to reflect the Reverse Split).

On June 30, 2016, we entered into a Series A-1 Preferred Stock Purchase Agreement with Fly High Eyes, LLC pursuant to which it invested $512,566 in the Company in exchange for shares of our Series A-1 Preferred Stock at $2.64 per share (as adjusted to $5.28 to reflect the Reverse Split) and a warrant to purchase 38,830 shares (as adjusted to 19,415 shares to reflect the Reverse Stock Split) of Series A-1 Preferred Stock.

On July 6, 2016, we entered into a Series A-1 Preferred Stock Purchase Agreement with Pogo, LLC, pursuant to which it invested $340,000 in the Company in exchange for shares of our Series A-1 Preferred Stock at $2.64 per share (as adjusted to $5.28 to reflect the Reverse Split).

On December 31, 2016, we entered into a Series B Preferred Stock Purchase Agreement with Richard Russo pursuant to which he invested $52,400 in the Company in exchange for shares of our Series B Preferred Stock at $5.24 per share (as adjusted to $10.48 to reflect the Reverse Split) and a warrant to purchase 1,000 shares (as adjusted to 500 shares to reflect the Reverse Stock Split) of Series B Preferred Stock.

On April 4, 2017, we entered into a Series B Preferred Stock Purchase Agreement with Fly High Eyes, LLC pursuant to which it invested $2,754,961 in the Company in exchange for shares of our Series B Preferred Stock at $5.24 per share (as adjusted to $10.48 to reflect the Reverse Split) and a warrant to purchase 52,575 shares (as adjusted to 26,288 shares to reflect the Reverse Stock Split) of Series B Preferred Stock.

Warrants

On June 14, 2017, in connection with the Square 1 Bank Transaction, Richard Lindstrom was issued a warrant to purchase 181,818 shares (as adjusted to 90,909 shares to reflect the Reverse Stock Split) of our Common Stock, Ronald Blum was issued a warrant to purchase 181,818 shares (as adjusted to 90,909 shares to reflect the Reverse Stock Split) of our Common Stock and Fly High Eyes, LLC was issued a warrant to purchase 962,628 shares of our Common Stock. On October 24, 2017, the Fly High Eyes, LLC warrant was cancelled in exchange for a warrant to purchase 909,090 shares (as adjusted to 454,545 shares to reflect the Reverse Stock Split) of our Common Stock.

On June 29, 2017, in connection with the Square 1 Bank Transaction, John McDougall was issued a warrant to purchase 181,818 shares (as adjusted to 90,909 shares to reflect the Reverse Stock Split) of our Common Stock.

On September 25, 2017, in connection with an additional investment in the Square 1 Bank Transaction, Fly High Eyes, LLC was issued a warrant to purchase 36,364 shares (as adjusted to 18,182 shares to reflect the Reverse Stock Split) of our Common Stock.

The Blum Family, LLC has issued two warrants to the Company pursuant to which we can buy up to 391,443 shares (as adjusted to 195,722 shares to reflect the Reverse Stock Split) of our Common Stock from the Blum Family, LLC.

SAFES

On each of January 4, 2018 and January 31, 2018, Harry Edelson invested $105,000 and $100,000, respectively, pursuant to the SAFE Agreements.

Other Related Party Transactions

On September 15, 2016, we entered into an agreement with Ronald Blum and e-Vision Smart Optics, Inc., a corporation, and e-Vision LLC, a limited liability company of which Ronald Blum is a member. Under the agreement, Ronald Blum assigned to e-Vision Smart Optics, Inc. and e-Vision LLC his rights regarding certain patent applications to pursue a narrow field of use that is not material to PogoTec’s business. E-Vision Smart Optics, Inc. and e-Vision LLC granted a perpetual and royalty-free license to the technologies in the assigned patent applications to PogoTec. PogoTec, in turn, granted e-Vision Smart Optics, Inc. and e-Vision LLC a limited right to access PogoTec’s confidential information relating solely to electro-active lens or optics that comes from PogoTec’s non-partnering development efforts during the period of September 12, 2015 to September 12, 2017. PogoTec also granted e-Vision Smart Optics, Inc. and e-Vision LLC a perpetual and royalty-free license to use the confidential information obtained during that period. The access granted to our confidential information through this agreement is limited, not within the scope of PogoTec’s business, and will not affect our ability to protect our intellectual property. Brendan Sheil, our Chief Executive Officer, is also a director of e-Vision Smart Optics.

Policies and Procedures for Related Party Transactions

We currently do not have a formal policy concerning transactions with related persons. Related party transactions have traditionally been approved by a majority of the disinterested members of the board of directors. In connection with the offering, we plan to adopt a written policy, effective upon completion of the offering, that will require all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, to be approved in advance by our audit committee. The written policy will require any request for such a transaction to first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will be required to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction will be on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

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PRINCIPAL STOCKHOLDERS

The following table set forth information as of January 22, 2018 regarding the ownership of our Common Stock after the Reverse Stock Split by:

●	each person (including any “group”) who is known to us to be the beneficial owner of more than 5% of our Common Stock; and

●	each named executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on a total, fully diluted capitalization of 7,824,246 as of January 22, 2018.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Common Stock subject to options that are exercisable within 60 days following January 22, 2018 or preferred shares that are convertible within 60 days following January 22, 2018 are deemed to be outstanding and beneficially owned by the optionee or holder for the purpose of computing share and percentage ownership of that optionee or holder. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole or shared voting and investment power for all securities below shown as beneficially owned by them. The Series A Preferred Stock, the Series A-1 Preferred Stock and the Series B Preferred Stock are automatically convertible into shares of our Common Stock upon the closing of an initial public offering. The following table does not reflect such conversion.

Name and Address of Beneficial Owner(1)	Common Stock	Series A Preferred Stock	Series A-1 Preferred Stock	Series B Preferred Stock	% of Fully-Diluted Capitalization
Brendan Sheil(2)	732,584	-	116,492	289,166	14.55%
Ronald Blum(3)	1,877,864	-	-	-	24.00%
Harry Edelson(4)	470,532	-	-	-	6.01%
Edward Greene(5)	21,749	25,000	-	-	0.60%
Alan Read Ziegler Jr.(6)	146,749	-	-	-	1.88%
Diane Munn(7)	66,041		9,470		0.97%
Timothy Haley(8)	72,218	-	-	-	0.92%
Joshua Schoenbart(9)	17,248				0.22%
William Kokonaski(10)	74,171	-	-	-	0.95%
Directors and Executive Officers	3,479,156	25,000	125,962	289,166	50.09%
John McDougall(11)	316,057	149,880	141,194	-	7.76%

1.	The address for each person is care of PogoTec, Inc.

2.	The shares of Common Stock beneficially owned by Brendan Sheil includes shares of Common Stock issuable upon the exercise of the following options: (i) fully vested option for 4,764 shares of Common Stock granted June 27, 2016, (ii) fully vested options for 16,961 shares of Common Stock granted March 15, 2017, (iii) option for 12,500 shares of Common Stock granted March 15, 2017, of which 7,812 shares are vested or will become vested within 60 days of January 22, 2018, (iv) fully vested option for 182,972 shares of Common Stock granted November 1, 2017, and (v) option for 182,972 shares of Common Stock granted November 1, 2017, of which no shares are vested or will become vested within 60 days of January 22, 2018. The shares beneficially owned by Brendan Sheil also includes (i) 47,348 shares of Common Stock owned by Fly High Eyes, LLC, (ii) 472,727 shares of Common Stock issuable upon the exercise of two Common Stock warrants, exercisable for 7 years from the date of issuance, (iii) 97,077 shares of Series A-1 Preferred Stock owned by Fly High Eyes, LLC, (iv) 19,415 shares of Series A-1 Preferred Stock issuable upon the exercise of a Series A-1 Warrant issued to Fly High Eyes, LLC, exercisable until June 20, 2020, (v) 262,878 shares of Series B Preferred Stock owned by Fly High Eyes, LLC, and (vi) 26,288 shares of Series B Preferred Stock issuable upon the exercise of a Series B warrant issued to Fly High Eyes, LLC exercisable until August 24, 2021. All of the warrants issued to Fly High Eyes, LLC will be net exercised immediately prior to our initial public offering pursuant to its terms.

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3.	The shares of Common Stock beneficially owned by Ronald Blum includes (i) 90,909 shares of Common Stock issuable upon the exercise of a Common Stock warrant exercisable from June 14, 2019, which will be net exercised immediately prior to our initial public offering pursuant to its terms, and (ii) 1,786,955 shares of outstanding Common Stock owned by Blum Family, LLC, an entity over which Ronald Blum has voting and investment power.

4.	The shares of Common Stock beneficially owned by Harry Edelson includes 461,088 shares of outstanding Common Stock and shares of Common Stock issuable upon the exercise of options granted November 1, 2017 for 20,000 shares of Common Stock, of which 9,444 shares are vested or will become vested within 60 days of January 22, 2018.

5.	The shares of Common Stock beneficially owned by Edward Greene includes 3,000 shares of outstanding Common Stock, and shares of Common Stock issuable upon the exercise of options granted (i) June 1, 2015 for 12,500 shares of Common Stock, of which 12,500shares are vested, (ii) June 27, 2016 for 5,000 shares of Common Stock, of which 4,583 shares are vested or will become vested within 60 days of January 22, 2018, and (iii) November 1, 2017 for 5,000 shares of Common Stock, of which 1,666 shares are vested or will become vested within 60 days of January 22, 2018.

6.	The shares of Common Stock beneficially owned by Alan Read Ziegler Jr. includes 128,000 shares of outstanding Common Stock and shares of Common Stock issuable upon the exercise of options granted (i) June 1, 2015 for 12,500 shares of Common Stock, of which 12,500shares are vested, (ii) June 27, 2016 for 5,000 shares of Common Stock, of which 4,583 shares are vested or will become vested within 60 days of January 22, 2018 and (iii) November 1, 2017 for 5,000 shares of Common Stock, of which 1,666 shares are vested or will become vested within 60 days of January 22, 2018.

7.	The shares of Common Stock beneficially owned by Diane Munn includes shares of Common Stock issuable upon the exercise of options granted (i) December 17, 2015 for 16,000 shares of Common Stock, of which 13,333 shares are vested or will become vested within 60 days of January 22, 2018 and (ii) June 27, 2016 for 86,500 shares of Common Stock, of which 52,708 shares are vested or will become vested within 60 days of January 22, 2018.

8.	The shares of Common Stock beneficially owned by Timothy Haley includes shares of Common Stock issuable upon the exercise of options granted (i) March 15, 2017 for 14,280 shares of Common Stock, of which 7,140 shares are vested and the remainder have been cancelled and (ii) March 15, 2017 for 156,190 shares of Common Stock, of which 108,467 shares are vested or will become vested within 60 days of January 22, 2018.

9.	The shares of Common Stock beneficially owned by Joshua Schoenbart includes shares of Common Stock issuable upon the exercise of options granted (i) March 15, 2017 for 24,000 shares of Common Stock, of which 10,582 shares are vested or will become vested within 60 days of January 22, 2018 and (ii) December 17, 2015 for 16,000 shares of Common Stock, of which 6,666 shares are vested or will become vested within 60 days of January 22, 2018.

10.	The shares of Common Stock beneficially owned by William Kokonaski includes shares of Common Stock issuable upon the exercise of options granted (i) June 1, 2015 for 25,000 shares of Common Stock, of which 25,000 shares are vested or will become vested within 60 days of January 22, 2018 and (ii) March 15, 2017 for 104,127 shares of Common Stock, of which 49,171 shares are vested or will become vested within 60 days of January 22, 2018.

11.	The shares of Common Stock beneficially owned by John McDougall includes shares of Common Stock issuable upon the exercise of (i) the following options: (a) fully vested option for 156,999 shares of Common Stock granted March 4, 2016, (b) fully vested option for 11,450 shares of Common Stock granted May 24, 2017, and (c) option for 25,568 shares of Common Stock granted June 27, 2016, of which 24,502 shares are vested or will become vested within 60 days of January 22, 2018, and (ii) the following warrants: (a) warrant for 90,909 shares of Common Stock exercisable for 7 years from the date of issuance and (b) 7,102 shares of Series A-1 Preferred Stock issuable upon the exercise of Series A-1 Warrants exercisable until December 22, 2020. The shares beneficially owned by John McDougall also includes the following securities held by J. McDougall IRA Holdings, LLC: (i) 124,900 shares of outstanding Series A Preferred Stock, (ii) 22,728 shares of outstanding Series A-1 Preferred Stock, (iii) 24,980 shares of Series A Preferred Stock issuable upon the exercise of a Series A Warrant exercisable until March 12, 2020, and (iv) 4,545 shares of Series A-1 Preferred Stock issuable upon the exercise of a Series A-1 Warrant exercisable until June 20, 2020. The shares beneficially owned by John McDougall also includes the following securities held by JMC Investments, LLC: (i) 24,622 shares of outstanding Series A-1 Preferred Stock and (ii) 4,924 shares of Series A-1 Preferred Stock issuable upon the exercise of a Series A-1 Warrant exercisable until June 20, 2020. Finally, the shares beneficially owned by John McDougall also includes the following securities owned by Pogo, LLC (i) 32,197 shares of outstanding Common Stock, (ii) 64,394 shares of outstanding Series A-1 Preferred Stock, and (iii) 12,879 shares of Series A-1 Preferred Stock issuable upon the exercise of a Series A-1 Warrant exercisable until July 20, 2020. All of the warrants described above will be net exercised immediately prior to our initial public offering pursuant to its terms.

Change of Control

We are not aware of any arrangements with respect to our securities, the operation of which may at a subsequent date result in a change of control of our Company.

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DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our amended and restated certificate of incorporation and amended and restated bylaws. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws that will be in effect upon the completion of this offering, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Preferred Stock Conversion

Prior to the closing of this offering, our then existing preferred stockholders will elect to convert all of their shares of preferred stock into common stock in accordance with the Company’s certificate of incorporation currently in effect.

Authorized and Outstanding Shares

Immediately prior to the closing of this offering, we will file an amended and restated certificate of incorporation pursuant to which our authorized capital stock will consist of 50,000,000 shares of Common  Stock, par value $0.0001 per share, of which 2,731,023 shares are issued and outstanding as of January 22, 2018. Our authorized capital stock will also include 5,000,000 shares of preferred stock , par value $0.0001 of which none will issued and outstanding at the closing of our offering. Under Delaware law and generally under state corporation laws, the holders of our Common Stock and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

We executed the Reverse Stock Split on January 22, 2018. As of January 22, 2018, our authorized capital stock consists of (i) 15,000,000 shares of Common Stock, of which 2,731,023 are outstanding, (ii) 1,200,000 shares of Series A Preferred Stock, of which 499,900 are outstanding, (iii) 1,300,000 shares of Series A-1 Preferred Stock, of which 515,829 are outstanding, and (iv) 1,350,000 shares of Series B Preferred Stock, of which 573,760 are outstanding. In addition, we have reserved 1,729,527 shares of Common Stock, 59,980 shares of Series A Preferred Stock, 91,479 shares of Series A-1 Preferred Stock and 57,377 shares of Series B Preferred Stock for issuance pursuant to outstanding warrants. Finally, we have reserved 1,575,000 shares of Common Stock for issuance pursuant to our 2015 Plan. Immediately prior to the Initial Closing, all of outstanding Preferred Stock will convert into Common Stock on a 1-1 basis and all of our warrants, except the warrants with an exercise price of $10.18 that have been issued since November 1, 2017, will be net exercised for shares of our Common Stock.

Common Stock

Voting Rights. The holders of the Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting for the election of directors will not be provided for in our amended and restated certificate of incorporation in effect upon the closing of this offering, which means that the holders of a majority of our voting shares will be able to elect all of the directors then standing for election.

Dividends. Subject to preferences that may be granted to shares of preferred stock outstanding at the time, holders of Common Stock will be entitled to receive dividends when, as and if declared by the Board from funds legally available therefor. The payment of dividends on the Common Stock will be a business decision to be made by our Board from time to time based upon results of our operations and our financial condition and any other factors that our Board considers relevant. Payment of dividends on the Common Stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the assets legally available for distribution to our stockholders, subject to any preferential or other rights of any then outstanding preferred stock.

70

Absence of Other Rights or Assessments. Holders of Common Stock will have no preferential, preemptive, conversion or exchange rights. There will be no redemption or sinking fund provisions applicable to the Common Stock. When issued in accordance with our amended and restated certificate of incorporation and law, shares of our Common Stock will be fully paid and non-assessable.

Preferred Stock

Immediately prior to the closing of this offering, we will file an amended and restated certificate of incorporation which will authorize the issuance of 5,000,000 shares  of  “blank check” preferred stock, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions as shall be determined by our board of directors, which may include without limitation thereof, dividend rights, conversion rights, preemptive rights, redemption privileges and liquidation preferences.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and might adversely affect the market price of our Common Stock.

There will be no shares of preferred stock issued and outstanding as of the date we close this offering, and no outstanding securities convertible into or exercisable for preferred stock. We have no current plan to issue any shares of our preferred stock after the closing of this offering.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our Common Stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our board of directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Prior to this offering, there has been no market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of Common Stock available for resale shortly after this offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Holders

As of January 22, 2018, we had 15 holders of our Common Stock and 53 holders of our preferred stock.

Upon completion of this offering, assuming the maximum amount of shares of Common Stock offered in this offering are sold, there will be 10,490,913 shares of our Common Stock outstanding. This does not include the preferred stock conversion, net exercise of our warrants, conversion of the convertible promissory note dated July 8, 2016 or exercise of any currently outstanding options.

Options

As of January 22, 2018, we had outstanding options to purchase 1,537,981 shares of our Common Stock under our 2015 Plan and 27,390 shares remained available for future awards.

71

SHARES ELIGIBLE FOR FUTURE SALE

The 2,666,667 shares of our Common Stock sold in this offering will be freely tradable in the public market, except to the extent they are acquired by an “affiliate” of ours, as such term is defined in Rule 405 under the Securities Act. Under Rule 405, an affiliate of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person. Any affiliate of ours that acquires our Common Stock can only further transact in such Common Stock in compliance with Rule 144 under the Securities Act, which imposes sales volume limitations and other restrictions on such further transactions. See “Rule 144”, below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Lock-Up Agreements

We and our officers, directors, and current stockholders have agreed, or will agree, with the Underwriter, subject to certain exceptions, that, without the prior written consent of the Underwriter, we and they will not, directly or indirectly, during the period ending 180 days after the date of the Offering Circular:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the aforementioned or with respect to which any of the aforementioned has or hereafter acquires the power of disposition; or

●	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.

LEGAL MATTERS

Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Dorsey & Whiney LLP.

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EXPERTS

Our financial statements as of and for the years ended December 31, 2016 and 2015 appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of Marcum LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act.

Our certificate of incorporation provides for indemnification of our officers, directors and other employees to the fullest extent permitted by the Delaware Law.

Our bylaws, as amended (“Bylaws”), state that we shall indemnify and hold harmless, to the fullest extent permitted by Delaware Law as it presently exists or may hereafter be amended, any director or officer of the Company who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the board of directors. Our Bylaws also permit us to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Company who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to our certificate of incorporation, our Bylaws and/or the Delaware Law, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this offering, we will be required to file periodic reports and other information with the SEC pursuant to Regulation A. Should we become a public company, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

POGOTEC, INC.

As of and for the Years Ended December 31, 2016 and 2015

As of and for the Six Months Ended June 30, 2017 and 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of PogoTec, Inc.

We have audited the accompanying balance sheets of PogoTec, Inc. (the “Company”) as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PogoTec, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 1, the Company has incurred net losses since inception and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP New York, NY November 16, 2017, except for Note 16, as to which the date is February 2, 2018

F-2

PogoTec, Inc.

Balance Sheets

	December 31,	December 31,
	2016	2015
Assets
Current assets
Cash	$184,812	$140,458
Prepaid expenses	275,844	232,142
Other current assets	3,743	10,764
Total current assets	464,399	383,364
Equipment, net	18,885	8,808
Intangible assets, net	109,496	-
Deferred issuance costs	258,209	-
	$850,989	$392,172

Liabilities and Stockholders’ Deficit

Current liabilities
Current portion of notes payable to related parties, net of debt discount of $0 and $6,145, respectively	$217,693	$243,855
Accounts payable	456,838	571,150
Accrued expenses	298,461	222,210
Total current liabilities	972,992	1,037,215

Long-term liabilities
Notes payable to related parties, net of current portion, net of debt discount of $210,924	488,383	-
Total liabilities	1,461,375	1,037,215

Commitments and contingencies
Stockholders’ deficit
Series A Convertible Preferred Stock, $0.0001 par value, 1,200,000 and 1,100,000 shares designated December 31, 2016 and 2015, respectively; 499,900 and 524,900 shares issued and outstanding at December 31, 2016 and December 31, 2015 respectively; aggregate liquidation preference of $999,800 and $1,049,800 at December 31, 2016 and 2015, respectively	50	52
Series A-1 Convertible Preferred Stock, $0.0001 par value, 1,300,000 shares designated; 515,829 shares issued and outstanding at December 31, 2016 and 500,000 shares authorized; 267,041 shares issued and outstanding at December 31, 2015; aggregate liquidation preference of $2,723,530 and $1,284,975 at December 31, 2016 and 2015, respectively	52	27
Series B Convertible Preferred Stock, $0.0001 par value, 1,200,000 shares designated; 293,435 shares issued and outstanding at December 31, 2016; aggregate liquidation preference of $3,075,199 at December 31, 2016	29	-
Common stock, $0.0001 par value, 15,000,000 shares authorized; 2,711,088 shares issued and outstanding at December 31, 2016 and 10,000,000 authorized; 2,250,000 shares issued and outstanding at December 31, 2015	271	225
Stock subscription receivable	-	(50,000)
Additional paid in capital	7,629,411	2,512,034
Accumulated deficit	(8,240,199)	(3,107,381)
Total stockholders’ deficit	(610,386)	(645,043)
	$850,989	$392,172

The accompanying notes are an integral part of these financial statements.

F-3

PogoTec, Inc.

Statements of Operations

For the Years Ended December 31, 2016 and 2015

	December 31,	December 31,
	2016	2015

Net Sales	$-	$-
Cost of sales	-	-
Gross profit	-	-

Operating expenses
Research and development	2,418,451	1,730,765
Selling and marketing	934,599	254,790
General and administrative	1,653,096	1,046,510
	5,006,146	3,032,065
Operating loss	(5,006,146)	(3,032,065)

Other (expense) income
Interest expense	(126,672)	(693)
Other income, net	-	2,624
	(126,672)	1,931
Net loss	$(5,132,818)	$(3,030,134)
Net loss per share, basic and diluted	$(2.17)	$(1.92)
Weighted average common shares outstanding	2,362,122	1,574,863

The accompanying notes are an integral part of these financial statements.

F-4

PogoTec, Inc.

Statements of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2016 and 2015

	Preferred Stock				Stock	Additional		Total
	(Series A, A-1 and B)		Common Stock		Subscription	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Deficit
Balance, December 31, 2014	-	$-	-	$-	$-	$-	$(77,247)	$(77,247)
Net loss							(3,030,134)	(3,030,134)
Issuance of founder’s common stock			2,250,000	225		225		450
Issuance of Series A preferred stock and warrants	524,900	52			(50,000)	1,050,048		1,000,100
Issuance of Series A-1 preferred stock and warrants	267,041	27				1,410,348		1,410,375
Recognition of debt discount in connection with warrants						9,374		9,374
Share-based compensation expense						42,039		42,039
Balance, December 31, 2015	791,941	$79	2,250,000	$225	$(50,000)	$2,512,034	$(3,107,381)	$(645,043)
Net loss							(5,132,818)	(5,132,818)
Issuance of Series A-1 preferred stock and warrants	248,789	25				1,314,897		1,314,922
Issuance of Series B preferred stock and warrants	293,435	30				3,075,242		3,075,272
Issuance of Common stock in connection with note payable			230,544	23		262,797		262,820
Issuance of Common stock as deferred offering cost			230,544	23		262,797		262,820
Recognition of debt discount in connection with warrants						37,163		37,163
Cancellation of stock subscription	(25,000)	(3)			50,000	(49,997)		-
Share-based compensation expense						214,478		214,478
Balance, December 31, 2016	1,309,165	$131	2,711,088	$271	$-	$7,629,411	$(8,240,199)	$(610,386)

The accompanying notes are an integral part of these financial statements.

F-5

PogoTec, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2016 and 2015

	December 31,	December 31,
	2016	2015
Cash flows from operating activities
Net loss	$(5,132,818)	$(3,030,134)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	5,449	344
Amortization of debt discount	90,593	3,229
Share-based compensation	214,478	42,039
Change in:
Prepaid expenses	(43,702)	(230,501)
Other assets	876	(4,619)
Accounts payable	(114,312)	559,272
Accrued expenses	76,251	206,354
Net cash used in operating activities	(4,903,185)	(2,454,016)

Cash flows from investing activities
Purchase of equipment	(12,259)	(9,152)
Purchase of intangible assets	(112,763)	-
Net cash used in investing activities	(125,022)	(9,152)

Cash flows from financing activities
Borrowing on notes payable to related parties	1,000,000	250,000
Payments on notes payable to related parties	(326,855)	(57,299)
Proceeds from issuance of founders shares of common stock	-	450
Proceeds from issuance of common stock	9,222	-
Proceeds from issuance of preferred stock and warrants	4,390,194	2,410,475
Net cash provided by financing activities	5,072,561	2,603,626

Net change in cash and cash equivalents	44,354	140,458

Cash, beginning of period	140,458	-

Cash, end of period	$184,812	$140,458

Supplemental disclosure of cash flow information
Interest paid	$71,788	$412
Income taxes paid	$-	$-
Non-cash transactions
Stock subscription	$(50,000)	$50,000
Warrants issued in connection with debt	$37,163	$9,374
Common stock issued in connection with note payable	$258,209	$-
Common stock issued as deferred issuance costs	$258,209

The accompanying notes are an integral part of these financial statements.

F-6

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

1.	Business Overview, Basis of Presentation and Going Concern

Description of Business

PogoTec, Inc. (the “Company”) is developing products that intend to transform the way consumers capture and share images and videos from their surroundings by innovating accessible and IP-protected technology solutions. The Company was incorporated in Delaware in 2014 and established its corporate headquarters in Roanoke, Virginia.

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Accounting Period

The Company’s fiscal year ends on December 31 of each year.

Going Concern and Management Plans

The Company does not have any commercialized products and has not generated any revenue since inception. The Company has an accumulated deficit of $8,240,199 and cash of $184,812 as of December 31, 2016, and does not have positive cash flows from operating activities. The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and is dependent upon the Company’s ability to establish itself as a profitable business and have the necessary funds to operate.

The ability of the Company to continue as a going concern is dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations and meet its obligations as they become due. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the issuance of these financial statements. These financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Management plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern are primarily focused on raising additional capital in order to meet its obligations and execute its business plan. There is no assurance that additional equity or debt financing will be available when needed or that management will be able to obtain such financing on terms acceptable to the Company or that the Company will become profitable and generate positive cash flow in the future. If adequate funds are not available on reasonable terms, or at all, it would result in a material adverse effect on the Company’s business, operating results, financial condition and prospects. In particular, the Company may be required to delay, reduce the scope of or terminate its research programs, sell rights to its PogoCam™ technology or other technologies or products based upon such technologies, or license the rights to such technologies or products on terms that are less favorable to the Company than might otherwise be available. There can be no assurance the Company will be successful in implementing its plans to alleviate substantial doubt.

2.	Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and accompanying notes. Actual results could differ from those estimates. The Company’s significant estimates include the useful lives of its long-lived assets, the valuation of its common stock, assumptions made in valuing stock instruments issued for services, debt discounts, and the valuation of the valuation allowance associated with its deferred tax asset. The Company’s common stock is not listed on any exchange and as a result, a valuation model using the market approach was utilized to estimate the fair value of the Company’s common stock during the years ended December 31, 2016 and 2015.

F-7

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

Cash

The Company’s cash represents deposit accounts with financial institutions and may, at times, exceed federally insured limits.

Equipment, Net

Equipment is stated at cost less accumulated depreciation. Depreciation of equipment is calculated using the straight-line method over the estimated useful lives of the assets. Depreciation of leasehold improvements is calculated using the straight-line method over the shorter of their useful lives or the lease agreement. Cost of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.

Intangible Assets, Net

Intangible assets consist of website development costs. The Company evaluates the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. The Company capitalizes website development costs incurred in accordance with ASC 350-40, “Internal Use Software.” All of the Company’s intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit, ranging from 3 to 15 years. This useful life is consistent with the time period over which the Company believes it will obtain economic benefit for these assets.

Valuation of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amounts to the expected future undiscounted cash flows attributable to these assets. If it is determined that an asset is not recoverable, an impairment loss is recorded in the amount by which the carrying amount of the assets exceeds the expected discounted future cash flows arising from those assets. No impairment charges were recorded during the years ended December 31, 2016 and 2015.

Fair Value of Financial Instruments

The Company’s financial assets and liabilities measured at fair value are grouped in three levels. The levels prioritize the inputs used to measure the fair value of these assets or liabilities. These levels are:

Level 1 — Quoted prices in active markets for identical assets or liabilities. The Company has no assets or liabilities with Level 1 inputs.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities with Level 2 inputs.

Level 3 — Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability. The Company has no assets or liabilities valued with Level 3 inputs.

The Company’s other financial instruments include cash which management believes approximates fair value due to the short-term nature of these instruments. The Company’s trade payables and notes payable for which the carrying value approximates fair value, as the notes bear terms and conditions comparable to market for obligations with similar terms and maturities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivables. Cash is deposited with high quality financial institutions and may, at times, exceed federally insured limits. Management believes that the financial institutions that hold the Company’s deposits are financially credit worthy and, accordingly, minimal credit risk exists with respect to those balances. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal interest rate risk.

F-8

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

Research and Development

Research and development expenses consist primarily of personnel-related expenses, consulting and contractor expenses and tooling and prototype materials. Substantially all the Company’s research and development expenses are related to developing new products and services and improving existing products and services. Research and development costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred and included in selling and marketing expenses. Advertising costs were $99,329 and $2,129 for the years ended December 31, 2016 and 2015, respectively.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for expected future consequences of temporary differences between the financial reporting and income tax bases of assets and liabilities using enacted tax rates. The Company makes estimates, assumptions, and judgments to determine its expense for income taxes and also for deferred tax assets and liabilities and any valuation allowances recorded against its deferred tax assets. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes that recovery is not likely, the Company establishes a valuation allowance.

The calculation of the Company’s income tax expense involves the use of estimates, assumptions, and judgments while taking into account current tax laws, its interpretation of current tax laws, and possible outcomes of future tax audits. The Company has established reserves to address potential exposures related to tax positions that could be challenged by tax authorities. Although the Company believes its estimates, assumptions, and judgments to be reasonable, any changes in tax law or its interpretation of tax laws and the resolutions of potential tax audits could significantly impact the amounts provided for income taxes in its financial statements.

The calculation of the Company’s deferred tax asset balance involves the use of estimates, assumptions, and judgments while taking into account estimates of the amounts and type of future taxable income. Actual future operating results and the underlying amount and type of income could differ materially from the Company’s estimates, assumptions, and judgments, thereby impacting its financial position and operating results.

The Company includes interest and penalties related to unrecognized tax benefits, if any, within income tax expense. Interest and penalties related to unrecognized tax benefits, if any, are recognized in the appropriate periods presented.

Preferred Stock

The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred stock. Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, preferred shares are classified as stockholders’ equity.

Convertible Instruments

The Company applies the accounting standards for derivatives and hedging and for distinguishing liabilities from equity when accounting for hybrid contracts that feature conversion options. The accounting standards require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

F-9

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

Loss per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method) and the conversion of the Company’s convertible preferred stock and warrants (using the if-converted method). Diluted loss per share excludes the shares issuable upon the conversion of preferred stock, the exercise of stock options and warrants from the calculation of net loss per share as their effect would be anti-dilutive.

The following outstanding securities at December 31, 2016 and 2015 have been excluded from the computation of diluted weighted shares outstanding, as they would have been anti-dilutive:

	2016	2015
Series A preferred stock	499,900	524,900
Series A-1 preferred stock	515,829	267,041
Series B preferred stock	293,435	-
Stock Options	561,005	226,311
Warrants on preferred stock	180,796	74,182
Common stock subject to repurchase	230,544	-
Total	2,281,509	1,092,434

Share-based Payments

The Company provides share-based compensation to its eligible board members, officers, employees and consultants. The Company is required to exercise judgment and make estimates when determining the (i) fair value of each award granted and (ii) projected number of awards expected to vest. The Company calculates the fair value of all share-based awards at the date of grant and uses the straight-line method to amortize this fair value as compensation cost over the requisite service period.

Segment Reporting

The Company operates as one segment based upon the Company’s organizational structure, the way in which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Recently Adopted Accounting Standards

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-11, “I. Accounting for Certain Financial Instruments with Down Round Features and II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interest with a Scope Exception.” The ASU simplifies the accounting for certain financial instruments with down round features. This new standard will reduce income statement volatility for many companies that issue warrants and convertible instruments containing such features. The ASU is effective for public business entities for fiscal years beginning after December 15, 2018. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company chose early adoption of this guidance.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” aimed at simplifying certain aspects of accounting for share-based payment transactions. The areas for simplification include the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The standard will be applied both prospectively and retrospectively depending on the provision. The adoption of this standard during the year ended December 31, 2016 did not materially impact the Company’s financial statements.

F-10

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” This ASU requires lessees to put most leases on their balance sheet while recognizing expense in a manner similar to existing accounting. The ASU is effective for companies who elect the extended transition as emerging growth companies for annual periods beginning after December 15, 2019, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases will be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. The Company is currently evaluating the impact of the provisions of this new standard on its financial statements.

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers (Topic 606).” This ASU, along with subsequent ASU’s issued to clarify certain provisions of ASU 2014-09, is a comprehensive new revenue recognition model that expands disclosure requirements and requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 by one year. As a result, ASU 2014-09 will become effective for companies who elect the extended transition as emerging growth companies during annual reporting periods beginning after December 15, 2018 and interim reporting periods during the year of adoption. Entities may choose from two transition methods which include, with certain practical expedients, a full retrospective method with restatement of prior years or the modified retrospective method, requiring prospective application of the new standard with disclosure of results under old standards.

The Company is currently analyzing the impact of ASU 2014-09, as amended, comparing the Company’s current accounting policies and practices to the requirements of the new standard.

Subsequent Events

The Company evaluated subsequent events through November 16, 2017, which is the date the financial statements were issued, and determined that there have been no subsequent events that would require recognition in the financial statements or disclosure in the notes to the financial statements, except as disclosed.

3.	Prepaid expenses

Prepaid expenses consist of the following:

	2016	2015
Advances on product development	$153,845	$210,340
Trade show	49,336	-
Professional	39,800	12,380
Insurance	20,957	7,287
Travel	11,656	-
Rent	-	2,135
Other	250	-
	$275,844	$232,142

F-11

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

4.	Equipment

Equipment consisted of the following:

	Original
	Useful Lives	2016	2015
Computers & Office Equipment	5 years	$19,141	$9,152
Furniture & Fixtures	7 years	2,270	-
		21,411	9,152
Less - Accumulated depreciation		(2,526)	(344)
Equipment, net		18,885	8,808

Depreciation expense was $2,182 and $344 for the years ended December 31, 2016 and 2015, respectively.

5.	Intangible assets

Amortization expense was $3,267 and $0 for the years ended December 31, 2016 and 2015, respectively. The gross carrying amounts and accumulated amortization of intangible assets as of December 31, 2016 and 2015 are comprised of the following:

	2016			2015
	Gross			Gross
	Carrying	Accumulated	Net Carrying	Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
Amortized intangible assets:
Website Development Costs	$112,763	$3,267	$109,496	$-	$-	$-
Total intangible assets	$112,763	$3,267	$109,496	$-	$-	$-

Website development costs capitalized during the year ended December 2016 totaled $107,763.

Future Amortization Expense

The table below shows expected amortization expense for the next five years and thereafter for intangible assets recorded as of December 31, 2016:

Fiscal Year	Amount
2017	29,846
2018	29,488
2019	29,488
2020	1,667
2021	1,667
Thereafter	7,387

F-12

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

6.	Accrued expenses

Accrued expenses consisted of the following:

	2016	2015
Payroll and related benefits	$120,379	$3,738
Professional Consulting	113,778	218,188
Legal	56,497	-
Interest	6,934	281
Taxes payable	873	3
Total accrued expenses	$298,461	$222,210

7.	Long-Term Debt

Shareholder Promissory Notes

In December of 2015, the Company received $250,000 in in connection with the execution of promissory notes to four shareholders. These notes bore an interest rate of 5% and were set to mature on February 28, 2016. In connection with the execution of the promissory notes, the Company issued the note holders 4,734 warrants to purchase shares of Series A-1 preferred stock with an exercise price of $5.28 per share. These warrants were determined to have a relative fair value of $9,374, which was recorded as a debt discount and amortized over the life of the debt using the effective interest method.

In August of 2016, the promissory notes were amended as follows: (i) the maturity date of the promissory notes was extended to be the earlier of December 31, 2016 or at which time the Company completed a Qualified Financing (as defined in the agreements), (ii) effective July 1, 2016, the interest rate increased to 12%, and (iii) 18,940 additional warrants were granted to the note holders to purchase shares of Series A-1 preferred stock at an exercise price of $5.28 per share. The additional warrants issued had a fair value of $37,163, which was recorded as a debt discount and amortized over the life of the debt using the effective interest method.

All amounts were repaid in during the year ended December 31, 2016, with the exception of one loan of $50,000 used as a portion of the loan repayment proceeds to acquire 5,000 shares of Series B Preferred Stock with the remainder repaid in full on December 31, 2016.

Note Payable to the Chairman of the Board

During the year ended December 31, 2016 the Company entered an unsecured loan agreement with the Company’s Chairman, Mr. Harry Edelson (the “Chairman”) for $1,000,000. The agreement bears an interest rate of 12% with monthly payments of $26,333 through July 2020. This debt is not callable for any reason, including nonpayment; however, the interest rate increases to 18% for any delinquent payments.

In connection with the closing of the loan agreement, the Company and the Chairman entered into a stock purchase agreement permitting the Chairman to purchase 230,544 shares of common stock for $0.01 per share. The Chairman purchased the shares for $4,611 and the shares of common stock were issued to the Chairman upon the execution of the stock purchase agreement. The Company determined that the grant date fair value of those shares was estimated to be $258,209, or $1.14 per share. The difference between the cash received of $4,611 and the estimated fair value of the common shares issued has been recorded as a discount on the loan and will be amortized over the life of the debt using the effective interest method.

Simultaneously with the closing of the loan agreement, the Company and the Chairman entered into a second stock purchase agreement permitting the Chairman to purchase 230,544 shares of common stock for $0.01 per share if the Chairman successfully assisted the Company in raising $5,000,000 in capital. The Chairman purchased the shares for $4,611 and the shares of common stock were issued to the Chairman upon the execution of the stock purchase agreement, however they were subject to a repurchase right held by the Company if the Chairman did not successfully assist in raising the capital. The fair value of the common shares was estimated to be $258,209 or $1.14 per share. The difference between the cash received of $4,611 and the estimated fair value of the common shares issued has been recorded as deferred offering costs on the Company’s balance sheet. The capital raise was completed subsequent to December 31, 2016 at which time these issuance costs were reclassified to stockholder’s equity.

F-13

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

As of December 31, 2016, the aggregate future maturities of this note are as follows:

Fiscal Year	Amount
2017	217,693
2018	245,302
2019	276,412
2020	177,593

The Company recorded $90,593 and $3,229 during the years ended December 31, 2016 and 2015, respectively in connection with the amortization of the debt discounts. Such amounts were included in interest expense on the Company’s statements of operations.

8.	Stockholders’ Equity

At December 31, 2016, the Company has 15,000,000 common shares authorized, with a par value of $0.0001. Holders of the Company’s common stock are entitled to one vote per share.

The Company has 5,000,000 preferred shares authorized, with a par value of $0.0001, of which 1,200,000 are designated as Series A preferred shares, 1,300,000 are designated as Series A-1 preferred shares, and 1,200,000 are designated as Series B preferred shares. All the preferred shares are convertible into common shares at any time at the option of the holder. Preferred shares convert on a 1 to 1 basis, with no additional consideration required to convert. The articles of incorporation provide for the adjustment of the exercise price and the number of shares of common stock issuable upon conversion pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of common stock, and upon certain issuances of common stock below the conversion price of the preferred. Preferred shares are not redeemable. Preferred shareholders are entitled to vote with common stockholders on an as converted basis. Preferred shares receive preferential dividend rates and liquidation preferences. The Series A preferred stock dividend rate is $0.16 per share. The Series A-1 preferred stock dividend rate is $0.42 per share and the Series B preferred stock dividend rate is $0.84 share. Dividends do not accrue unless declared by the Company’s Board of Directors, and are noncumulative.

Between January 2015 and July 2015, the Company issued 524,900 Series A preferred shares for proceeds of $1,000,100 and a subscription receivable of $50,000 under an executed Series A Preferred Stock Purchase Agreement. In connection with the purchase agreement, the Company permitted any individual investor who invested at least $100,000 the right to purchase warrants covering 20% of the number of Series A preferred shares they purchased for an aggregate price of 0.10% of their total investment. As such, warrants to purchase 59,980 shares of Series A preferred stock were issued in exchange for $600. The warrants contained an exercise price of $2.00 per share.

During 2016, the $50,000 subscription receivable was cancelled and 25,000 shares of Series A preferred stock were returned to the Company.

Between July 2015 and July 2016, the Company issued 515,829 Series A-1 preferred shares for $2,723,530 under an executed Series A-1 Stock Purchase Agreement. In connection with the purchase agreement, the Company permitted any individual investor who invested at least $100,000 the right to purchase warrants covering 20% of the number of Series A-1 preferred shares they purchased for an aggregate price of 0.10% of their total investment. As such, warrants to purchase 91,479 shares of Series A-1 preferred stock were issued in exchange for $965. The warrants contained an exercise price of $5.28 per share.

Between August 2016 and December 2016, the Company issued 293,435 Series B preferred shares for $3,075,222 under an executed Series B Stock Purchase Agreement. In connection with the purchase agreement, warrants covering 10% of the number of Series B preferred shares were issued to the investors. As such, warrants to purchase 29,343 shares of Series B preferred stock were issued. The warrants contain an exercise price of $10.48 per share.

The Company’s issued and outstanding shares of preferred stock do not contain redemption provisions and an overall analysis of their features performed by the Company determined that they are more akin to equity and therefore, have been classified within stockholders’ deficit on the balance sheet. While the embedded conversion option (“ECO”) is subject to an anti-dilution price adjustment, since the ECO is clearly and closely related to the equity host, it is not required to be bifurcated and accounted for as a derivative liability under ASC 815. The Company determined that the shares of preferred stock do not contain a beneficial conversion feature, since the conversion price exceeded the estimated fair value of the Company’s common stock as of the commitment date.

F-14

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

9.	Warrants

At December 31, 2016, the Company had 180,796 detachable warrants outstanding.

Management has determined that the warrants are equity instruments.

All warrants granted were exercisable on issuance. The warrants outstanding at December 31, 2016 will expire between March 2020 and December 2021. The warrants provide for the adjustment of the exercise price and the number of shares of preferred stock issuable upon exercise pursuant to customary anti-dilution provisions.

The fair value of each warrant is estimated on the date of grant using the Black-Scholes pricing model with the following assumptions:

	2016	2015
Risk-free interest rate	0.87% - 1.47%	0.91% - 1.31%
Fair value of warrants granted during the year	$0.98 - $1.97	$0.37 - $0.99

No warrants were exercised during the years ended December 31, 2016 and 2015.

For purposes of the Black-Scholes pricing model, the contractual term of the warrants was 2.5 years and expected volatility of the preferred shares was estimated to be 60% and was based on a blend of the historical volatility of publicly traded peer companies. Option valuation models require the input of highly subjective assumptions.

Activity in the Company’s warrants was as follows:

	2016	2015
Outstanding at beginning of period	74,182	-
Granted	106,614	74,182
Exercised	-	-
Expired or forfeited	-
Outstanding at end of period	180,796	74,182
Exercisable at end of period	180,796	74,182
Range of exercise prices at end of period	$2.00 - $10.48	$2.00 - $5.28
Weighted average remaining contractual life in years at end of period	4.1	4.4

10.	Stock Options

The Company’s stock option plan, which was adopted in 2015, contains provisions to issue incentive and nonqualified stock options. The Company has reserved 895,128 shares of common stock for issuance under its stock option plan. Options were issued between June 2015 and June 2016 to advisory board members, officers, employees and consultants at strike prices of $0.40 and $0.52 per share for a maximum contractual term of 10 years. The stock option plans call for various exercise dates. The stock option plans consider employees, directors and consultants to be service providers who all have the same rights and obligations concerning their stock options. Management has determined that the stock options are equity instruments. As of December 31, 2016, 334,123 shares remain available for issuance under the plan.

F-15

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

A summary of the status of the Company’s option activity and related information follows:

		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	2016	Price	2015	Price
Outstanding at beginning of period	226,311	$0.44	-	$-
Granted	334,694	0.52	226,311	0.44
Exercised	-	-	-	-
Outstanding at end of period	561,005	$0.50	226,311	$0.44
Exercisable at end of period	382,299	$0.50	89,651	$0.46
Range of exercise prices at end of period	$0.40 - $0.52		$0.52 - $0.52
Outstanding options weighted average remaining contractual life in years	9.1		9.6
Exercisable options weighted average remaining contractual life in years	9.0		9.7

A summary of the status of the Company’s nonvested options at December 31, 2016, and changes during 2016 is presented below:

				Weighted
				Average
	Employee	Non - employee		Grant Date
Nonvested Options	Options	Options	Total	Fair Value
Nonvested at December 31, 2015	31,656	105,005	136,661	$0.48
Granted	93,318	241,376	334,694	0.82
Vested	(34,218)	(258,431)	(292,649)	0.74
Forfeited	-	-	-	-
Nonvested at December 31, 2016	90,756	87,950	178,706	$0.72

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2016	2015
Risk-free interest rate	1.00% - 1.38%	1.55% - 2.06%
Dividend yield	0.00%	0.00%
Expected life of options in years	5 - 10	5 - 10
Weighted average fair value of options granted during the year	$0.82	$0.48
Fair value of options granted during the year	$0.80 - $0.88	$0.20 - $0.84
Volatility	60.0%	60.0%

For options issued to employees, the expected life of the options was estimated using the midpoint between the requisite service period and the contractual term of the award, as permitted by FASB ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting.” For options issued to non-employees, the contractual life of the option is used. Expected volatility was based on a blend of the historical stock prices of publicly traded peer companies.

Option valuation models require the input of highly subjective assumptions. Because the Company’s stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions could materially affect the fair value estimate.

The Company is recording compensation expense over the requisite service periods for options granted. Total compensation cost associated with these options is $384,405 which is being recorded over various periods between 2015 and 2019.

F-16

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

Compensation cost from options has been recorded for years ended December 31 as follows:

2015	$42,039
2016	214,478
$256,517

The remaining $127,888 will be recorded over various periods between 2017 and 2019.

11.	Commitments and Contingencies

Leases

The Company leases its headquarters facility located in Roanoke, Virginia under a three-year term expiring in 2019. The Company also has a lease for a photocopier through March 2018. Subsequent to December 31, 2016, the Company entered into a lease for office space in Newport Beach, California through August 2019. All of Company’s leases are accounted for as operating leases.

Rent expense is recorded over the lease terms on a straight-line basis. Rent expense was $29,342 and $18,128 for 2016 and 2015, respectively.

Future minimum payments under the leases as of December 31, 2016 were as follows:

Fiscal Year	Amount
2017	90,086
2018	144,837
2019	121,477

12.	Income Taxes

Income tax expense (benefit) is composed of the following for the years ended:

	2016	2015
Current:
Federal	$-	$-
State	-	-
Total current	-	-
Deferred:
Federal	1,635,178	992,711
State	330,973	199,635
Total deferred	1,966,151	1,192,346
Change in Valuation Allowance	(1,966,151)	(1,192,346)
Total income tax expense	$-	$-

F-17

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

The reconciliation of the Company’s effective tax rate to the statutory federal rate is as follows:

	2016	2015
Tax at federal statutory rate	(34.0)%	(34.0)%
State taxes, net of federal effect	(4.3)%	(4.3)%
Nondeductible expenses	0.3%	0.5%
R&D credit	(0.3)%	(0.6)%
Other	(0.0)%	(0.1)%
	(38.3)%	(38.5)%
Change in Valuation Allowance	38.3%	38.5%
Effective tax rate	-	-

Temporary differences which give rise to significant deferred income tax assets are as follows:

	2016	2015
Deferred income tax assets:
Net operating loss carryforwards	$2,847,243	$949,024
R&D credits	32,805	16,340
Accrued expenses	181,332	211,454
Stock Option Compensation	98,220	16,097
	3,159,600	1,192,915
Deferred income tax liabilities:
Fixed Assets	(1,103)	(569)
	(1,103)	(569)
Valuation Allowance	(3,158,497)	(1,192,346)
Net deferred tax asset	$-	$-

The Company’s net operating loss is calculated as follows:

	2016	2015
Beginning balance	$2,478,517	$57,136
Current year net loss	4,957,480	2,421,381
Ending balance	$7,435,997	$2,478,517

As of December 31, 2016, the Company had federal and state net operating loss carryovers of $7,435,997, which will begin to expire in 2034. The net operating loss carryover may be subject to limitation under Internal Revenue Code Section 382, should there be a greater than 50% ownership change, as determined under the regulations. The Company has not performed a detailed analysis to determine whether an ownership change has occurred. The effect of an ownership change could be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to period before the change or result in expiration of a portion of the NOL’s before utilization.

13.	Benefit Plans

401(k) Plan

The Company maintains a defined contribution benefit plan, which covers all full-time employees after 90 days of service and who have attained the age of 21. The plan allows for employee salary deferrals, which are matched at the Company’s discretion. There were no Company contributions to these plans during years ended December 31, 2016 or 2015.

14.	Other Related Party Transactions

On April 13, 2015, the Company entered into a master service agreement with Helbling Technik Bern AG for the provision of various services in developing its products. This agreement was amended December 15, 2015 to permit Helbling Tecknik Bern AG to collaborate with e-Vision Smart Optics, Inc. and receive confidential information about PogoTec.

F-18

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

On September 15, 2016, the Company entered into an agreement with Ronald Blum and e-Vision Smart Optics, Inc., a corporation, and e-Vision LLC, a limited liability company of which Ronald Blum is a member. Under the agreement, Ronald Blum assigned to e-Vision Smart Optics, Inc. and e-Vision LLC his rights regarding certain patent applications. E-Vision Smart Optics, Inc. and e-Vision LLC granted a perpetual and royalty-free license to the technologies in the assigned patent applications to PogoTec. PogoTec, in turn, granted e-Vision Smart Optics, Inc. and e-Vision LLC a right to access PogoTec’s confidential information relating solely to electro-active lens or optics that comes from PogoTec’s non-partnering development efforts during the period of September 12, 2015 to September 12, 2017. PogoTec also granted e-Vision Smart Optics, Inc. and e-Vision LLC a perpetual and royalty-free license to use the confidential information obtained during that period. Brendan Sheil, our Chief Executive Officer, is also a director of e-Vision Smart Optics.

Synergy Ophthalmic Solutions LLC provided senior advisory services with regards to strategic relationships with multiple companies and Vantedge Group, LLC provided consumer research services; both companies are owned by directors of the Company.

The Company also has nominal recurring shared office related expenses with several co-owned businesses with the Company’s founder, Dr. Ronald Blum. These expenses are included in other current assets and amounts due are collected within a short time frame of the pending expense.

The amounts paid to and outstanding for these related party transactions for the years ended December 31, 2016 and 2015 were as follows:

	2016	2015
Paid during the year ended:
Synergy Ophthalmic Solutions	$63,150	$-
Vantedge Group, LLC	66,075	34,250
Amount payable at year end:
Synergy Ophthalmic Solutions	$-	$-
Vantedge Group, LLC	-	-
Amounts receivable at year end:
Office related expenses with multiple co-owned businesses	$1,695	$7,540

15.	Subsequent Events

Debt

In June 2017, the Company entered into a credit agreement with Pacific Western Bank (doing business as Square 1 Bank) (“Square 1 Bank”) for a revolving credit facility of up to $20,000,000 (the “Square 1 Facility”). The terms of the Square 1 Facility agreement require the Company to maintain a Liquidity to Cash Burn Ratio of 1.00 to 1.00 (the “Liquidity Requirement”). Liquidity means the sum of cash and cash equivalents (“cash”) at Square 1 Bank, plus 75% of the Company’s net accounts receivable less than 90 days from invoice date, plus the amount of the revolving line under the Square 1 Facility less the aggregate outstanding principal amount of all amounts outstanding under such revolving line. Cash Burn means an amount equal to the preceding period’s cash minus the current period’s ending cash that has been adjusted for any changes resulting from (i) borrowings and repayments of borrowings, (ii) proceeds from the sale of equity, the exercise of stock options or warrants, paid-in-capital and minority interest, and (iii) a payment of $2,978,348 the Company made to Jabil Inc. in June 2017. Failure to maintain the Liquidity Requirement constitutes an event of default under the Square 1 Facility agreement. Square 1 Bank, as lender, has certain rights and remedies in the event of default, including the right to declare all the Company’s obligations under the Square 1 Facility immediately due and payable, and to cease advancing money or extending credit to the Company under the Square 1 Facility. The Company was in default of the Liquidity Requirement as at the end of August 2017 and September 2017. Square 1 Bank has waived all of the aforementioned violations. Should the Company fail to maintain the Liquidity Requirement in the future, Square 1 Bank may exercise its above-described rights and remedies, which could result in a material adverse effect on the Company’s financial condition and the Company’s ability to operate its business. While Square 1 Bank has granted the Company waivers for violations of the Liquidity Requirement for violations to date, there can be no assurance that the Company will be able to obtain a waiver should the Company violate the Liquidity Requirement in the future, or that any waivers obtained will not come with conditions that would adversely affect the Company’s ability to operate.

F-19

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

Square 1 Bank’s loan to the Company is fully secured by the Supporting Stockholders who have provided standby letters of credit in favor of Square 1 Bank. In addition, certain Supporting Stockholders provided loans direct to the Company.  As collateral, the Supporting Stockholders have received a first-position, priority, secured interest in and to all of the Company’s intellectual property. This obligation matures on February 14, 2020.  In the event the Company defaults with Square 1 Bank and Square 1 Bank draws down on all of the standby letters of credit securing Square 1 Bank’s loan, after ninety days, the Supporting Stockholders will have the right to foreclose on all of the Company’s intellectual property. In the event the Company defaults on the direct loans with the Supporting Stockholders, as of February 14, 2020, as applicable, the Supporting Stockholders will have the right to foreclose on all of the Company’s intellectual property.

As of November 8, 2017, the Company had approximately $14,586,603 in total indebtedness.

Square 1 Bank has loaned the Company $7,675,000 with a maturity date of February 14, 2020 under the Square 1 Facility. In connection with the Square 1 Facility, four additional investors loaned the Company $3,900,000, which debt also matures on February 14, 2020, and additional investors provided letters of credit as part of a collateral loan program (the “Square 1 Facility Transaction”). Interest accrues and no payments of interest or principal are due on this debt prior to the maturity date. Unless there is an event of default with Square 1 Bank that the Company does not cure, these obligations are not callable prior to the maturity date of February 14, 2020.

The Company is making monthly payments on a $1,000,000 note with a 12% interest rate and a maturity date of July 8, 2020. The $1,000,000 note is not callable prior to the maturity date. As of November 8, 2017, the Company has paid $281,447 in principal and $148,626 in interest and had $159,687 in debt discounts on such note.

Subsequent to December 31, 2016, the Company had received $586,100, and repaid $293,050, in short-term loans. All of this short-term debt has been provided by related parties. If the Company experiences flat or negative operating results, the Company may be unable to service its debt. If the Company defaults on its indebtedness, its creditors have broad remedies.

On November 2, 2017, the Company raised $2,000,000 million through a promissory note and warrant financing. The notes will accrue interest of 13.0% and principal and interest will become due and payable the earliest of (i) ten days after demand by the investor made after the first anniversary of the initial closing, which occurred on November 2, 2017; (ii) upon the consummation of a sale transaction; or (iii) a liquidation or dissolution of the Company. The warrants will be exercisable for Common Stock, have a 7-year term, will provide for net (or cashless exercise), and have an exercise price equal to $10.18 per share. The warrant coverage amount will be 20% of the principal amount of each note purchased and the purchase price for each warrant will be one hundredth of one percent (0.0001) of the principal underlying the corresponding note. In the event that the Company does not pay the note, principal and interest, in full by the maturity date, the warrant coverage will increase to 25%. Interest accrues and no payments of interest or principal are due on this debt prior to the maturity date. Unless there is an event of default of the direct loans that the Company does not cure, these obligations are not callable prior to the maturity date of November 2, 2018.

On February 6, 2017, the Company entered into a promissory note whereby Ronald Blum loaned $35,000 to the Company as a short-term loan with 0% interest. The Company repaid this loan in full on March 6, 2017.

On March 29, 2017, the Company entered into a note and warrant purchase agreement, and a secured negotiable promissory note, whereby Ronald Blum loaned the Company $1,000,000 at an interest rate of 10%. This loan was later consolidated into the Square 1 Bank Transaction described below and was secured by the Company’s intellectual property. The Company repaid this note in full on June 14, 2017 in the amount of $1,017,534.

On April 24, 2017, the Company entered into a note and warrant purchase agreement, and a secured negotiable promissory note, whereby John McDougall loaned the Company $1,000,000 at an interest rate of 10%. This loan was later consolidated into the Square 1 Bank Transaction described below and was secured by the Company’s intellectual property. The Company repaid this note in full on June 14, 2017 in the amount of $1,011,233.

On May 17, 2017, the Company entered into a promissory note whereby Ronald Blum loaned the Company $400,000 at an interest rate of 6%. The Company repaid this note in full on June 14, 2017 in the amount of $401,249.

On June 1, 2017, the Company entered into a promissory note whereby Ronald Blum loaned the Company $75,000 at an interest rate of 6%. The Company repaid this note in full on June 15, 2017 in the amount of $75,049.

F-20

PogoTec, Inc.

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

On August 1, 2017, we entered into a standby letter of credit for $1,000,000 with Pacific Western Bank, for the benefit of Jabil Circuit, Inc., the company that manufactures our products. The standby letter of credit has not been drawn down. The standby letter of credit has a maturity date of July 21, 2018.

Stockholders’ Equity

Subsequent to December 31, 2016, the Company issued an additional 280,322 shares of Series B preferred stock. The Series B Preferred Stock were issued at $10.48 and the Company received proceeds of $2,937,819. The Series B preferred stock provisions are discussed in detail in Note 8. In connection with the purchase agreement, warrants covering 10% of the number of Series B preferred shares were issued to the investors. As such, warrants to purchase 28,032 shares of Series B preferred stock were issued. The warrants contain an exercise price of $10.48 per share. In connection with this issuance $258,209 of deferred offering costs were reclassified to additional paid in capital.

Subsequent to December 31, 2016, the Company increased the reserved shares under its stock option plan to 1,575,000. In addition, the Company issued an additional 1,038,625 stock options to eligible board members, officers, employees and consultants. In addition, the Company issued 10,305 shares of common stock for services rendered to the Company.

Warrants

Subsequent to December 31, 2016, the Company issued warrants in connection with the Square 1 Bank Transaction, to purchase 1,004,040 shares of the Company’s Common Stock, of which 776,768 were to related parties.

On September 25, 2017, in connection with an additional investment in the Square 1 Bank Transaction, Fly High Eyes, LLC was issued a warrant to purchase 18,182 shares of the Company’s Common Stock.

16.	Reverse Stock Split

Effective January 22, 2018, pursuant to authority granted by the stockholders of the Company, the Company implemented a 1-for-2 reverse split of our issued and outstanding common stock and preferred stock (the “Reverse Stock Split”). The number of authorized shares remains unchanged. All share and per share information has been retroactively adjusted to reflect the Reverse Stock Split for all periods presented, unless otherwise indicated.

F-21

PogoTec, Inc.

Balance Sheets

	June 30,	December 31,
	2017	2016
Assets	(unaudited)
Current assets
Cash	$1,192,813	$184,812
Prepaid expenses	510,127	275,844
Advances to contract manufacturer	2,968,302	-
Other current assets	3,932	3,743
Total current assets	4,675,174	464,399

Property and equipment, net	619,271	18,885
Intangible assets, net	348,897	109,496
Deferred issuance costs	-	258,209
Other assets, net	20,534	-
	$5,663,876	$850,989

Liabilities and Stockholders’ Deficit
Current liabilities
Revolving credit facility, net of debt discount of $1,130,995	$3,869,005	$-
Current portion of notes payable to related parties	231,048	217,693
Accounts payable	1,292,038	456,838
Accrued expenses	473,134	298,461
Total current liabilities	5,865,225	972,992

Long-term liabilities
Notes payable to related parties, net of current portion, net of debt discount of $159,687 and $210,924 at June 30, 2017 and December 31, 2016, respectively	3,820,531	488,383
Accrued interest	76,857	-
Total liabilities	9,762,613	1,461,375

Commitments and contingencies
Stockholders’ deficit
Series A Convertible Preferred Stock, $0.0001 par value, 1,200,000 shares designated; 499,900 shares issued and outstanding at June 30, 2017 and December 31, 2016; aggregate liquidation preference of $999,800 at June 30, 2017 and December 31, 2016	50	50
Series A-1 Convertible Preferred Stock, $0.0001 par value, 1,300,000 shares designated; 515,829 shares issued and outstanding at June 30, 2017 and December 31, 2016; aggregate liquidation preference of $2,723,530 at June 30, 2017 and December 31, 2016	52	52
Series B Convertible Preferred Stock, $0.0001 par value, 1,200,000 shares designated; 573,757 and 293,435 shares issued and outstanding at June 30, 2017 and December 31, 2016, 2016, respectively; aggregate liquidation preference of $6,012,973 and $3,075,199 at June 30, 2017 and December, 31, 2016, respectively	58	29
Common stock, $0.0001 par value, 15,000,000 shares authorized; 2,711,088 shares issued and outstanding at June 30, 2017 and December 31, 2016	271	271
Additional paid in capital	11,498,935	7,629,411
Accumulated deficit	(15,598,103)	(8,240,199)
Total stockholders’ deficit	(4,098,737)	(610,386)
	$5,663,876	$850,989

The accompanying notes are an integral part of these condensed financial statements.

F-22

PogoTec, Inc.

Statements of Operations

For the Six Months Ended June 30, 2017 and June 30, 2016

(Unaudited)

	June 30,	June 30,
	2017	2016

Net Sales	$-	$-
Cost of sales	-	-
Gross profit	-	-

Operating expenses
Research and development	3,059,132	890,308
Selling and marketing	2,595,491	179,854
General and administrative	1,475,448	692,439
	7,130,071	1,762,601

Operating loss	(7,130,071)	(1,762,601)

Other expense
Interest expense	(227,833)	(7,842)
	(227,833)	(7,842)

Net loss	$(7,357,904)	$(1,770,443)

Net loss per share, basic and diluted	$(2.94)	$(0.79)

Weighted average common shares outstanding	2,500,924	2,250,000

The accompanying notes are an integral part of these condensed financial statements.

F-23

PogoTec, Inc.

Statements of Changes in Stockholders’ Deficit

For the Six Months Ended June 30, 2017

(Unaudited)

	Preferred Stock (Series A, A-1 and B)		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2016	1,309,165	$131	2,711,088	$271	$7,629,411	$(8,240,199)	$(610,386)
Net loss						(7,357,904)	(7,357,904)
Issuance of Series B preferred stock and warrants, net of issuance costs	280,322	29			2,679,581		2,679,610
Recognition of debt discount in connection with issuance of warrants					972,312		972,312
Stock-based compensation expense					217,631		217,631
Balance, June 30, 2017	1,589,487	$160	2,711,088	$271	$11,498,935	$(15,598,103)	$(4,098,737)

The accompanying notes are an integral part of these condensed financial statements.

F-24

PogoTec, Inc.

Statements of Cash Flows

For the Six Months Ended June 30, 2017 and June 30, 2016

(Unaudited)

	June 30,	June 30,
	2017	2016

Cash flows from operating activities
Net loss	$(7,357,904)	$(1,770,443)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	49,573	1,688
Amortization of debt discount	51,237	24,716
Share-based compensation	217,631	107,239
Loss on disposal of intangible assets	9,953	-
Change in:
Prepaid expenses	(234,283)	(22,090)
Advances to contract manufacturer	(2,968,302)	-
Other assets	(20,723)	7,862
Accounts payable	835,200	519,192
Accrued expenses	174,673	(213,237)
Accrued interest	76,857	-
Net cash used in operating activities	(9,166,088)	(1,345,073)

Cash flows from investing activities
Purchase of property and equipment	(609,000)	-
Purchase of intangible assets	(290,313)	(14,300)
Net cash used in investing activities	(899,313)	(14,300)

Cash flows from financing activities
Borrowing under credit facility	5,000,000	-
Payment of issuance costs under credit facility	(158,683)	-
Borrowing on notes payable to related parties	5,910,000	-
Payments on notes payable to related parties	(2,615,734)	-
Proceeds from issuance of preferred stock and warrants	2,937,819	1,224,332
Net cash provided by financing activities	11,073,402	1,224,332

Net change in cash and cash equivalents	1,008,001	(135,041)

Cash, beginning of period	184,812	140,458

Cash, end of period	$1,192,813	$5,417

Supplemental disclosure of cash flow information
Interest paid	$94,265	$1,486
Income taxes paid	$825	$-
Non-cash transactions
Warrants issued in connection with debt	$972,312	$37,163
Warrants accrued in receivables	$-	$640
Reclassification of offering costs to additional paid in capital	$258,209	$-

The accompanying notes are an integral part of these condensed financial statements.

F-25

PogoTec, Inc.

Notes to the Financial Statements

For the Six Months Ended June 30, 2017 and 2016

1.	Business Overview and Basis of Presentation

Description of Business

PogoTec, Inc. (the “Company”) is developing products that intend to transform the way consumers capture and share images and videos from their surroundings by innovating accessible and IP-protected technology solutions. The Company was incorporated in Delaware in 2014 and established its corporate headquarters in Roanoke, Virginia.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for fair presentation of the financial statements of the Company as of June 30, 2017. The results of operations for the six months ended June 30, 2017 and 2016 are not necessarily indicative of the operating results for the full year. It is recommended that these financial statements be read in conjunction with the financial statements and related disclosures for the year ended December 31, 2016 and 2015 included elsewhere in this offering statement.

Going Concern and Management Plans

The Company does not have any commercialized products and has not generated any revenue since inception. The Company has an accumulated deficit of $15,598,103 and cash of $1,192,813 as of June 30, 2017, and does not have positive cash flows from operating activities. The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern, and is dependent upon the Company’s ability to establish itself as a profitable business and have the necessary funds to operate

The ability of the Company to continue as a going concern is dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations and meet its obligations as they become due. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the issuance of these financial statements. These financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Management plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern are primarily focused on raising additional capital in order to meet its obligations and execute its business plan. There is no assurance that additional equity or debt financing will be available when needed or that management will be able to obtain such financing on terms acceptable to the Company or that the Company will become profitable and generate positive cash flow in the future. If adequate funds are not available on reasonable terms, or at all, it would result in a material adverse effect on the Company’s business, operating results, financial condition and prospects. In particular, the Company may be required to delay, reduce the scope of or terminate its research programs, sell rights to its PogoCam™ technology or other technologies or products based upon such technologies, or license the rights to such technologies or products on terms that are less favorable to the Company than might otherwise be available. There can be no assurance the Company will be successful in implementing its plans to alleviate substantial doubt.

2.	Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and accompanying notes. Actual results could differ from those estimates. The Company’s significant estimates include the useful lives of its long-lived assets, valuation of its common stock, assumptions made in valuing stock instruments issued for services, debt discounts, and the valuation of the valuation allowance associated with its deferred tax asset. The Company’s common stock is not listed on any exchange and as a result, a valuation model using the market approach was utilized to estimate the fair value of the Company’s common stock during the six months ended June 30, 2017 and 2016.

F-26

PogoTec, Inc.

Notes to the Financial Statements

For the Six Months Ended June 30, 2017 and 2016

Research and Development

Research and development expenses consist primarily of personnel-related expenses, consulting and contractor expenses and tooling and prototype materials. Substantially all the Company’s research and development expenses are related to developing new products and services and improving existing products and services. Research and development costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred and included in selling and marketing expenses. Advertising costs were $421,495 and $17,206 for the six months ended June 30, 2017 and June 30, 2016, respectively.

Advances to Contract Manufacturer

From time to time when establishing credit with a new contract manufacturer, the Company may be required to make prepayments to be applied against future manufactured inventory. The Company relies on these vendors for the supply and manufacture of its products. In instances where these parties fail to perform their obligations, the Company may be unable to find alternative suppliers or satisfactorily deliver its products to its customers on time, if at all.

Preferred Stock

The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred stock. Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, preferred shares are classified as stockholders’ equity.

Convertible Instruments

The Company applies the accounting standards for derivatives and hedging and for distinguishing liabilities from equity when accounting for hybrid contracts that feature conversion options. The accounting standards require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

Loss per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method) and the conversion of the Company’s convertible preferred stock and warrants (using the if-converted method). Diluted loss per share excludes the shares issuable upon the conversion of preferred stock, the exercise of stock options and warrants from the calculation of net loss per share as their effect would be anti-dilutive.

F-27

PogoTec, Inc.

Notes to the Financial Statements

For the Six Months Ended June 30, 2017 and 2016

The following outstanding securities at June 30, 2017 and 2016 have been excluded from the computation of diluted weighted shares outstanding, as they would have been anti-dilutive:

	June 30,	June 30,
	2017	2016
Series A preferred stock	499,900	499,900
Series A-1 preferred stock	515,829	498,774
Series B preferred stock	573,757	-
Stock Options	1,088,062	561,005
Warrants on common stock	1,212,868	151,454
Total	3,890,416	1,711,133

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” This ASU requires lessees to put most leases on their balance sheet while recognizing expense in a manner similar to existing accounting. The ASU is effective for entities electing the extended transition period as emerging growth companies for annual periods beginning after December 15, 2019, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases will be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. The Company is currently evaluating the impact of the provisions of this new standard on its financial statements.

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers (Topic 606).” This ASU, along with subsequent ASU’s issued to clarify certain provisions of ASU 2014-09, is a comprehensive new revenue recognition model that expands disclosure requirements and requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 by one year. As a result, ASU 2014-09 will become effective for entities electing the extended transition period as emerging growth companies during annual reporting periods beginning after December 15, 2018 and interim reporting periods during the year of adoption. Entities may choose from two transition methods which include, with certain practical expedients, a full retrospective method with restatement of prior years or the modified retrospective method, requiring prospective application of the new standard with disclosure of results under old standards.

The Company is currently analyzing the impact of ASU 2014-09, as amended, comparing the Company’s current accounting policies and practices to the requirements of the new standard.

Subsequent Events

The Company evaluated subsequent events through February 2, 2018, the date the financial statements were issued, and determined that there have been no subsequent events that would require recognition in the financial statements or disclosure in the notes to the financial statements, except as disclosed.

3.	Prepaid expenses

Prepaid expenses consist of the following:

	June 30,	December 31,
	2017	2016
Advances on product development	$259,186	$153,845
Professional	218,306	39,800
Trade show	11,500	49,336
Rent	8,014	-
Insurance	7,093	20,957
Travel	3,028	11,656
Other	3,000	250
	$510,127	$275,844

F-28

PogoTec, Inc.

Notes to the Financial Statements

For the Six Months Ended June 30, 2017 and 2016

4.	Property and equipment

Property and equipment consisted of the following:

	Original	June 30,	December 31,
	Useful Lives	2017	2016
Computers & Office Equipment	5 years	$30,743	$19,141
Furniture & Fixtures	7 years	108,134	2,270
Leasehold Improvements	Shorter of remaining lease term or 3 years	6,787	-
Machinery & Equipment	3 years	484,747	-
		630,411	21,411
Less - Accumulated depreciation and amortization		(11,140)	(2,526)
Property and equipment, net		619,271	18,885

Included in machinery and equipment is $150,432 of factory equipment such as tooling and testing equipment to be used in production of PogoCam, which is not in use as of June 30, 2017, and therefore, is not yet being depreciated.

Depreciation and amortization expense was $8,614 and $916 for the six months ended June 30, 2017 and June 30, 2016, respectively.

5.	Intangible assets

Amortization expense was $40,959 and $772 for the six months ended June 30, 2017 and June 30, 2016, respectively. The gross carrying amounts and accumulated amortization of intangible assets as of June 30, 2017 and December 31, 2016 are comprised of the following:

	June 30, 2017			December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized intangible assets:
Website Development Costs	$388,776	$39,879	$348,897	$112,763	$3,267	$109,496
Total intangible assets	$388,776	$39,879	$348,897	$112,763	$3,267	$109,496

Future Amortization Expense

The table below shows expected amortization expense for the next five years and thereafter for intangible assets recorded as of June 30, 2017:

Fiscal Year	Amount
Remainder of 2017	60,463
2018	123,925
2019	123,925
2020	25,111
2021	5,167
Thereafter	10,306

During the six months ended June 30, 2017, the Company wrote-off $9,953 of amortized intangible assets as a result of changing our website which rendered these assets to be of no useful value, impacting both the gross carrying amount by $14,300 and accumulated amortization by $4,347.

F-29

PogoTec, Inc.

Notes to the Financial Statements

For the Six Months Ended June 30, 2017 and 2016

6.	Long-Term Debt

Note Payable to the Chairman of the Board

During the year ended December 31, 2016 the Company entered an unsecured loan agreement with the Company’s Chairman, Mr. Harry Edelson (the “Chairman”) for $1,000,000. The agreement bears an interest rate of 12% with monthly payments of $26,333 through July 2020. This debt is not callable for any reason, including nonpayment; however, the interest rate increases to 18% for any delinquent payments.

In connection with the closing of the loan agreement, the Company and the Chairman entered into a stock purchase agreement permitting the Chairman to purchase 230,544 shares of common stock for $0.01 per share. The Company determined that the grant date fair value of those shares was estimated to be $258,209, or $1.14 per share. The difference between the cash received of $4,611 and the estimated fair value of the common shares issued has been recorded as a discount on the loan and will be amortized over the life of the debt using the effective interest method.

Simultaneously with the closing of the loan agreement, the Company and the Chairman entered into a second stock purchase agreement permitting the Chairman to purchase 230,544 shares of common stock for $0.01 per share if the Chairman successfully assisted the Company in raising $5,000,000 in capital. The Chairman purchased the shares for $4,611 and the shares of common stock were issued to the Chairman upon the execution of the stock purchase agreement, however they were subject to a repurchase right held by the Company if the Chairman did not successfully assist in raising the capital. The fair value of the common shares was estimated to be $258,209 or $1.14 per share. The difference between the cash received of $4,611 and the estimated fair value of the common shares issued has been recorded as deferred offering costs on the Company’s balance sheet. The capital raise was completed during the six months ended June 30, 2017 at which time these issuance costs were reclassified to stockholder’s equity.

Credit Agreement

In June 2017, the Company entered into a credit agreement with Pacific Western Bank (doing business as Square 1 Bank) (“Square 1 Bank”) for a revolving credit facility of up to $20,000,000 (the “Square 1 Facility”). During the six months ended June 30, 2017, the Company drew down $5,000,000 under the revolving credit facility, which remained outstanding at June 30, 2017. In connection with the closing of the credit agreement and the draw-down of funds, the Company incurred debt issuance costs of $158,683, which were included as a debt discount against the long-term debt on the balance sheet.

The terms of the Square 1 Facility agreement require the Company to maintain a Liquidity to Cash Burn Ratio of 1.00 to 1.00 (the “Liquidity Requirement”). Liquidity means the sum of cash and cash equivalents (“cash”) at Square 1 Bank, plus 75% of the Company’s net accounts receivable less than 90 days from invoice date, plus the amount of the revolving line under the Square 1 Facility less the aggregate outstanding principal amount of all amounts outstanding under such revolving line. Cash Burn means an amount equal to the preceding period’s cash minus the current period’s ending cash that has been adjusted for any changes resulting from (i) borrowings and repayments of borrowings, (ii) proceeds from the sale of equity, the exercise of stock options or warrants, paid-in-capital and minority interest, and (iii) a payment of $2,978,348 the Company made to its primary contract manufacturing vendor in June 2017. Failure to maintain the Liquidity Requirement constitutes an event of default under the Square 1 Facility agreement. Square 1 Bank, as lender, has certain rights and remedies in the event of default, including the right to declare all the Company’s obligations under the Square 1 Facility immediately due and payable, and to cease advancing money or extending credit to the Company under the Square 1 Facility. On January 5, 2018, we entered into an amendment to the Square 1 Facility revising the Liquidity Requirement to be cash at bank plus revolver availability no less than $375,000 monitored at all times. We were in default of the Liquidity Requirement as at the end of August 2017, September 2017, November 2017 and as of January 5, 2018. Square 1 Bank has waived all of the aforementioned violations. Should the Company fail to maintain the Liquidity Requirement in the future, Square 1 Bank may exercise its above-described rights and remedies, which could result in a material adverse effect on the Company’s financial condition and the Company’s ability to operate its business. While Square 1 Bank has granted the Company waivers for violations of the Liquidity Requirement in the past, there can be no assurance that the Company will be able to obtain a waiver should the Company violate the Liquidity Requirement in the future, or that any waivers obtained will not come with conditions that would adversely affect the Company’s ability to operate.

F-30

PogoTec, Inc.

Notes to the Financial Statements

For the Six Months Ended June 30, 2017 and 2016

As a result of the covenant disclosed above, in accordance with ASC 470, the Company has classified the amount outstanding on the revolving credit facility, along with the associated debt discount, as a current liability on the balance sheet as of June 30, 2017 as (i) the waivers the Company has received from the past violations of the covenants do not include a grace period of at least one year from the balance sheet date and (ii) it is not currently probable that the Company will be able to maintain compliance with the covenant for a period of at least one year from the balance sheet date.

Square 1 Bank’s loan to the Company is fully secured by certain stockholders who have provided standby letters of credit in favor of Square 1 Bank (“Supporting Stockholders”). In addition, certain Supporting Stockholders provided loans direct to the Company.  As collateral, the Supporting Stockholders have received a first-position, priority, secured interest in and to all of the Company’s intellectual property.  These obligations mature on November 2, 2018 and February 14, 2020.  In the event the Company defaults with Square 1 Bank and Square 1 Bank draws down on all of the standby letters of credit securing Square 1 Bank’s loan, after ninety days, the Supporting Stockholders will have the right to foreclose on all of the Company’s intellectual property. In the event the Company defaults on the direct loans with the Supporting Stockholders, as of November 2, 2018 or as of February 14, 2020, as applicable, the Supporting Stockholders will have the right to foreclose on all of the Company’s intellectual property. In connection with the Supporting Stockholders providing the standby letters of credit in favor of Square 1 Bank, the Company issued 1,004,040 warrants to purchase common stock at an exercise price of $2.20 per share. The grand date fair value of the warrants was $972,312 and included as a debt discount against the long-term debt on the balance sheet on the grant date.

Simultaneously with the closing of the Square 1 Facility, two additional investors loaned the Company $3,400,000, which debt also matures on February 14, 2020, and additional investors provided letters of credit as part of a collateral loan program (the “Square 1 Facility Transaction”). Interest accrues and no payments of interest or principal are due on this debt prior to the maturity date. Unless there is an event of default with Square 1 Bank that the Company does not cure, these obligations are not callable prior to the maturity date of February 14, 2020.

Shareholder Promissory Notes

On February 6, 2017, the Company received a short-term, non-interest bearing advance, from Dr. Ronald Blum, the Company’s Chief Visionary Officer, of $35,000. The Company repaid this loan in full on March 6, 2017. The Company determined any imputed interest associated with this advance to be immaterial.

On March 29, 2017, the Company entered into a note agreement, and a secured negotiable promissory note, whereby Ronald Blum loaned the Company $1,000,000 at an interest rate of 10%. This loan was secured by the Company’s intellectual property. In connection with closing the line of credit with Square 1 Bank, the Company repaid this note in full on June 14, 2017 in the amount of $1,017,534, of which $17,534 represented the interest due for the period outstanding.

On April 24, 2017, the Company entered into a note agreement, and a secured negotiable promissory note, whereby a shareholder loaned the Company $1,000,000 at an interest rate of 10%. This loan was secured by the Company’s intellectual property. In connection with closing the line of credit with Square 1 Bank, the Company repaid this note in full on June 14, 2017 in the amount of $1,011,233, of which $11,233 represented the interest due for the period outstanding.

On May 17, 2017, the Company entered into a promissory note whereby Ronald Blum loaned the Company $400,000 at an interest rate of 6%. The Company repaid this note in full on June 14, 2017 in the amount of $401,249, of which $1,249 represented the interest due for the period outstanding.

On June 1, 2017, the Company entered into a promissory note whereby Ronald Blum loaned the Company $75,000 at an interest rate of 6%. The Company repaid this note in full on June 15, 2017 in the amount of $75,049, of which $49 represented the interest due for the period outstanding.

F-31

PogoTec, Inc.

Notes to the Financial Statements

For the Six Months Ended June 30, 2017 and 2016

As of June 30, 2017, the aggregate future maturities of debt are as follows:

Fiscal Year	Amount
Remainder of 2017	111,958
2018	245,302
2019	276,412
2020	8,577,594

The Company recorded $56,649 and $24,716 during the six months ended June 30, 2017 and 2016, respectively in connection with the amortization of the debt discounts. Such amounts were included in interest expense on the Company’s statements of operations.

7.	Stockholders’ Equity

During the six months ended June 30, 2017, the Company issued 280,322 shares of Series B preferred stock for $2,937,819 under an executed Series B Stock Purchase Agreement. In connection with the purchase agreement, warrants covering 10% of the number of Series B preferred shares were issued to the investors. As such, warrants to purchase 28,032 shares of Series B preferred stock were issued. The warrants contain an exercise price of $10.48 per share. In connection with this issuance $258,209 of deferred offering costs were reclassified to additional paid in capital.

The Company’s issued and outstanding shares of preferred stock do not contain redemption provisions and an overall analysis of their features performed by the Company determined that they are more akin to equity and therefore, have been classified within stockholders’ deficit on the balance sheet. While the embedded conversion option (“ECO”) is subject to an anti-dilution price adjustment, since the ECO is clearly and closely related to the equity host, it is not required to be bifurcated and accounted for as a derivative liability under ASC 815. The Company determined that the shares of preferred stock do not contain a beneficial conversion feature, since the conversion price exceeded the estimated fair value of the Company’s common stock as of the commitment date.

8.	Warrants

At June 30, 2017, the Company had 1,212,868 detachable warrants outstanding. Management has determined that the warrants are equity instruments. The warrants provide for the adjustment of the exercise price and the number of shares of preferred stock issuable upon exercise pursuant to customary anti-dilution provisions.

The fair value of each warrant is estimated on the date of grant using the Black-Scholes pricing model with the following assumptions:

	2017	2016
Risk-free interest rate	1.48% - 1.56%	0.87% - 1.47%
Fair value of warrants granted during the year	$0.48 - $1.98	$0.98 - $1.97

No warrants were exercised during the six months ended June 30, 2017.

F-32

PogoTec, Inc.

Notes to the Financial Statements

For the Six Months Ended June 30, 2017 and 2016

For purposes of the Black-Scholes pricing model, the contractual life of the warrants was between 2.5 and 3.5 years and expected volatility of the preferred shares was estimated to be 60% and was based on a blend of the historical and implied volatility of publicly traded peer companies.

Option valuation models require the input of highly subjective assumptions. The Company’s warrants have characteristics significantly different from those of traded warrants, and changes in the subjective input assumptions could materially affect the fair value estimate.

Activity in the Company’s warrants was as follows for the six months ended June 30, 2017:

Outstanding at beginning of period	180,796
Granted	1,032,072
Exercised	-
Expired or forfeited	-
Outstanding at end of period	1,212,868

Exercisable at end of period	1,212,868

Range of exercise prices at end of period	$2.00 - $10.48
Weighted average remaining contractual life in years at end of period	6.4

In connection with the Square 1 Bank Transaction, warrants were issued to purchase 1,004,040 shares of the Company’s Common Stock, of which 776,768were to related parties.

9.	Stock Options

The Company’s stock option plan, which was amended in 2015, contains provisions to issue incentive and nonqualified stock options. The Company has reserved 1,145,128 shares of common stock for issuance under its stock option plan. Options were issued between January and May 2017 to advisory board members, officers, employees and consultants at strike prices of $2.20 per share for a maximum contractual term of 10 years. The stock option plans call for various exercise dates. The stock option plans consider employees, directors and consultants to be service providers who all have the same rights and obligations concerning their stock options. Management has determined that the stock options are equity instruments. At June 30, 2017, 57,067 shares remain available for issuance under the plan.

A summary of the Company’s option activity and related information follows:

		Weighted
		Average
	June 30,	Exercise
	2017	Price
Outstanding at beginning of period	561,005	$0.50
Granted	527,057	2.20
Exercised	-	-
Outstanding at end of period	1,088,062	$1.32

Exercisable at end of period	585,088	$0.92

Range of exercise prices at end of period	$0.40 - $2.20
Outstanding options weighted average remaining contractual life in years	9.1
Exercisable options weighted average remaining contractual life in years	8.8

F-33

PogoTec, Inc.

Notes to the Financial Statements

For the Six Months Ended June 30, 2017 and 2016

A summary of the status of the Company’s nonvested options at June 30, 2017, and changes during 2017 is presented below:

				Weighted
				Average
	Employee	Non-employee		Grant Date
Nonvested Options	Options	Options	Total	Fair Value
Nonvested at December 31, 2016	90,756	87,951	178,707	$0.72
Granted	437,346	89,711	527,057	1.28
Vested	(116,532)	(86,258)	(202,790)	1.08
Forfeited	-	-	-	-
Nonvested at June 30, 2017	411,570	91,404	502,974	$1.16

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	June 30,	June 30,
	2017	2016
Risk-free interest rate	1.79% - 2.43%	1.00% - 1.38%
Dividend yield	0.00%	0.00%
Expected life of options in years	5 - 10	5 - 10
Weighted average fair value of options granted during the year	$1.28	$0.82
Fair value of options granted during the year	$1.14 - $1.30	$0.80 - $0.88
Volatility	60.0%	60.0%

For options issued to employees, the expected life of options was estimated using a combination of historical experience and management judgment. For options issued to non-employees, the expected life used is the contractual term of the option. Expected volatility was based on a blend of publicly traded peer companies.

Option valuation models require the input of highly subjective assumptions. Because the Company’s stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions could materially affect the fair value estimate.

The Company is recording compensation expense over the requisite service periods for options granted in 2015 and thereafter. Total compensation cost associated with these options is $1,055,489 which will be recorded over various periods between 2015 and 2020. Compensation cost from options of $217,631 and $107,239 has been recorded for the period ending June 30, 2017 and June 30, 2016, respectively.

10.	Commitments and Contingencies

Leases

The Company leases its headquarters facility located in Roanoke, Virginia under a three-year term expiring in 2019 as well as office space in Newport Beach, California through August 2019. The Company also has a lease for a photocopier through March 2018. All of Company’s leases are accounted for as operating leases.

Rent expense is recorded over the lease terms on a straight-line basis. Rent expense was $28,840 and $14,650 for the six months ended June 30, 2017 and June 30, 2016, respectively.

Future minimum payments under the leases as of June 30, 2017 were as follows:

Fiscal Year	Amount
Remainder of 2017	61,071
2018	144,837
2019	121,477

F-34

PogoTec, Inc.

Notes to the Financial Statements

For the Six Months Ended June 30, 2017 and 2016

11.	Other Related Party Transactions

On April 13, 2015, the Company entered into a master service agreement with Helbling Technik Bern AG for the provision of various services in developing its products. This agreement was amended December 15, 2015 to permit Helbling Tecknik Bern AG to collaborate with e-Vision Smart Optics, Inc. and receive confidential information about PogoTec.

On September 15, 2016, the Company entered into an agreement with Ronald Blum and e-Vision Smart Optics, Inc., a corporation, and e-Vision LLC, a limited liability company of which Ronald Blum is a member. Under the agreement, Ronald Blum assigned to e-Vision Smart Optics, Inc. and e-Vision LLC his rights regarding certain patent applications. E-Vision Smart Optics, Inc. and e-Vision LLC granted a perpetual and royalty-free license to the technologies in the assigned patent applications to PogoTec. PogoTec, in turn, granted e-Vision Smart Optics, Inc. and e-Vision LLC a right to access PogoTec’s confidential information relating solely to electro-active lens or optics that comes from PogoTec’s non-partnering development efforts during the period of September 12, 2015 to September 12, 2017. PogoTec also granted e-Vision Smart Optics, Inc. and e-Vision LLC a perpetual and royalty-free license to use the confidential information obtained during that period. Brendan Sheil, our Chief Executive Officer, is also a director of e-Vision Smart Optics.

Synergy Ophthalmic Solutions LLC provided senior advisory services with regards to strategic relationships with multiple companies and Vantedge Group, LLC provided consumer research services; both companies are owned by directors of the Company.

The Company also has nominal recurring shared office related expenses with several co-owned businesses with the Company’s founder, Dr. Ronald Blum. These expenses are included in other current assets and amounts due are collected within a short time frame of the pending expense.

The amounts paid for these related party transactions for the six months ended June 30, 2017 and June 30, 2016 to and outstanding as of June 30, 2017 and December 31, 2016 were as follows:

	June 30,	June 30,
Paid during the period ended:	2017	2016

Synergy Ophthalmic Solutions	$97,750	$12,500
Vantedge Group, LLC	91,755	-

	June 30,	December 31,
Amount payable at period end:	2017	2016

Synergy Ophthalmic Solutions	$-	$-
Vantedge Group, LLC	51,400	67,353

Amounts receivable at period end:
Office related expenses with multiple co-owned businesses	$1,580	$1,695

12.	Subsequent Events

Debt

As of February 2, 2018, the Company had approximately $17,128,903 in total indebtedness.

Square 1 Bank has loaned the Company $9,940,000 with a maturity date of February 14, 2020 under the Square 1 Facility. In connection with the Square 1 Facility, four additional investors loaned the Company $3,900,000, which debt also matures on February 14, 2020, and additional investors provided letters of credit as part of a collateral loan program. Interest accrues and no payments of interest or principal are due on this debt prior to the maturity date. Unless there is an event of default with Square 1 Bank that the Company does not cure, these obligations are not callable prior to the maturity date of February 14, 2020.

F-35

PogoTec, Inc.

Notes to the Financial Statements

For the Six Months Ended June 30, 2017 and 2016

On September 25, 2017, in connection with an additional investment in the Square 1 Bank Transaction, Fly High Eyes, LLC was issued a warrant to purchase 18,182shares of the Company’s Common Stock.

As of February 2, 2018, the Company had received $863,600, and repaid $293,050, in short-term loans. All of this short-term debt has been provided by related parties. If the Company experiences flat or negative operating results, the Company may be unable to service its debt. If the Company defaults on its indebtedness, its creditors have broad remedies.

On November 2, 2017, the Company raised $2,000,000 million through a promissory note and warrant financing. The notes will accrue interest of 13.0% and principal and interest will become due and payable the earliest of (i) ten days after demand by the investor made after the first anniversary of the initial closing, which occurred on November 2, 2017; (ii) upon the consummation of a sale transaction; or (iii) a liquidation or dissolution of the Company. The warrants will be exercisable for Common Stock, have a 7-year term, will provide for net (or cashless exercise), and have an exercise price equal to $10.18 per share. The warrant coverage amount will be 20% of the principal amount of each note purchased and the purchase price for each warrant will be one hundredth of one percent (0.0001) of the principal underlying the corresponding note. In the event that the Company does not pay the note, principal and interest, in full by the maturity date, the warrant coverage will increase to 25%. Interest accrues and no payments of interest or principal are due on this debt prior to the maturity date. Unless there is an event of default of the direct loans that the Company does not cure, these obligations are not callable prior to the maturity date of November 2, 2018.

On August 1, 2017, the Company entered into a standby letter of credit for $1,000,000 with Pacific Western Bank, for the benefit of the Company’s primary contract manufacturing vendor. The standby letter of credit has not been drawn down. The standby letter of credit has a maturity date of July 21, 2018.

Stockholders’ Equity

Subsequent to June 30, 2017, the Company increased the reserved shares under its stock option plan to 1,575,000 . In addition, the Company issued an additional 512,935 stock options to eligible board members, officers, employees and consultants. In addition, the Company issued 10,305 shares of common stock for services rendered to the Company.

In order to obtain additional working capital needed to finance the Company, in December 2017, our Board approved a financing of up to $4,000,000 through the issuance of “Simple Agreements for Future Equity” or “SAFE” agreements (the “SAFE Agreements”), pursuant to which investors will purchase the right to acquire the Company’s equity securities in the future upon the occurrence of certain events. The investment amount under the SAFE Agreements will automatically, upon qualification and approval of the Offering Statement, convert into our Common Stock at the lesser of 77% of the offered price hereunder or $7.50 (the “SAFE Shares”). As of January 31, 2018, we had raised an amount of $405,000 pursuant to the SAFE Agreements.

Warrants

Subsequent to June 30, 2017, we have issued 13 warrants to purchase a total of 752,256 shares of Common Stock. Six of the warrants totaling 250,001 shares have an exercise price per share of $2.20 and the other six warrants totaling 502,255 shares have an exercise price of $10.18 per share. Three of these warrants are subject to variable warrant coverage amounts between 22% and 35% depending on the fair market value of our Common Stock on the date of exercise. We have calculated the number of shares subject to these warrants based on a 30% warrant coverage amount. In addition, the warrant issued to Fly High Eyes, LLC on June 14, 2017 was converted into a new warrant to purchase 454,545 shares of Common Stock on October 24, 2017.

Reverse Stock Split

Effective January 22, 2018, pursuant to authority granted by the stockholders of the Company, the Company implemented a 1-for-2 reverse split of our issued and outstanding common stock and preferred stock (the “Reverse Stock Split”). The number of authorized shares remains unchanged. All share and per share information has been retroactively adjusted to reflect the Reverse Stock Split for all periods presented, unless otherwise indicated.

F-36

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement
2.1**	Amended and Restated Certificate of Incorporation dated August 24, 2016
2.2**	Certificate of Amendment dated April 4, 2017
2.3	Proposed Amended and Restated Certificate of Incorporation
2.4**	Bylaws adopted November 3, 2014
2.5	Proposed Amended and Restated Bylaws
2.6	Certificate of Amendment dated January 22, 2018
3.1**	Form of Common Stock Warrant
3.2**	Form of Series A Preferred Stock Warrant
3.3**	Form of Series A-1 Preferred Stock Warrant issued in connection with the issuance of certain promissory notes
3.4**	Form of Series A-1 Preferred Stock Warrant issued in connection with the Series A-1 Preferred Stock Purchase Agreement dated July 20, 2015
3.5**	Form of Series B Preferred Stock Warrant
3.6**	Series A Preferred Stock Purchase Agreement dated March 12, 2015
3.7**	Series A-1 Preferred Stock Purchase Agreement dated July 20, 2015
3.8**	Series B Preferred Stock Purchase Agreement dated August 24, 2016
3.9**	Amendment No. 1 to Series B Preferred Stock Purchase Agreement dated January 4, 2017
3.10**	Amendment No. 2 to Series B Preferred Stock Purchase Agreement dated April 4, 2017
3.11**	Loan Agreement with Pacific Western Bank dated June 14, 2017
3.12**	First Amendment to Loan Agreement dated June 29, 2017
3.13**	Second Amendment to Loan Agreement dated July 12, 2017
3.14**	Third Amendment to Loan Agreement dated November 1, 2017
3.15**	Fourth Amendment to Loan Agreement dated January 5, 2018
3.16**	Contribution, Indemnity, Intercreditor and Collateral Agency Agreement dated June 14, 2017
3.17**	Intellectual Property Security Agreement dated June 14, 2017
3.18**	Confirmatory Grant of Security Interest in Intellectual Property dated June 14, 2017
3.19**	Form of Subordination Agreement
3.20**	Group 2 Warrant Issuance Agreement dated June 14, 2017
3.21**	Amendment No. 1 to Group 2 Warrant Issuance Agreement dated December 21, 2017
3.22**	Group 1 Note Purchase Agreement dated June 14, 2017
3.23**	Group 2 Note Purchase Agreement dated September 19, 2017
3.24**	Group 1 to Group 2 Conversion Agreement dated October 24, 2017
3.25**	Note Purchase Agreement, dated as of July 8, 2016 and form of Note with Harry Edelson
3.26**	Note and Warrant Purchase Agreement, dated as of November 1, 2017
3.27**	2015 Stock Option Plan
3.28	2018 Stock and Incentive Plan
3.29**	Intercreditor Agreement Between Group A Investors and Group B Investors dated November 2, 2017
3.30**	Safe Purchase Agreement dated as of December 11, 2017
4.1**	Form of Subscription Agreement
6.1**	Amended and Restated Promissory Note with Ronald Blum dated November 3, 2017
6.2**	Amended and Restated Promissory Note with Brendan Sheil dated November 3, 2017
6.3	Employment Agreement with Ronald Blum
6.4	Amendment No. 1 to Employment Agreement with Ronald Blum
6.5**	Employment Agreement with William Kokonaski
6.6**	Employment Agreement with Timothy Haley
6.7**	Employment Agreement with Diane Munn
6.8	Amended and Restated Promissory Note with Ronald Blum dated January 31, 2018
6.9	Amended and Restated Promissory Note with Brendan Sheil dated January 31, 2018
6.10	Promissory Note with Ronald Blum dated January 31, 2018
6.11	Promissory Note with John McDougall dated February 1, 2018
6.12	Promissory Note with Kurt Weir dated February 1, 2018
8.1	Form of Escrow Agreement
10**	Power of Attorney
11.1	Consent of Marcum LLP
11.2	Consent of Dorsey & Whitney LLP (included in Exhibit 12.1)
12.1	Opinion of Dorsey & Whitney LLP
13**	Testing the Waters Material - Video Transcript

**	Previously Filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on February 2, 2018.

(Exact name of issuer as specified in its charter):	PogoTec, Inc.

By (Signature and Title):	/s/ Brendan B. Sheil
Chief Executive Officer (Principal Executive Officer).

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brendan B. Sheil	President and Chief Executive Officer, Director	February 2, 2018
Brendan B. Sheil	(Principal Executive Officer)

/s/ Diane Munn	Chief Financial Officer (Principal Financial and Accounting Officer)	February 2, 2018
Diane Munn

*	Chairman of the Board of Directors, Director	February 2, 2018
Harry Edelson

*	Director	February 2, 2018
Ronald Blum

*	Director	February 2, 2018
Edward Greene

*	Director	February 2, 2018
Alan Read Ziegler Jr.

* By: /s/ Diane Munn
Diane Munn
Attorney-in-fact

75